EXHIBIT 4.1


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                       NEW CENTURY MORTGAGE SECURITIES LLC

                                    Depositor



                        [_______________________________]

                                    Servicer



                                       and



                        [_______________________________]

                                     Trustee


                         POOLING AND SERVICING AGREEMENT
                            Dated as of [___________]


                    ________________________________________


                New Century Home Equity Loan Trust, Series 200_-_
                     Asset Backed Pass-Through Certificates


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

                                TABLE OF CONTENTS


                                    ARTICLE I

                                  DEFINITIONS

SECTION 1.01.      Defined Terms
SECTION 1.02.      Allocation of Certain Interest Shortfalls

                                   ARTICLE II

         CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF CERTIFICATES

SECTION 2.01.      Conveyance of the Mortgage Loans
SECTION 2.02.      Acceptance of REMIC I by Trustee
SECTION 2.03.      Repurchase or Substitution of Mortgage Loans by the Seller
SECTION 2.04.      Reserved
SECTION 2.05.      Representations, Warranties and Covenants of the Servicer
SECTION 2.06.      Issuance of the REMIC I Regular Interests and the Class R-I
                   Interest
SECTION 2.07. Conveyance of the REMIC I Regular Interests; Acceptance of REMIC II by the Trustee
SECTION 2.08. Conveyance of the REMIC II Regular Interests; Acceptance of REMIC III by the Trustee
SECTION 2.09. Conveyance of the Class CE-1 Interest, the Class CE-2 Interest, the Class P Interest and the Class Swap-IO Interest; Acceptance of REMIC IV, REMIC V, REMIC VI and REMIC VII by the Trustee
SECTION 2.10.      Issuance of Class R Certificates and Class R-X Certificates
SECTION 2.11.      Puposes and Powers of the Trust

                                   ARTICLE III

               ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS

SECTION 3.01.      Servicer to Act as Servicer
SECTION 3.02.      Sub-Servicing Agreements Between Servicer and Sub-Servicers
SECTION 3.03.      Successor Sub-Servicers
SECTION 3.04.      Liability of the Servicer
SECTION 3.05. No Contractual Relationship Between Sub-Servicers, the Trustee or the Certificateholders
SECTION 3.06.      Assumption or Termination of Sub-Servicing Agreements by the
                   Trustee
SECTION 3.07.      Collection of Certain Mortgage Loan Payments
SECTION 3.08.      Sub-Servicing Accounts
SECTION 3.09. Collection of Taxes, Assessments and Similar Items; Servicing Accounts
SECTION 3.10.      Collection Account and Distribution Account
SECTION 3.11.      Withdrawals from the Collection Account and Distribution
                   Account
SECTION 3.12. Investment of Funds in the Collection Account and the Distribution Account
SECTION 3.13.      [Reserved]
SECTION 3.14. Maintenance of Hazard Insurance and Errors and Omissions and Fidelity Coverage
SECTION 3.15.      Enforcement of Due-On-Sale Clauses; Assumption Agreements
SECTION 3.16.      Realization Upon Defaulted Mortgage Loans
SECTION 3.17.      Trustee to Cooperate; Release of Mortgage Files
SECTION 3.18.      Servicing Compensation
SECTION 3.19.      Reports to the Trustee and Others; Collection Account
                   Statements
SECTION 3.20.      Statement as to Compliance
SECTION 3.21.      Assessments of Compliance and Attestation Reports
SECTION 3.23.      Title, Management and Disposition of REO Property
SECTION 3.24. Obligations of the Servicer in Respect of Prepayment Interest Shortfalls
SECTION 3.25. Obligations of the Servicer in Respect of Mortgage Rates and Monthly Payments
SECTION 3.26.      Advance Facility
SECTION 3.27.      [Reserved]
SECTION 3.28.      Net WAC Rate Carryover Reserve Account

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

SECTION 4.01.      Distributions
SECTION 4.02.      Statements to Certificateholders
SECTION 4.03.      Remittance Reports; P&I Advances
SECTION 4.04.      Allocation of Realized Losses
SECTION 4.05.      Compliance with Withholding Requirements
SECTION 4.06.      Exchange Commission; Additional Information
SECTION 4.07.      Swap Account
SECTION 4.08.      Tax Treatment of Swap Payments and Swap Termination Payments

                                    ARTICLE V

                                THE CERTIFICATES

SECTION 5.01.      The Certificates
SECTION 5.02.      Registration of Transfer and Exchange of Certificates
SECTION 5.03.      Mutilated, Destroyed, Lost or Stolen Certificates
SECTION 5.04.      Persons Deemed Owners
SECTION 5.05.      Certain Available Information

                                   ARTICLE VI

                         THE DEPOSITOR AND THE SERVICER

SECTION 6.01.      Liability of the Depositor and the Servicer
SECTION 6.02.      Merger or Consolidation of the Depositor or the Servicer
SECTION 6.03.      Limitation on Liability of the Depositor, the Servicer and
                   Others
SECTION 6.04.      Limitation on Resignation of the Servicer
SECTION 6.05.      Rights of the Depositor in Respect of the Servicer

                                   ARTICLE VII

                                    DEFAULT

SECTION 7.01.      Servicer Events of Default
SECTION 7.02.      Trustee to Act; Appointment of Successor
SECTION 7.03.      Notification to Certificateholders
SECTION 7.04.      Waiver of Servicer Events of Default

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

SECTION 8.01.      Duties of Trustee
SECTION 8.02.      Certain Matters Affecting the Trustee
SECTION 8.03.      Trustee Not Liable for Certificates or Mortgage Loans
SECTION 8.04.      Trustee May Own Certificates
SECTION 8.05.      Trustee's Fees and Expenses
SECTION 8.06.      Eligibility Requirements for Trustee
SECTION 8.07.      Resignation and Removal of the Trustee
SECTION 8.08.      Successor Trustee
SECTION 8.09.      Merger or Consolidation of Trustee
SECTION 8.10.      Appointment of Co-Trustee or Separate Trustee
SECTION 8.11.      [Reserved]
SECTION 8.12.      Appointment of Office or Agency
SECTION 8.13.      Representations and Warranties of the Trustee

                                   ARTICLE IX

                                  TERMINATION

SECTION 9.01.      Termination Upon Repurchase or Liquidation of All Mortgage
                   Loans
SECTION 9.02.      Additional Termination Requirements

                                    ARTICLE X

                                REMIC PROVISIONS

SECTION 10.01.     REMIC Administration.
SECTION 10.02.     Prohibited Transactions and Activities.
SECTION 10.03.     Servicer and Trustee Indemnification.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

SECTION 11.01.     Amendment.
SECTION 11.02.     Recordation of Agreement; Counterparts.
SECTION 11.03.     Limitation on Rights of Certificateholders.
SECTION 11.04.     Governing Law.
SECTION 11.05.     Notices.
SECTION 11.06.     Severability of Provisions.
SECTION 11.07.     Notice to Rating Agencies
SECTION 11.08.     Article and Section References.
SECTION 11.09.     Grant of Security Interest.

                                    EXHIBITS

Exhibit A-1        Form of Class A-1 Certificate
Exhibit A-2        Form of Class A-2a Certificate
Exhibit A-3        Form of Class A-2b Certificate
Exhibit A-4        Form of Class A-2c Certificate
Exhibit A-5        Form of Class A-2d Certificate
Exhibit A-6        Form of Class M-1 Certificate
Exhibit A-7        Form of Class M-2 Certificate
Exhibit A-8        Form of Class M-3 Certificate
Exhibit A-9        Form of Class M-4 Certificate
Exhibit A-10       Form of Class M-5 Certificate
Exhibit A-11       Form of Class M-6 Certificate
Exhibit A-12       Form of Class M-7 Certificate
Exhibit A-13       Form of Class M-8 Certificate
Exhibit A-14       Form of Class M-9 Certificate
Exhibit A-15       Form of Class M-10 Certificate
Exhibit A-16       Form of Class CE-1 Certificate
Exhibit A-17       Form of Class CE-2 Certificate
Exhibit A-18       Form of Class P Certificate
Exhibit A-19       Form of Class R Certificate
Exhibit A-20       Form of Class R-X Certificate
Exhibit B          [Reserved]
Exhibit C-1        Form of Trustee's Initial Certification
Exhibit C-2        Form of Trustee's Final Certification
Exhibit D          Form of Mortgage Loan Purchase Agreement
Exhibit E          Request for Release
Exhibit F-1        Form of Transferor Representation Letter and Form of
                   Transferee Representation Letter in Connection with Transfer of the Class CE Certificates, Class P Certificates or
                   Residual Certificates Pursuant to Rule 144A Under the 1933
                   Act
Exhibit F-2        Form of Transfer Affidavit and Agreement and Form of
                   Transferor Affidavit in Connection with Transfer of Residual
                   Certificates
Exhibit G          Form of Certification with respect to ERISA and the Code
Exhibit H          Form of Report Pursuant to Section 4.06
Exhibit I          Form of Lost Note Affidavit
Exhibit J-1        Form of Certification to Be Provided by the Depositor with
                   Form 10-K
Exhibit J-2        Form of Certification to Be Provided to the Depositor by the
                   Trustee
Exhibit J-3        Form of Certification to Be Provided to the Depositor by the
                   Servicer
Exhibit L          Form of Officer's Certificate Regarding Annual Statement of
                   Compliance
Exhibit M          Form of Interest Rate Swap Agreement
Exhibit N          Form of Swap Administration Agreement

Schedule 1         Mortgage Loan Schedule
Schedule 2         Prepayment Charge Schedule

         This Pooling and Servicing Agreement, is dated and effective as of [______________], among NEW CENTURY MORTGAGE SECURITIES LLC as Depositor, [________________], as Servicer and [_______________] as Trustee.

                             PRELIMINARY STATEMENT:

         The Depositor intends to sell pass-through certificates to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in each REMIC (as defined herein) created hereunder. The Trust Fund will consist of a segregated pool of assets comprised of the Mortgage Loans and certain other related assets subject to this Agreement.

                                     REMIC I

         As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the Mortgage Loans and certain other related assets (other than the Servicer Prepayment Charge Payment Amount, the Net WAC Rate Carryover Reserve Account, the Swap Account and the Interest Rate Swap Agreement) subject to this Agreement as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC I." The Class R-I Interest will be the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions (as defined herein). The following table irrevocably sets forth the designation, the REMIC I Remittance Rate, the initial Uncertificated Balance and, for purposes of satisfying Treasury regulation
Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the REMIC I Regular Interests (as defined herein). None of the REMIC I Regular Interests will be certificated.

                                   REMIC I                         INITIAL                  LATEST POSSIBLE
     DESIGNATION               REMITTANCE RATE              UNCERTIFICATED BALANCE          MATURITY DATE(1)
-----------------------  -----------------------------  ------------------------------- -------------------------
I                                Variable(2)            $        [___________________]     [__________, ____]
I-1-A                            Variable(2)            $        [___________________]     [__________, ____]
I-1-B                            Variable(2)            $        [___________________]     [__________, ____]
I-2-A                            Variable(2)            $        [___________________]     [__________, ____]
I-2-B                            Variable(2)            $        [___________________]     [__________, ____]
I-3-A                            Variable(2)            $        [___________________]     [__________, ____]
I-3-B                            Variable(2)            $        [___________________]     [__________, ____]
I-4-A                            Variable(2)            $        [___________________]     [__________, ____]
I-4-B                            Variable(2)            $        [___________________]     [__________, ____]
I-5-A                            Variable(2)            $        [___________________]     [__________, ____]
I-5-B                            Variable(2)            $        [___________________]     [__________, ____]
I-6-A                            Variable(2)            $        [___________________]     [__________, ____]
I-6-B                            Variable(2)            $        [___________________]     [__________, ____]
I-7-A                            Variable(2)            $        [___________________]     [__________, ____]
I-7-B                            Variable(2)            $        [___________________]     [__________, ____]
I-8-A                            Variable(2)            $        [___________________]     [__________, ____]
I-8-B                            Variable(2)            $        [___________________]     [__________, ____]
I-9-A                            Variable(2)            $        [___________________]     [__________, ____]
I-9-B                            Variable(2)            $        [___________________]     [__________, ____]
I-10-A                           Variable(2)            $        [___________________]     [__________, ____]
I-10-B                           Variable(2)            $        [___________________]     [__________, ____]
I-11-A                           Variable(2)            $        [___________________]     [__________, ____]
I-11-B                           Variable(2)            $        [___________________]     [__________, ____]
I-12-A                           Variable(2)            $        [___________________]     [__________, ____]
I-12-B                           Variable(2)            $        [___________________]     [__________, ____]
I-13-A                           Variable(2)            $        [___________________]     [__________, ____]
I-13-B                           Variable(2)            $        [___________________]     [__________, ____]
I-14-A                           Variable(2)            $        [___________________]     [__________, ____]
I-14-B                           Variable(2)            $        [___________________]     [__________, ____]
I-15-A                           Variable(2)            $        [___________________]     [__________, ____]
I-15-B                           Variable(2)            $        [___________________]     [__________, ____]
I-16-A                           Variable(2)            $        [___________________]     [__________, ____]
I-16-B                           Variable(2)            $        [___________________]     [__________, ____]
I-17-A                           Variable(2)            $        [___________________]     [__________, ____]
I-17-B                           Variable(2)            $        [___________________]     [__________, ____]
I-18-A                           Variable(2)            $        [___________________]     [__________, ____]
I-18-B                           Variable(2)            $        [___________________]     [__________, ____]
I-19-A                           Variable(2)            $        [___________________]     [__________, ____]
I-19-B                           Variable(2)            $        [___________________]     [__________, ____]
I-20-A                           Variable(2)            $        [___________________]     [__________, ____]
I-20-B                           Variable(2)            $        [___________________]     [__________, ____]
I-21-A                           Variable(2)            $        [___________________]     [__________, ____]
I-21-B                           Variable(2)            $        [___________________]     [__________, ____]
I-22-A                           Variable(2)            $        [___________________]     [__________, ____]
I-22-B                           Variable(2)            $        [___________________]     [__________, ____]
I-23-A                           Variable(2)            $        [___________________]     [__________, ____]
I-23-B                           Variable(2)            $        [___________________]     [__________, ____]
I-24-A                           Variable(2)            $        [___________________]     [__________, ____]
I-24-B                           Variable(2)            $        [___________________]     [__________, ____]
I-25-A                           Variable(2)            $        [___________________]     [__________, ____]
I-25-B                           Variable(2)            $        [___________________]     [__________, ____]
I-26-A                           Variable(2)            $        [___________________]     [__________, ____]
I-26-B                           Variable(2)            $        [___________________]     [__________, ____]
I-27-A                           Variable(2)            $        [___________________]     [__________, ____]
I-27-B                           Variable(2)            $        [___________________]     [__________, ____]
I-28-A                           Variable(2)            $        [___________________]     [__________, ____]
I-28-B                           Variable(2)            $        [___________________]     [__________, ____]
I-29-A                           Variable(2)            $        [___________________]     [__________, ____]
I-29-B                           Variable(2)            $        [___________________]     [__________, ____]
I-30-A                           Variable(2)            $        [___________________]     [__________, ____]
I-30-B                           Variable(2)            $        [___________________]     [__________, ____]
I-31-A                           Variable(2)            $        [___________________]     [__________, ____]
I-31-B                           Variable(2)            $        [___________________]     [__________, ____]
I-32-A                           Variable(2)            $        [___________________]     [__________, ____]
I-32-B                           Variable(2)            $        [___________________]     [__________, ____]
I-33-A                           Variable(2)            $        [___________________]     [__________, ____]
I-33-B                           Variable(2)            $        [___________________]     [__________, ____]
I-34-A                           Variable(2)            $        [___________________]     [__________, ____]
I-34-B                           Variable(2)            $        [___________________]     [__________, ____]
I-35-A                           Variable(2)            $        [___________________]     [__________, ____]
I-35-B                           Variable(2)            $        [___________________]     [__________, ____]
I-36-A                           Variable(2)            $        [___________________]     [__________, ____]
I-36-B                           Variable(2)            $        [___________________]     [__________, ____]
I-37-A                           Variable(2)            $        [___________________]     [__________, ____]
I-37-B                           Variable(2)            $        [___________________]     [__________, ____]
I-38-A                           Variable(2)            $        [___________________]     [__________, ____]
I-38-B                           Variable(2)            $        [___________________]     [__________, ____]
I-39-A                           Variable(2)            $        [___________________]     [__________, ____]
I-39-B                           Variable(2)            $        [___________________]     [__________, ____]
I-40-A                           Variable(2)            $        [___________________]     [__________, ____]
I-40-B                           Variable(2)            $        [___________________]     [__________, ____]
I-41-A                           Variable(2)            $        [___________________]     [__________, ____]
I-41-B                           Variable(2)            $        [___________________]     [__________, ____]
I-42-A                           Variable(2)            $        [___________________]     [__________, ____]
I-42-B                           Variable(2)            $        [___________________]     [__________, ____]
I-43-A                           Variable(2)            $        [___________________]     [__________, ____]
I-43-B                           Variable(2)            $        [___________________]     [__________, ____]
I-44-A                           Variable(2)            $        [___________________]     [__________, ____]
I-44-B                           Variable(2)            $        [___________________]     [__________, ____]
I-45-A                           Variable(2)            $        [___________________]     [__________, ____]
I-45-B                           Variable(2)            $        [___________________]     [__________, ____]
I-46-A                           Variable(2)            $        [___________________]     [__________, ____]
I-46-B                           Variable(2)            $        [___________________]     [__________, ____]
I-47-A                           Variable(2)            $        [___________________]     [__________, ____]
I-47-B                           Variable(2)            $        [___________________]     [__________, ____]
I-48-A                           Variable(2)            $        [___________________]     [__________, ____]
I-48-B                           Variable(2)            $        [___________________]     [__________, ____]
II                               Variable(2)            $        [___________________]     [__________, ____]
II-1-A                           Variable(2)            $        [___________________]     [__________, ____]
II-1-B                           Variable(2)            $        [___________________]     [__________, ____]
II-2-A                           Variable(2)            $        [___________________]     [__________, ____]
II-2-B                           Variable(2)            $        [___________________]     [__________, ____]
II-3-A                           Variable(2)            $        [___________________]     [__________, ____]
II-3-B                           Variable(2)            $        [___________________]     [__________, ____]
II-4-A                           Variable(2)            $        [___________________]     [__________, ____]
II-4-B                           Variable(2)            $        [___________________]     [__________, ____]
II-5-A                           Variable(2)            $        [___________________]     [__________, ____]
II-5-B                           Variable(2)            $        [___________________]     [__________, ____]
II-6-A                           Variable(2)            $        [___________________]     [__________, ____]
II-6-B                           Variable(2)            $        [___________________]     [__________, ____]
II-7-A                           Variable(2)            $        [___________________]     [__________, ____]
II-7-B                           Variable(2)            $        [___________________]     [__________, ____]
II-8-A                           Variable(2)            $        [___________________]     [__________, ____]
II-8-B                           Variable(2)            $        [___________________]     [__________, ____]
II-9-A                           Variable(2)            $        [___________________]     [__________, ____]
II-9-B                           Variable(2)            $        [___________________]     [__________, ____]
II-10-A                          Variable(2)            $        [___________________]     [__________, ____]
II-10-B                          Variable(2)            $        [___________________]     [__________, ____]
II-11-A                          Variable(2)            $        [___________________]     [__________, ____]
II-11-B                          Variable(2)            $        [___________________]     [__________, ____]
II-12-A                          Variable(2)            $        [___________________]     [__________, ____]
II-12-B                          Variable(2)            $        [___________________]     [__________, ____]
II-13-A                          Variable(2)            $        [___________________]     [__________, ____]
II-13-B                          Variable(2)            $        [___________________]     [__________, ____]
II-14-A                          Variable(2)            $        [___________________]     [__________, ____]
II-14-B                          Variable(2)            $        [___________________]     [__________, ____]
II-15-A                          Variable(2)            $        [___________________]     [__________, ____]
II-15-B                          Variable(2)            $        [___________________]     [__________, ____]
II-16-A                          Variable(2)            $        [___________________]     [__________, ____]
II-16-B                          Variable(2)            $        [___________________]     [__________, ____]
II-17-A                          Variable(2)            $        [___________________]     [__________, ____]
II-17-B                          Variable(2)            $        [___________________]     [__________, ____]
II-18-A                          Variable(2)            $        [___________________]     [__________, ____]
II-18-B                          Variable(2)            $        [___________________]     [__________, ____]
II-19-A                          Variable(2)            $        [___________________]     [__________, ____]
II-19-B                          Variable(2)            $        [___________________]     [__________, ____]
II-20-A                          Variable(2)            $        [___________________]     [__________, ____]
II-20-B                          Variable(2)            $        [___________________]     [__________, ____]
II-21-A                          Variable(2)            $        [___________________]     [__________, ____]
II-21-B                          Variable(2)            $        [___________________]     [__________, ____]
II-22-A                          Variable(2)            $        [___________________]     [__________, ____]
II-22-B                          Variable(2)            $        [___________________]     [__________, ____]
II-23-A                          Variable(2)            $        [___________________]     [__________, ____]
II-23-B                          Variable(2)            $        [___________________]     [__________, ____]
II-24-A                          Variable(2)            $        [___________________]     [__________, ____]
II-24-B                          Variable(2)            $        [___________________]     [__________, ____]
II-25-A                          Variable(2)            $        [___________________]     [__________, ____]
II-25-B                          Variable(2)            $        [___________________]     [__________, ____]
II-26-A                          Variable(2)            $        [___________________]     [__________, ____]
II-26-B                          Variable(2)            $        [___________________]     [__________, ____]
II-27-A                          Variable(2)            $        [___________________]     [__________, ____]
II-27-B                          Variable(2)            $        [___________________]     [__________, ____]
II-28-A                          Variable(2)            $        [___________________]     [__________, ____]
II-28-B                          Variable(2)            $        [___________________]     [__________, ____]
II-29-A                          Variable(2)            $        [___________________]     [__________, ____]
II-29-B                          Variable(2)            $        [___________________]     [__________, ____]
II-30-A                          Variable(2)            $        [___________________]     [__________, ____]
II-30-B                          Variable(2)            $        [___________________]     [__________, ____]
II-31-A                          Variable(2)            $        [___________________]     [__________, ____]
II-31-B                          Variable(2)            $        [___________________]     [__________, ____]
II-32-A                          Variable(2)            $        [___________________]     [__________, ____]
II-32-B                          Variable(2)            $        [___________________]     [__________, ____]
II-33-A                          Variable(2)            $        [___________________]     [__________, ____]
II-33-B                          Variable(2)            $        [___________________]     [__________, ____]
II-34-A                          Variable(2)            $        [___________________]     [__________, ____]
II-34-B                          Variable(2)            $        [___________________]     [__________, ____]
II-35-A                          Variable(2)            $        [___________________]     [__________, ____]
II-35-B                          Variable(2)            $        [___________________]     [__________, ____]
II-36-A                          Variable(2)            $        [___________________]     [__________, ____]
II-36-B                          Variable(2)            $        [___________________]     [__________, ____]
II-37-A                          Variable(2)            $        [___________________]     [__________, ____]
II-37-B                          Variable(2)            $        [___________________]     [__________, ____]
II-38-A                          Variable(2)            $        [___________________]     [__________, ____]
II-38-B                          Variable(2)            $        [___________________]     [__________, ____]
II-39-A                          Variable(2)            $        [___________________]     [__________, ____]
II-39-B                          Variable(2)            $        [___________________]     [__________, ____]
II-40-A                          Variable(2)            $        [___________________]     [__________, ____]
II-40-B                          Variable(2)            $        [___________________]     [__________, ____]
II-41-A                          Variable(2)            $        [___________________]     [__________, ____]
II-41-B                          Variable(2)            $        [___________________]     [__________, ____]
II-42-A                          Variable(2)            $        [___________________]     [__________, ____]
II-42-B                          Variable(2)            $        [___________________]     [__________, ____]
II-43-A                          Variable(2)            $        [___________________]     [__________, ____]
II-43-B                          Variable(2)            $        [___________________]     [__________, ____]
II-44-A                          Variable(2)            $        [___________________]     [__________, ____]
II-44-B                          Variable(2)            $        [___________________]     [__________, ____]
II-45-A                          Variable(2)            $        [___________________]     [__________, ____]
II-45-B                          Variable(2)            $        [___________________]     [__________, ____]
II-46-A                          Variable(2)            $        [___________________]     [__________, ____]
II-46-B                          Variable(2)            $        [___________________]     [__________, ____]
II-47-A                          Variable(2)            $        [___________________]     [__________, ____]
II-47-B                          Variable(2)            $        [___________________]     [__________, ____]
II-48-A                          Variable(2)            $        [___________________]     [__________, ____]
II-48-B                          Variable(2)            $        [___________________]     [__________, ____]
P                                Variable(2)            $        [___________________]     [__________, ____]

----------

(1) For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each REMIC I Regular Interest.

(2) Calculated in accordance with the definition of "REMIC I Remittance Rate" herein.

                                    REMIC II

         As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the REMIC I Regular Interests subject to this Agreement as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC II." The Class R-II Interest will be the sole class of "residual interests" in REMIC II for purposes of the REMIC Provisions (as defined herein). The following table irrevocably sets forth the designation, the REMIC II Remittance Rate, the initial Uncertificated Balance and, for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the REMIC II Regular Interests (as defined herein). None of the REMIC II Regular Interests will be certificated.

                              REMIC II                 INITIAL                LATEST POSSIBLE
DESIGNATION              REMITTANCE RATE       UNCERTIFICATED BALANCE         MATURITY DATE(1)
-----------              ---------------      -------------------------      ------------------
  II-LTAA                    Variable(2)      $   [___________________]      [__________, ____]
  II-LTA1                    Variable(2)      $   [___________________]      [__________, ____]
  II-LTA2a                   Variable(2)      $   [___________________]      [__________, ____]
  II-LTA2b                   Variable(2)      $   [___________________]      [__________, ____]
  II-LTA2c                   Variable(2)      $   [___________________]      [__________, ____]
  II-LTA2d                   Variable(2)      $   [___________________]      [__________, ____]
  II-LTM1                    Variable(2)      $   [___________________]      [__________, ____]
  II-LTM2                    Variable(2)      $   [___________________]      [__________, ____]
  II-LTM3                    Variable(2)      $   [___________________]      [__________, ____]
  II-LTM4                    Variable(2)      $   [___________________]      [__________, ____]
  II-LTM5                    Variable(2)      $   [___________________]      [__________, ____]
  II-LTM6                    Variable(2)      $   [___________________]      [__________, ____]
  II-LTM7                    Variable(2)      $   [___________________]      [__________, ____]
  II-LTM8                    Variable(2)      $   [___________________]      [__________, ____]
  II-LTM9                    Variable(2)      $   [___________________]      [__________, ____]
  II-LTM10                   Variable(2)      $   [___________________]      [__________, ____]
  II-LTZZ                    Variable(2)      $   [___________________]      [__________, ____]
   II-LTP                    Variable(2)      $   [___________________]      [__________, ____]
 II-LT1SUB                   Variable(2)      $   [___________________]      [__________, ____]
 II-LT1GRP                   Variable(2)      $   [___________________]      [__________, ____]
 II-LT2SUB                   Variable(2)      $   [___________________]      [__________, ____]
 II-LT2GRP                   Variable(2)      $   [___________________]      [__________, ____]
  II-LTXX                    Variable(2)      $   [___________________]      [__________, ____]
   II-IO                     Variable(2)                           N/A (3)   [__________, ____]

----------
(1) For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each REMIC II Regular Interest.
(2) Calculated in accordance with the definition of "REMIC II Remittance Rate" herein.
(3) REMIC II Regular Interest II-IO will not have an Ucnertificated Balance but will accrue interest on its Uncertificated Notional Amount (as defined herein).

                                    REMIC III

         As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the REMIC II Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC III." The Class R-III Interest will evidence the sole class of "residual interests" in REMIC III for purposes of the REMIC Provisions. The following table irrevocably sets forth the designation, the Pass-Through Rate, the initial aggregate Certificate Principal Balance and, for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for the indicated Classes of Certificates.

                                                               INITIAL CERTIFICATE          LATEST POSSIBLE
       DESIGNATION                 PASS-THROUGH RATE            PRINCIPAL BALANCE           MATURITY DATE(1)
-------------------------          -----------------        -------------------------      ------------------
        Class A-1                     Variable(2)           $[___________________]         [__________, ____]
       Class A-2a                     Variable(2)           $[___________________]         [__________, ____]
       Class A-2b                     Variable(2)           $[___________________]         [__________, ____]
       Class A-2c                     Variable(2)           $[___________________]         [__________, ____]
       Class A-2d                     Variable(2)           $[___________________]         [__________, ____]
        Class M-1                     Variable(2)           $[___________________]         [__________, ____]
        Class M-2                     Variable(2)           $[___________________]         [__________, ____]
        Class M-3                     Variable(2)           $[___________________]         [__________, ____]
        Class M-4                     Variable(2)           $[___________________]         [__________, ____]
        Class M-5                     Variable(2)           $[___________________]         [__________, ____]
        Class M-6                     Variable(2)           $[___________________]         [__________, ____]
        Class M-7                     Variable(2)           $[___________________]         [__________, ____]
        Class M-8                     Variable(2)           $[___________________]         [__________, ____]
        Class M-9                     Variable(2)           $[___________________]         [__________, ____]
       Class M-10                     Variable(2)           $[___________________]         [__________, ____]
   Class CE-1 Interest                Variable(2)           $[___________________]         [__________, ____]
   Class CE-2 Interest                    N/A               $[___________________]         [__________, ____]
    Class P Interest                    N/A(4)              $[___________________]         [__________, ____]
Class SWAP-IO Interest                 N/A(5)              $                   N/A(5)     [__________, ____]

----------
(1) For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loans with the latest maturity date has been designated as the "latest possible maturity date" for each Class of Certificates.
(2)  Calculated in accordance with the definition of "Pass-Through Rate" herein.
(3) The Class CE-1 Interest will accrue interest at its variable Pass-Through Rate on the Notional Amount of the Class CE-1 Interest outstanding from time to time. The Class CE-1 Interest will not accrue interest on its Certificate Principal Balance.
(4)  The Class P Interest will not accrue interest.
(5) The Class SWAP-IO Interest will not have a Pass-Through Rate or a Certificate Principal Balance, but will be entitled to [___]% of amounts distributed on REMIC II Regular Interest II-IO.

                                    REMIC IV

         As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the the Class CE-1 Interest as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC IV." The Class R-IV Interest will evidence the sole class of "residual interests" in REMIC IV for purposes of the REMIC Provisions. The following table irrevocably sets forth the designation, the Pass-Through Rate, the initial aggregate Certificate Principal Balance and, for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for the indicated Classes of Certificates.

                                                Initial Aggregate
                                              Certificate Principal      Latest Possible Maturity
Designation         Pass-Through Rate                Balance                      Date(1)
Class CE-1             Variable(2)               $[____________](3)        [____________, _____]
-----------         -----------------         ---------------------      ------------------------



----------
(1) For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loans with the latest maturity date has been designated as the "latest possible maturity date" for each Class of Certificates.
(2)  Calculated in accordance with the definition of "Pass-Through Rate" herein.
(3) The Class CE-1 Certificates will be entitled to [___]% of amounts distributed on the Class CE-1 Interest.

                                     REMIC V

         As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the Class P Interest as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC V." The Class R-V Interest will evidence the sole class of "residual interests" in REMIC V for purposes of the REMIC Provisions. The following table irrevocably sets forth the designation, the Pass-Through Rate, the initial aggregate Certificate Principal Balance and, for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for the indicated Classes of Certificates.

                                               Initial Aggregate
                                             Certificate Principal      Latest Possible Maturity
Designation        Pass-Through Rate                Balance                      Date(1)
  Class P                 N/A                   $[________](2)            [____________, _____]
-----------        -----------------         ---------------------      ------------------------



----------
(1) For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loans with the latest maturity date has been designated as the "latest possible maturity date" for each Class of Certificates.
(2) The Class P Certificates will receive [___]% of amounts received in respect of the Class P Interest.

                                    REMIC VI

         As provided herein, the Trustee shall make an election to treat the segregated pool of assets consisting of the Class SWAP-IO Interest as a REMIC for federal income tax purposes, and such segregated pool of assets shall be designated as "REMIC VI." The Class R-VI Interest represents the sole class of "residual interests" in REMIC VI for purposes of the REMIC Provisions. The following table irrevocably sets forth the designation, the Pass-Through Rate, the initial aggregate Certificate Principal Balance and, for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for the indicated REMIC VI Regular Interest, which will be uncertificated.

                                                            INITIAL AGGREGATE
                                                          CERTIFICATE PRINCIPAL            LATEST POSSIBLE
       DESIGNATION             PASS-THROUGH RATE                 BALANCE                  MATURITY DATE(1)
--------------------------- -------------------------  ----------------------------  ----------------------------
         SWAP-IO                  Variable(2)                      N/A                    [_________, ____]


----------
(1) FOR PURPOSES OF SECTION 1.860G-1(A)(4)(III) OF THE TREASURY REGULATIONS, THE DISTRIBUTION DATE IMMEDIATELY FOLLOWING THE MATURITY DATE FOR THE MORTGAGE LOAN WITH THE LATEST MATURITY DATE HAS BEEN DESIGNATED AS THE "LATEST POSSIBLE MATURITY DATE" FOR REMIC VI REGULAR INTEREST SWAP-IO.
(2) REMIC VI REGULAR INTEREST SWAP-IO SHALL RECEIVE [___]% OF AMOUNTS RECEIVED IN RESPECT OF THE CLASS SWAP-IO INTEREST.

                                    REMIC VII

         As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the Class CE-2 Interest as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC VII." The Class R-VII Interest will evidence the sole class of "residual interests" in REMIC VII for purposes of the REMIC Provisions. The following table irrevocably sets forth the designation, the Pass-Through Rate, the initial aggregate Certificate Principal Balance and, for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for the indicated Classes of Certificates.

                                                Initial Aggregate
                                              Certificate Principal      Latest Possible Maturity
Designation         Pass-Through Rate                Balance                      Date(1)
Class CE-2               N/A(2)                  $[____________](3)        [____________, _____]
-----------         -----------------         ---------------------      ------------------------



----------
(1) For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loans with the latest maturity date has been designated as the "latest possible maturity date" for each Class of Certificates.
(2)  The Class CE-2 Certificates wll not have a Pass-Through Rate.
(3) The Class CE-2 Certificates will receive [___]% of amounts distributed on the Class CE-2 Interest until the Certificate Principal Balance is reduced to zero.


         As of the Cut-off Date, the Group I Mortgage Loans had an aggregate Stated Principal Balance equal to $[______________] and the Group II Mortgage Loans had an aggregate Stated Principal Balance equal to $[--------------].

         In consideration of the mutual agreements herein contained, the Depositor, the Servicer and the Trustee agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.01. Defined Terms.

         Whenever used in this Agreement, including, without limitation, in the Preliminary Statement hereto, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article. Unless otherwise specified, all calculations described herein shall be made on the basis of a 360-day year consisting of twelve 30-day months.

         "Accrued Certificate Interest": With respect to any Class A Certificate, Mezzanine Certificate or Class CE-1 Certificate and each Distribution Date, interest accrued during the related Interest Accrual Period at the Pass-Through Rate for such Certificate for such Distribution Date on the Certificate Principal Balance, in the case of the Offered Certificates, or on the Notional Amount, in the case of the Class CE-1 Certificates, of such Certificate immediately prior to such Distribution Date. The Class P Certificates and Class CE-2 Certificates are not entitled to distributions in respect of interest and, accordingly, will not accrue interest. All distributions of interest on the Offered Certificates will be calculated on the basis of a 360-day year and the actual number of days in the applicable Interest Accrual Period. All distributions of interest on the Class CE-1 Certificates will be based on a 360-day year consisting of twelve 30-day months. Accrued Certificate Interest with respect to each Distribution Date, as to any Class A Certificate, Mezzanine Certificate or Class CE-1 Certificate, shall be reduced by an amount equal to the portion allocable to such Certificate pursuant to
Section 1.02 hereof of the sum of (a) the aggregate Prepayment Interest Shortfall, if any, for such Distribution Date to the extent not covered by payments pursuant to Section 3.24 and (b) the aggregate amount of any Relief Act Interest Shortfall, if any, for such Distribution Date. In addition, Accrued Certificate Interest with respect to each Distribution Date, as to any Class CE-1 Certificate, shall be reduced by an amount equal to the portion allocable to such Class CE-1 Certificate of Realized Losses, if any, pursuant to Section
4.04 hereof. Subsequent to the Class CE Transition Date and until the Certificate Principal Balance of the Class CE-2 Interest has been reduced to zero, any Accrued Certificate Interest on the Class CE-1 Interest shall be paid to the Class CE-2 Interest until the Certificate Principal Balance thereof has been reduced to zero, and the Certificate Principal Balance of the Class CE-1 Interest shall be increased by such amount.

         "Adjustable-Rate Mortgage Loan": Each of the Mortgage Loans identified in the Mortgage Loan Schedule as having a Mortgage Rate that is subject to adjustment.

         "Adjustment Date": With respect to each Adjustable-Rate Mortgage Loan, the first day of the month in which the Mortgage Rate of such Mortgage Loan changes pursuant to the related Mortgage Note. The first Adjustment Date following the Cut-off Date as to each Adjustable-Rate Mortgage Loan is set forth in the Mortgage Loan Schedule.

         "Advancing Person": As defined in Section 3.26(a) hereof.

         "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Agreement": This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

         "Allocated Realized Loss Amount": With respect to any Distribution Date and any Class of Mezzanine Certificates, the sum of (i) any Realized Losses allocated to such Class of Certificates on such Distribution Date and any Allocated Realized Loss Amount for such Class remaining undistributed from previous Distribution Dates.

         "Assignment": An assignment of Mortgage, notice of transfer or equivalent instrument, in recordable form (excepting therefrom, if applicable, the mortgage recordation information which has not been required pursuant to
Section 2.01 hereof or returned by the applicable recorder's office), which is sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county, if permitted by law.

         "Available Distribution Amount": With respect to any Distribution Date, an amount equal to (1) the sum of (a) the aggregate of the amounts on deposit in the Collection Account and Distribution Account as of the close of business on the related Determination Date, (b) the aggregate of any amounts received in respect of an REO Property withdrawn from any REO Account and deposited in the Distribution Account for such Distribution Date pursuant to Section 3.23, (c) the aggregate of any amounts deposited in the Distribution Account by the Servicer in respect of Prepayment Interest Shortfalls for such Distribution Date pursuant to Section 3.24, (d) the aggregate of any P&I Advances made by the Servicer for such Distribution Date pursuant to Section 4.03 and (e) the aggregate of any advances made by the Trustee as successor Servicer or any other successor Servicer for such Distribution Date pursuant to Section 7.02, reduced (to not less than zero), by (2) the portion of the amount described in clause
(1)(a) above that represents (i) Monthly Payments on the Mortgage Loans received from a Mortgagor on or prior to the Determination Date but due during any Due Period subsequent to the related Due Period, (ii) Principal Prepayments on the Mortgage Loans received after the related Prepayment Period (together with any interest payments received with such Principal Prepayments to the extent they represent the payment of interest accrued on the Mortgage Loans during a period subsequent to the related Prepayment Period), (iii) Liquidation Proceeds and Insurance Proceeds received in respect of the Mortgage Loans after the related Prepayment Period, (iv) amounts reimbursable or payable to the Depositor, the Servicer, the Trustee, the Seller or any Sub-Servicer pursuant to Section 3.11 or Section 3.12 or otherwise payable in respect of Extraordinary Trust Fund Expenses, (v) the Trustee Fee payable from the Distribution Account pursuant to
Section 8.05, (vi) amounts deposited in the Collection Account or the Distribution Account in error, (vii) the amount of any Prepayment Charges collected by the Servicer in connection with the Principal Prepayment of any of the Mortgage Loans or any Servicer Prepayment Charge Payment Amount, and (viii) any Net Swap Payment or Swap Termination Payment owed to the Swap Provider (other than any Swap Termination Payment owed to the Swap Provider resulting from a Swap Provider Trigger Event).

         "Bankruptcy Code": The Bankruptcy Reform Act of 1978 (Title 11 of the United States Code), as amended.

         "Bankruptcy Loss": With respect to any Mortgage Loan, a Realized Loss resulting from a Deficient Valuation or Debt Service Reduction.

         "Book-Entry Certificate": The Offered Certificates for so long as the Certificates of such Class shall be registered in the name of the Depository or its nominee.

         "Book-Entry Custodian": The custodian appointed pursuant to Section
5.01.

         "Business Day": Any day other than a Saturday, a Sunday or a day on which banking or savings and loan institutions in the State of Arizona, the State of California, the State of New York, the State of Texas or in the city in which the Corporate Trust Office of the Trustee is located, are authorized or obligated by law or executive order to be closed.

         "Cash-Out Refinancing": A Refinanced Mortgage Loan the proceeds of which are more than a nominal amount in excess of the principal balance of any existing first mortgage or subordinate mortgage on the related Mortgaged Property and related closing costs.

         "Certificate": Any one of the Asset Backed Pass-Through Certificates, Series 2005-D, Class A-1, Class A-2a, Class A-2b, Class A-2c, Class A-2d, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class CE-1, Class CE-2, Class P, Class R or Class R-X issued under this Agreement.

         "Certificateholder" or "Holder": The Person in whose name a Certificate is registered in the Certificate Register, except that a Disqualified Organization or a Non-United States Person shall not be a Holder of a Residual Certificate for any purposes hereof and, solely for the purposes of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or the Servicer or any Affiliate thereof shall be deemed not to be outstanding and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent has been obtained, except as otherwise provided in Section 11.01. The Trustee may conclusively rely upon a certificate of the Depositor or the Servicer in determining whether a Certificate is held by an Affiliate thereof. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and participating members thereof, except as otherwise specified herein; provided, however, that the Trustee shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

         "Certificate Factor": With respect to any Class of Regular Certificates as of any Distribution Date, a fraction, expressed as a decimal carried to six places, the numerator of which is the aggregate Certificate Principal Balance (or the Notional Amount, in the case of the Class CE-1 Certificates) of such Class of Certificates on such Distribution Date (after giving effect to any distributions of principal and allocations of Realized Losses in reduction of the Certificate Principal Balance (or the Notional Amount, in the case of the Class CE-1 Certificates) of such Class of Certificates to be made on such Distribution Date), and the denominator of which is the initial aggregate Certificate Principal Balance (or the Notional Amount, in the case of the Class CE-1 Certificates) of such Class of Certificates as of the Closing Date.

         "Certificate Margin": With respect to each Class of Offered Certificate and, for purposes of the Marker Rate, the specified REMIC II Regular Interest, as follows:

               REMIC II Regular               Certificate Margin
Class              Interest               (1) (%)            (2) (%)
-----          ----------------           -------            -------

 A-1                II-LTA1               [____]%            [____]%
 A-2a              II-LTA2a               [____]%            [____]%
 A-2b              II-LTA2b               [____]%            [____]%
 A-2c              II-LTA2c               [____]%            [____]%
 A-2d              II-LTA2d               [____]%            [____]%
 M-1                II-LTM1               [____]%            [____]%
 M-2                II-LTM2               [____]%            [____]%
 M-3                II-LTM3               [____]%            [____]%
 M-4                II-LTM4               [____]%            [____]%
 M-5                II-LTM5               [____]%            [____]%
 M-6                II-LTM6               [____]%            [____]%
 M-7                II-LTM7               [____]%            [____]%
 M-8                II-LTM8               [____]%            [____]%
 M-9                II-LTM9               [____]%            [____]%
 M-10              II-LTM10               [____]%            [____]%

----------
(1) For the Interest Accrual Period for each Distribution Date on or prior to the Optional Termination Date.
(2) For the Interest Accrual Period for each Distribution Date after the Optional Termination Date.


         "Certificate Owner": With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

         "Certificate Principal Balance": With respect to each Class A Certificate, Mezzanine Certificate or Class P Certificate as of any date of determination, the Certificate Principal Balance of such Certificate on the Distribution Date immediately prior to such date of determination, plus any Subsequent Recoveries on the Mortgage Loans added to the Certificate Principal Balance of such Certificate pursuant to Section 4.01, minus all distributions allocable to principal made thereon and in the case of a Mezzanine Certificate, Realized Losses allocated thereto on such immediately prior Distribution Date (or, in the case of any date of determination up to and including the first Distribution Date, the initial Certificate Principal Balance of such Certificate, as stated on the face thereof).

         With respect to each Class CE-2 Certificate as of any date of determination, the Certificate Principal Balance of such Certificate on the Distribution Date immediately prior to such date of determination, minus all distributions made thereon and Realized Losses allocated thereto on such immediately prior Distribution Date (or, in the case of any date of determination up to and including the first Distribution Date, the initial Certificate Principal Balance of such Certificate, as stated on the face thereof), increased by an amount equal to any Overcollateralization Increase Amounts distributed under Section 4.01(a)(4)(i) to the extent of Realized Losses allocated to the Class CE-2 Certificates; provided, however, the Certificate Principal Balance of the Class CE-2 Certificate shall not exceed the initial Certificate Principal Balance minus any distributions thereon.

         With respect to each Class CE-1 Certificate as of any date of determination, an amount equal to the Percentage Interest evidenced by such Certificate times the excess, if any, of (A) the then aggregate Uncertificated Balance of the REMIC II Regular Interests over (B) the then aggregate Certificate Principal Balance of the Class A Certificates, the Mezzanine Certificates, the Class P Certificates and the Class CE-2 Certificates then outstanding.

         "Certificate Register": The register maintained pursuant to Section
5.02.

         "Class": Collectively, all of the Certificates bearing the same class designation.

         "Class A Certificate": Any one of the Class A-1 Certificates, the Class A-2a Certificates, the Class A-2b Certificates, the Class A-2c Certificates or the Class A-2d Certificates.

         "Class A-1 Certificate": Any one of the Class A-1A Certificates executed by the Trustee, and authenticated and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-1 and evidencing (i) a Regular Interest in REMIC III, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

         "Class A-2a Certificate": Any one of the Class A-2a Certificates executed by the Trustee, and authenticated and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-2 and evidencing (i) a Regular Interest in REMIC III, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

         "Class A-2b Certificate": Any one of the Class A-2b Certificates executed by the Trustee, and authenticated and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-3 and evidencing (i) a Regular Interest in REMIC III, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

         "Class A-2c Certificate": Any one of the Class A-2c Certificates executed by the Trustee, and authenticated and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-4 and evidencing (i) a Regular Interest in REMIC III, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

         "Class A-2d Certificate": Any one of the Class A-2d Certificates executed by the Trustee, and authenticated and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-5 and evidencing (i) a Regular Interest in REMIC III, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

         "Class CE Certificate": Any one of the Class CE-1 Certificates or the Class CE-2 Certificates.

         "Class CE Transition Date": The earlier to occur of (i) the Stepdown Date and (ii) the 37th Distribution Date.

         "Class CE-1 Certificate": Any one of the Class CE-1 Certificates executed, authenticated and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-16 and evidencing (i) a Regular Interest in REMIC IV, (ii) the obligation to pay Net WAC Rate Carryover Amounts and Swap Termination Payments and (iii) the right to receive the Class IO Distribution Amount.

         "Class CE-2 Certificate": Any one of the Class CE-2 Certificates executed, authenticated and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-17 and evidencing a Regular Interest in REMIC VII.

         "Class CE-1 Interest": An uncertificated interest in the Trust Fund held by the Trustee on behalf of the Holders of the Class CE-1 Certificates, evidencing a Regular Interest in REMIC III for purposes of the REMIC Provisions.

         "Class CE-2 Interest": An uncertificated interest in the Trust Fund held by the Trustee on behalf of the Holders of the Class CE-2 Certificates, evidencing a Regular Interest in REMIC III for purposes of the REMIC Provisions.

         "Class IO Distribution Amount": As defined in Section 4.08 hereof. For purposes of clarity, the Class IO Distribution Amount for any Distribution Date shall equal the amount payable to the Swap Administrator on such Distribution Date in excess of the amount payable on the Class SWAP-IO Interest on such Distribution Date, all as further provided in Section 4.08 hereof.

         "Class M-1 Certificate": Any one of the Class M-1 Certificates executed by the Trustee, and authenticated and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-6 and evidencing (i) a Regular Interest in REMIC III, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

         "Class M-1 Principal Distribution Amount": With respect to any Distribution Date, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution
Date) and (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) [_______]% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period minus $[_______].

         "Class M-2 Certificate": Any one of the Class M-2 Certificates executed by the Trustee, and authenticated and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-7 and evidencing (i) a Regular Interest in REMIC III, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

         "Class M-2 Principal Distribution Amount": With respect to any Distribution Date, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution
Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date) and (iii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) [_______]% and
(ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period minus $[_______].

         "Class M-3 Certificate": Any one of the Class M-3 Certificates executed by the Trustee, and authenticated and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-8 and evidencing (i) a Regular Interest in REMIC III, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

         "Class M-3 Principal Distribution Amount": With respect to any Distribution Date, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution
Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution
Date) and (iv) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) [_______]% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period minus $[-------].

         "Class M-4 Certificate": Any one of the Class M-4 Certificates executed by the Trustee, and authenticated and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-9 and evidencing (i) a Regular Interest in REMIC III, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

         "Class M-4 Principal Distribution Amount": With respect to any Distribution Date, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution
Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution
Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date) and (v) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) [_______]% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period minus $[_______].

         "Class M-5 Certificate": Any one of the Class M-5 Certificates executed by the Trustee, and authenticated and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-10 and evidencing (i) a Regular Interest in REMIC III, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

         "Class M-5 Principal Distribution Amount": With respect to any Distribution Date, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution
Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution
Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution
Date) and (vi) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) [_______]% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period minus $[_______].

         "Class M-6 Certificate": Any one of the Class M-6 Certificates executed by the Trustee, and authenticated and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-11 and evidencing (i) a Regular Interest in REMIC III, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

         "Class M-6 Principal Distribution Amount": With respect to any Distribution Date, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution
Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution
Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution
Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution Date) and (vii) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) [_______]% and
(ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period minus $[-------].

         "Class M-7 Certificate": Any one of the Class M-7 Certificates executed by the Trustee, and authenticated and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-12 and evidencing (i) a Regular Interest in REMIC III, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

         "Class M-7 Principal Distribution Amount": With respect to any Distribution Date, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution
Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution
Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution
Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution
Date) and (viii) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) [_______]% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period minus $[_______].

         "Class M-8 Certificate": Any one of the Class M-8 Certificates executed by the Trustee, and authenticated and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-13 and evidencing (i) a Regular Interest in REMIC III, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

         "Class M-8 Principal Distribution Amount": With respect to any Distribution Date, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution
Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution
Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution
Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution
Date), (viii) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the distribution of the Class M-7 Principal Distribution Amount on such Distribution Date) and (ix) the Certificate Principal Balance of the Class M-8 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) [_______]% and
(ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period minus $[_______].

         "Class M-9 Certificate": Any one of the Class M-9 Certificates executed by the Trustee, and authenticated and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-14 and evidencing (i) a Regular Interest in REMIC III, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

         "Class M-9 Principal Distribution Amount": With respect to any Distribution Date, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution
Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution
Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution
Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution
Date), (viii) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the distribution of the Class M-7 Principal Distribution Amount on such Distribution Date), (ix) the Certificate Principal Balance of the Class M-8 Certificates (after taking into account the distribution of the Class M-8 Principal Distribution Amount on such Distribution
Date) and (x) the Certificate Principal Balance of the Class M-9 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) [_______]% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period minus $[_______].

         "Class M-10 Certificate": Any one of the Class M-10 Certificates executed by the Trustee, and authenticated and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-15 and evidencing (i) a Regular Interest in REMIC III, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

         "Class M-10 Principal Distribution Amount": With respect to any Distribution Date, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on the related distribution date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on the related distribution date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on the related distribution date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on the related distribution date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on the related distribution date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on the related distribution date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on the related distribution date), (viii) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the distribution of the Class M-7 Principal Distribution Amount on the related distribution date), (ix) the Certificate Principal Balance of the Class M-8 Certificates (after taking into account the distribution of the Class M-8 Principal Distribution Amount on the related distribution date), (x) the Certificate Principal Balance of the Class M-9 Certificates (after taking into account the distribution of the Class M-9 Principal Distribution Amount on the related distribution date) and (xi) the Certificate Principal Balance of the Class M-10 Certificates immediately prior to the related distribution date over the lesser of (A) the product of (i) [_______]% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period and (B) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period minus approximately $[_______].

         "Class SWAP-IO Interest": An uncertificated interest in the Trust Fund evidencing a Regular Interest in REMIC III.

         "Class P Certificate": Any one of the Class P Certificates executed, authenticated and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-18 and evidencing a Regular Interest in REMIC V for purposes of the REMIC Provisions.

         "Class P Interest": An uncertificated interest in the Trust Fund held by the Trustee on behalf of the Holders of the Class P Certificates, evidencing a Regular Interest in REMIC III for purposes of the REMIC Provisions.

         "Class R Certificate": Any one of the Class R Certificates executed, authenticated and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-19 and evidencing the ownership of the Class R-I Interest, the Class R-II Interest and the Class R-III Interest.

         "Class R-X Certificate": Any one of the Class R-X Certificates executed, authenticated and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-20 and evidencing the ownership of the Class R-IV Interest, the Class R-V Interest, the Class R-VI Interest and the Class R-VII Interest.

         "Class R-I Interest": The uncertificated Residual Interest in REMIC I.

         "Class R-II Interest": The uncertificated Residual Interest in REMIC
II.

         "Class R-III Interest": The uncertificated Residual Interest in REMIC III.

         "Class R-IV Interest": The uncertificated Residual Interest in REMIC
IV.

         "Class R-V Interest": The uncertificated Residual Interest in REMIC V.

         "Class R-VI Interest": The uncertificated Residual Interest in REMIC
VI.

         "Class R-VII Interest": The uncertificated Residual Interest in REMIC VII.

         "Closing Date": [_______________].

         "Code": The Internal Revenue Code of 1986, as amended.

         "Collection Account": The account or accounts created and maintained, or caused to be created and maintained, by the Servicer pursuant to Section 3.10(a), which shall be entitled "[_______________] as sub-servicer for [_______________], as Servicer for [_______________], as Trustee, in trust for the registered holders of New Century Mortgage Securities LLC, New Century Home Equity Loan Trust, Series 200_-__, Asset Backed Pass-Through Certificates." The Collection Account must be an Eligible Account.

         "Commission": The Securities and Exchange Commission.

         "Corporate Trust Office": The principal corporate trust office of the Trustee at which at any particular time its corporate trust business in connection with this Agreement shall be administered, which office at the date of the execution of this instrument is located at 1761 East St. Andrew Place, Santa Ana, California 92705-4934, Attn: [_______________] or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor and the Servicer.

         "Corresponding Certificate": With respect to each REMIC II Regular Interest set forth below, the Regular Certificate set forth in the table below:

             REMIC II Regular Interest           Certificate
             -------------------------           -----------

                      II-LTA1                     Class A-1
                     II-LTA2a                    Class A-2a
                     II-LTA2b                    Class A-2b
                     II-LTA2c                    Class A-2c
                     II-LTA2d                    Class A-2d
                      II-LTM1                     Class M-1
                      II-LTM2                     Class M-2
                      II-LTM3                     Class M-3
                      II-LTM4                     Class M-4
                      II-LTM5                     Class M-5
                      II-LTM6                     Class M-6
                      II-LTM7                     Class M-7
                      II-LTM8                     Class M-8
                      II-LTM9                     Class M-9
                     II-LTM10                    Class M-10
                      II-LTP                       Class P

         "Credit Enhancement Percentage": For any Class of Offered Certificates for any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the aggregate Certificate Principal Balance of the Class or Classes subordinate thereto and the Overcollateralization Amount calculated after taking into account payments of principal on the Mortgage Loans and distribution of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount to the Certificates then entitled to distributions of principal on such Distribution Date, and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans.

         "Cumulative Loss Percentage": With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the aggregate amount of Realized Losses incurred from the Cut-off Date to the last day of the preceding calendar month and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

         "Cut-off Date": With respect to each Original Mortgage Loan, [_______________]. With respect to all Qualified Substitute Mortgage Loans, their respective dates of substitution. References herein to the "Cut-off Date," when used with respect to more than one Mortgage Loan, shall be to the respective Cut-off Dates for such Mortgage Loans.

         "Debt Service Reduction": With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction resulting from a Deficient Valuation.

         "Deficient Valuation": With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

         "Definitive Certificates": As defined in Section 5.01(b).

         "Deleted Mortgage Loan": A Mortgage Loan replaced or to be replaced by a Qualified Substitute Mortgage Loan.

         "Delinquency Rate": With respect to any calendar month, the percentage obtained by dividing (a) the sum of the aggregate Stated Principal Balance of
(i) Mortgage Loans delinquent 60 days or more, (ii) Mortgage Loans in foreclosure, (iii) REO Properties and (iv) Mortgage Loans discharged due to bankruptcy by (b) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of such calendar month.

         "Depositor": New Century Mortgage Securities LLC, a Delaware limited liability company, or its successor in interest.

         "Depository": The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository, for purposes of registering those Certificates that are to be Book-Entry Certificates, is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in
Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

         "Depository Institution": Any depository institution or trust company, including the Trustee that (a) is incorporated under the laws of the United States of America or any State thereof, (b) is subject to supervision and examination by federal or state banking authorities and (c) has outstanding unsecured commercial paper or other short-term unsecured debt obligations (or, in the case of a depository institution that is the principal subsidiary of a holding company, such holding company has unsecured commercial paper or other short-term unsecured debt obligations) that are rated at least P-1 by Moody's and A-1+ by S and P.

         "Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

         "Determination Date": With respect to each Distribution Date, the 15th day of the calendar month in which such Distribution Date occurs or, if such 15th day is not a Business Day, the Business Day immediately preceding such 15th day.

         "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by REMIC I other than through an Independent Contractor; provided, however, that the Trustee (or the Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

         "Disqualified Organization": Any of the following: (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by such governmental unit), (ii) any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, (v) an "electing large partnership" and (vi) any other Person as set forth in an Opinion of Counsel delivered to the Trustee and the Depositor to the effect that the holding of an Ownership Interest in a Residual Certificate by such Person may cause any Trust REMIC or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms "United States," "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

         "Distribution Account": The trust account or accounts created and maintained by the Trustee pursuant to Section 3.10(b), which shall be entitled "[_______________], as Trustee, in trust for the registered holders of New Century Home Equity Loan Trust, Series 200_-_, Asset Backed Pass-Through Certificates." The Distribution Account must be an Eligible Account.

         "Distribution Date": The 25th day of any month, or if such 25th day is not a Business Day, the Business Day immediately following such 25th day, commencing in [_______________].

         "Due Date": With respect to each Distribution Date, the first day of the calendar month in which such Distribution Date occurs, which is generally the day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

         "Due Period": With respect to any Distribution Date, the period commencing on the second day of the month immediately preceding the month in which such Distribution Date occurs and ending on the related Due Date.

         "Eligible Account": Any of (i) an account or accounts maintained with a Depository Institution or (ii) a segregated, non-interest bearing trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity. Eligible Accounts may bear interest.

         "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

         "Estate in Real Property": A fee simple estate in a parcel of land.

         "Excess Overcollateralized Amount": With respect to any Distribution Date, the excess, if any, of (i) the Overcollateralized Amount for such Distribution Date (calculated for this purpose only after assuming that [___]% of the Principal Remittance Amount on such Distribution Date has been distributed) over (ii) the Overcollateralization Target Amount for such Distribution Date.

         "Expense Adjusted Maximum Mortgage Rate": With respect to any Mortgage Loan (or the related REO Property), as of any date of determination, a per annum rate of interest equal to the applicable Maximum Mortgage Rate for such Mortgage Loan (or the Mortgage Rate in the case of any Fixed-Rate Mortgage Loan) as of the close of business on the first day of the calendar month preceding the month in which the Distribution Date occurs minus the sum of (i) the Trustee Fee Rate and (ii) the Servicing Fee Rate, if applicable.

         "Expense Adjusted Mortgage Rate": With respect to any Mortgage Loan (or the related REO Property), as of any date of determination, a per annum rate of interest equal to the applicable Mortgage Rate thereon as of the close of business on the first day of the calendar month preceding the month in which the Distribution Date occurs minus the sum of (i) the Trustee Fee Rate and (ii) the Servicing Fee Rate, if applicable.

         "Extraordinary Trust Fund Expense": Any amounts reimbursable to the Trustee or any director, officer, employee or agent of the Trustee from the Trust Fund pursuant to Section 8.05 or Section 10.01(c), any amounts payable from the Distribution Account in respect of taxes pursuant to Section 10.01(g)(iii) and any costs incurred by the Trustee endorsing any Mortgage Notes delivered in blank under Section 2.01 or recording the Assignments pursuant to
Section 2.01 (to the extent the Seller is unable to pay such costs).

         "Fannie Mae": Fannie Mae, formally known as the Federal National Mortgage Association, or any successor thereto.

         "FDIC": Federal Deposit Insurance Corporation or any successor thereto.

         "Final Recovery Determination": With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by the Seller, the Depositor or the Servicer pursuant to or as contemplated by
Section 2.03, Section 3.16(c) or Section 9.01), a determination made by the Servicer that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which the Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. The Servicer shall maintain records, prepared by a Servicing Officer, of each Final Recovery Determination made thereby.

         "Fixed-Rate Mortgage Loan": Each of the Mortgage Loans identified in the Mortgage Loan Schedule as having a Mortgage Rate that is fixed for the entire term of the Mortgage Loan.

         "Fixed Swap Payment": With respect to any Distribution Date, the amount calculated at a fixed rate as set forth in the Interest Rate Swap Agreement.

         "Floating Swap Payment": With respect to any Distribution Date, a floating amount equal to the product of (i) LIBOR (as determined pursuant to the Interest Rate Swap Agreement for such Distribution Date), (ii) the related Notional Amount (as defined in the Interest Rate Swap Agreement), (iii) 250 and
(iv) a fraction, the numerator of which is the actual number of days elapsed from and including the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution
Date), and the denominator of which is 360.

         "Formula Rate": For any Distribution Date and the Offered Certificates, the lesser of (i) One-Month LIBOR plus the Certificate Margin and (ii) the Maximum Cap Rate.

         "Freddie Mac": Freddie Mac, formally known as the Federal Home Loan Mortgage Corporation, or any successor thereto.

         "Gross Margin": With respect to each Adjustable-Rate Mortgage Loan, the fixed percentage set forth in the related Mortgage Note that is added to the Index on each Adjustment Date in accordance with the terms of the related Mortgage Note used to determine the Mortgage Rate for such Adjustable-Rate Mortgage Loan.

         "Group I Allocation Percentage": With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is (x) the Group I Principal Remittance Amount for such Distribution Date and the denominator of which is (y) the Principal Remittance Amount for such Distribution Date.

         "Group I Certificates": The Class A-1 Certificates.

         "Group I Interest Remittance Amount": With respect to any Distribution Date, that portion of the Available Funds for such Distribution Date attributable to interest received or advanced with respect to the Group I Mortgage Loans minus a PRO RATA portion (based on the Certificate Principal Balance of the Group I Certificates over the aggregate Certificate Principal Balance of the Class A Certificates) of the sum of any Net Swap Payment owed to the Swap Provider on that Distribution Date and any Swap Termination Payment or unpaid portion thereof owed to the Swap Provider on that Distribution Date (other than a Swap Termination Payment resulting from a Swap Provider Trigger Event).

         "Group I Mortgage Loan": A Mortgage Loan assigned to Loan Group I with a principal balance that conforms to Freddie Mac loan limits.

         "Group I Principal Distribution Amount": With respect to any Distribution Date, the sum of (i) the principal portion of each Monthly Payment on the Group I Mortgage Loans due during the related Due Period, whether or not received on or prior to the related Determination Date; (ii) the Stated Principal Balance of any Group I Mortgage Loan that was purchased during the related Prepayment Period pursuant to or as contemplated by Section 2.03,
Section 3.16(c) or Section 9.01 and the amount of any shortfall deposited in the Collection Account in connection with the substitution of a Deleted Mortgage Loan in Loan Group I pursuant to Section 2.03 during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections (including, without limitation, Principal Prepayments, Insurance Proceeds, Liquidation Proceeds and REO Principal Amortization) received during the related Prepayment Period on the Group I Mortgage Loans, net of any portion thereof that represents a recovery of principal for which an advance was made by the Servicer pursuant to Section 4.03 in respect of a preceding Distribution Date; and (iv) the Group I Allocation Percentage of the amount of any Overcollateralization Increase Amount for such Distribution Date MINUS (v) the Group I Allocation Percentage of the amount of any Overcollateralization Reduction Amount for such Distribution Date.

         "Group I Principal Remittance Amount": With respect to any Distribution Date, the sum of the amounts set forth in clauses (i) through (iii) of the definition of Group I Principal Distribution Amount.

         "Group I Senior Principal Distribution Amount": The excess of (x) the aggregate Certificate Principal Balance of the Group I Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) [____]% and (ii) the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess of the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over $[__________].

         "Group II Allocation Percentage": With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is (x) the Group II Principal Remittance Amount for such Distribution Date and the denominator of which is (y) the Principal Remittance Amount for such Distribution Date.

         "Group II Certificates": The Class A-2a Certificates, Class A-2b Certificates, Class A-2c Certificates and Class A-2d Certificates.

         "Group II Interest Remittance Amount": With respect to any Distribution Date, that portion of the Available Funds for such Distribution Date attributable to interest received or advanced with respect to the Group II Mortgage Loans minus a PRO RATA portion (based on the aggregate Certificate Principal Balance of the Group II Certificates over the aggregate Certificate Principal Balance of the Class A Certificates) of the sum of any Net Swap Payment owed to the Swap Provider on that Distribution Date and any Swap Termination Payment or unpaid portion thereof owed to the Swap Provider on that Distribution Date (other than a Swap Termination Payment resulting from a Swap Provider Trigger Event).

         "Group II Mortgage Loan": A Mortgage Loan assigned to Loan Group II with a principal balance that may or may not conform to Freddie Mac loan limits.

         "Group II Principal Distribution Amount": With respect to any Distribution Date, the sum of (i) the principal portion of each Monthly Payment on the Group II Mortgage Loans due during the related Due Period, whether or not received on or prior to the related Determination Date; (ii) the Stated Principal Balance of any Group II Mortgage Loan that was purchased during the related Prepayment Period pursuant to or as contemplated by Section 2.03,
Section 3.16(c) or Section 9.01 and the amount of any shortfall deposited in the Collection Account in connection with the substitution of a Deleted Mortgage Loan in Loan Group II pursuant to Section 2.03 during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections (including, without limitation, Principal Prepayments, Insurance Proceeds, Liquidation Proceeds and REO Principal Amortization) received during the related Prepayment Period on the Group II Mortgage Loans, net of any portion thereof that represents a recovery of principal for which an advance was made by the Servicer pursuant to Section 4.03 in respect of a preceding Distribution Date; and (iv) the Group II Allocation Percentage of the amount of any Overcollateralization Increase Amount for such Distribution Date MINUS (v) the Group II Allocation Percentage of the amount of any Overcollateralization Reduction Amount for such Distribution Date.

         "Group II Principal Remittance Amount": With respect to any Distribution Date, the sum of the amounts set forth in clauses (i) through (iii) of the definition of Group II Principal Distribution Amount.

         "Group II Senior Principal Distribution Amount": The excess of (x) the aggregate Certificate Principal Balance of the Group II Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) [____]% and (ii) the aggregate Stated Principal Balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess of the aggregate Stated Principal Balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over $[___________].

         "Highest Priority": As of any date of determination, the Class of Mezzanine Certificates then outstanding with a Certificate Principal Balance greater than zero, with the highest priority for payments pursuant to Section 4.01, in the following order of decreasing priority: Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10.

         "Indenture": An indenture relating to the issuance of notes backed by all or a portion of the Class CE-1 Certificates and/or the Class P Certificates.

         "Independent": When used with respect to any specified Person, any such Person who (a) is in fact independent of the Depositor, the Servicer and their respective Affiliates, (b) does not have any direct financial interest in or any material indirect financial interest in the Depositor, the Servicer or any Affiliate thereof, and (c) is not connected with the Depositor, the Servicer or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor, the Servicer or any Affiliate thereof merely because such Person is the beneficial owner of [____]% or less of any class of securities issued by the Depositor, the Servicer or any Affiliate thereof, as the case may be.

         "Independent Contractor": Either (i) any Person (other than the Servicer) that would be an "independent contractor" with respect to REMIC I within the meaning of Section 856(d)(3) of the Code if REMIC I were a real estate investment trust (except that the ownership tests set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, [____]% or more of any Class of Certificates), so long as REMIC I does not receive or derive any income from such Person and provided that the relationship between such Person and REMIC I is at arm's length, all within the meaning of Treasury Regulation Section 1.856-4(b)(5), or (ii) any other Person (including the Servicer) if the Trustee has received an Opinion of Counsel to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code), or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

         "Index": With respect to each Adjustable Rate Mortgage Loan and with respect to each related Adjustment Date, the index as specified in the related Mortgage Note.

         "Insurance Proceeds": Proceeds of any title policy, hazard policy or other insurance policy covering a Mortgage Loan, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Servicer would follow in servicing mortgage loans held for its own account, subject to the terms and conditions of the related Mortgage Note and Mortgage.

         "Interest Accrual Period": With respect to any Distribution Date and the Offered Certificates, the period commencing on the Distribution Date of the month immediately preceding the month in which such Distribution Date occurs (or, in the case of the first Distribution Date, commencing on the Closing Date) and ending on the day preceding such Distribution Date. With respect to any Distribution Date and the Class CE-1 Certificates and the REMIC I Regular Interests, the one-month period ending on the last day of the calendar month preceding the month in which such Distribution Date occurs.

         "Interest Carry Forward Amount": With respect to any Distribution Date and the Offered Certificates, the sum of (i) the amount, if any, by which (a) the Interest Distribution Amount for such Class of Certificates as of the immediately preceding Distribution Date exceeded (b) the actual amount distributed on such Class of Certificates in respect of interest on such immediately preceding Distribution Date, (ii) the amount of any undistributed Interest Carry Forward Amounts for such Class of Certificates remaining from previous Distribution Dates and (iii) accrued interest on the sum of (i) and
(ii) above calculated at the related Pass-Through Rate for the most recently ended Interest Accrual Period.

         "Interest Determination Date": With respect to the Offered Certificates, REMIC II Regular Interest II-LTA1, REMIC II Regular Interest II-LTA2a, REMIC II Regular Interest II-LTA2b, REMIC II Regular Interest II-LTA2c, REMIC II Regular Interest II-LTA2d, REMIC II Regular Interest II-LTM1, REMIC II Regular Interest II-LTM2, REMIC II Regular Interest II-LTM3, REMIC II Regular Interest II-LTM4, REMIC II Regular Interest II-LTM5, REMIC II Regular Interest II-LTM6, REMIC II Regular Interest II-LTM7, REMIC II Regular Interest II-LTM8, REMIC II Regular Interest II-LTM9 and REMIC II Regular Interest II-LTM10 and any Accrual Period therefor, the second London Business Day preceding the commencement of such Accrual Period.

         "Interest Distribution Amount": With respect to any Distribution Date and any Class A Certificates, any Mezzanine Certificates and any Class CE-1 Certificates, the aggregate Accrued Certificate Interest on the Certificates of such Class for such Distribution Date.

         "Interest Rate Swap Agreement": The 1992 ISDA Master Agreement (Multicurrency-Cross Border) dated as of [_______________] (together with the schedule thereto, the "Master Agreement") between [_______________] and the Supplemental Interest Trust Trustee, and a confirmation of the same date, which supplements and forms part of the Master Agreement.

         "Interest Remittance Amount": With respect to any Distribution Date, that portion of the Available Distribution Amount for such Distribution Date allocable to interest on the Mortgage Loans.

         "Late Collections": With respect to any Mortgage Loan and any Due Period, all amounts received subsequent to the Determination Date immediately following such Due Period, whether as late payments of Monthly Payments or as Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal and/or interest due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) but delinquent for such Due Period and not previously recovered.

         "Liquidation Event": With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made as to such Mortgage Loan; or (iii) such Mortgage Loan is removed from REMIC I by reason of its being purchased, sold or replaced pursuant to or as contemplated by Section 2.03, Section 3.16(c) or Section 9.01. With respect to any REO Property, either of the following events: (i) a Final Recovery Determination is made as to such REO Property; or (ii) such REO Property is removed from REMIC I by reason of its being purchased pursuant to
Section 9.01.

         "Liquidation Proceeds": The amount (other than Insurance Proceeds or amounts received in respect of the rental of any REO Property prior to REO Disposition) received by the Servicer in connection with (i) the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation, (ii) the liquidation of a defaulted Mortgage Loan through a trustee's sale, foreclosure sale or otherwise, or (iii) the repurchase, substitution or sale of a Mortgage Loan or an REO Property pursuant to or as contemplated by Section 2.03, Section 3.16(c), Section 3.23 or Section 9.01.

         "Loan Group": Loan Group I or Loan Group II, as the context requires.

         "Loan Group I": The group of Mortgage Loans identified in the Mortgage Loan Schedule as having been assigned to Loan Group I.

         "Loan Group II": The group of Mortgage Loans identified in the Mortgage Loan Schedule as having been assigned to Loan Group II.

         "Loan-to-Value Ratio": As of any date of determination, the fraction, expressed as a percentage, the numerator of which is the principal balance of the related Mortgage Loan at such date and the denominator of which is the Value of the related Mortgaged Property.

         "London Business Day": Any day on which banks in the City of London and New York are open and conducting transactions in United States dollars.

         "Marker Rate": With respect to the Class CE-1 Interest and any Distribution Date, a per annum rate equal to two (2) times the weighted average of the REMIC II Remittance Rate for each of REMIC II Regular Interests II-LTA1, II-LTA2a, II-LTA2b, II-LTA2c, II-LTA2d, II-LTM1, II-LTM2, II-LTM3, II-LTM4, II-LTM5, II-LTM6, II-LTM7, II-LTM8, II-LTM9, II-LTM10 and II-LTZZ, with the rate on each such REMIC II Regular Interest (other than REMIC II Regular Interest II-LTZZ) subject to a cap equal to the lesser of (a) One-Month LIBOR plus the related margin and (b) the Net WAC Rate for the purpose of this calculation and with the rate on REMIC II Regular Interest II-LTZZ subject to a cap of zero for the purpose of this calculation; provided, however, that solely for this purpose, calculations of the REMIC II Remittance Rate and the related caps with respect to such REMIC II Regular Interests (other than REMIC II Regular Interest II-LTZZ) shall be multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Accrual Period.

         "Maximum Cap Rate": For any Distribution Date with respect to the Group I Certificates, a per annum rate equal to the sum of (i) the product of (x) the weighted average of the Expense Adjusted Maximum Mortgage Rates of the Group I Mortgage Loans, weighted based on their outstanding Principal Balances as of the first day of the calendar month preceding the month in which the Distribution Date occurs and (y) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Accrual Period and
(ii) an amount, expressed as a percentage, equal to a fraction, the numerator of which is equal to the Net Swap Payment made by the Swap Provider and the denominator of which is equal to the aggregate Stated Principal Balance of the Mortgage Loans, multiplied by 12.

         For any Distribution Date with respect to the Group II Certificates, a per annum rate equal to the sum of (i) the product of (x) the weighted average of the Expense Adjusted Maximum Mortgage Rates of the Group II Mortgage Loans, weighted based on their outstanding Principal Balances as of the first day of the calendar month preceding the month in which the Distribution Date occurs and
(y) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Accrual Period and (ii) an amount, expressed as a percentage, equal to a fraction, the numerator of which is equal to the Net Swap Payment made by the Swap Provider and the denominator of which is equal to the aggregate Stated Principal Balance of the Mortgage Loans, multiplied by 12.

         For any Distribution Date with respect to the Mezzanine Certificates, a per annum rate equal to the product of (x) the weighted average (weighted on the basis of the results of subtracting from the aggregate Stated Principal Balance of the applicable Loan Group, the current Certificate Principal Balance of the related Class A Certificates) of the Maximum Cap Rate for the Group I Certificates and the Maximum Cap Rate for the Group II Certificates and (y) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Interest Accrual Period.

         "Maximum II-LTZZ Uncertificated Interest Deferral Amount": With respect to any Distribution Date, the excess of (i) accrued interest at the REMIC II Remittance Rate applicable to REMIC II Regular Interest II-LTZZ for such Distribution Date on a balance equal to the Uncertificated Balance of REMIC II Regular Interest II-LTZZ minus the REMIC II Overcollateralization Amount, in each case for such Distribution Date, over (ii) Uncertificated Interest on REMIC II Regular Interest II-LTA1, REMIC II Regular Interest II-LTA2a, REMIC II Regular Interest II-LTA2b, REMIC II Regular Interest II-LTA2c, REMIC II Regular Interest II-LTA2d, REMIC II Regular Interest II-LTM1, REMIC II Regular Interest II-LTM2, REMIC II Regular Interest II-LTM3, REMIC II Regular Interest II-LTM4, REMIC II Regular Interest II-LTM5, REMIC II Regular Interest II-LTM6, REMIC II Regular Interest II-LTM7, REMIC II Regular Interest II-LTM8, REMIC II Regular Interest II-LTM9 and REMIC II Regular Interest II-LTM10 for such Distribution Date, with the rate on each such REMIC II Regular Interest subject to a cap equal to the lesser of (a) One-Month LIBOR plus the related Certificate Margin and (b) the Net WAC Rate; provided, however, each cap shall be multiplied by a fraction, the numerator of which is the actual number of days elapsed in the related Accrual Period and the denominator of which is 30.

         "Maximum Mortgage Rate": With respect to each Adjustable-Rate Mortgage Loan, the percentage set forth in the related Mortgage Note as the maximum Mortgage Rate thereunder.

         "Mezzanine Certificate": Any Class M-1 Certificate, Class M-2 Certificate, Class M-3 Certificate, Class M-4 Certificate, Class M-5 Certificate, Class M-6 Certificate, Class M-7 Certificate, Class M-8 Certificate, Class M-9 Certificate or Class M-10 Certificate.

         "Minimum Mortgage Rate": With respect to each Adjustable-Rate Mortgage Loan, the percentage set forth in the related Mortgage Note as the minimum Mortgage Rate thereunder.

         "Monthly Payment": With respect to any Mortgage Loan, the scheduled monthly payment of principal and interest on such Mortgage Loan which is payable by the related Mortgagor from time to time under the related Mortgage Note, determined: (a) after giving effect to (i) any Deficient Valuation and/or Debt Service Reduction with respect to such Mortgage Loan and (ii) any reduction in the amount of interest collectible from the related Mortgagor pursuant to the Relief Act; (b) without giving effect to any extension granted or agreed to by the Servicer pursuant to Section 3.07 and (c) on the assumption that all other amounts, if any, due under such Mortgage Loan are paid when due.

         "Moody's": Moody's Investors Service, Inc. or its successor in interest.

         "Mortgage": The mortgage, deed of trust or other instrument creating a first lien on, or first priority security interest in, a Mortgaged Property securing a Mortgage Note.

         "Mortgage File": The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

         "Mortgage Loan": Each mortgage loan transferred and assigned to the Trustee and delivered to the Trustee pursuant to Section 2.01 or Section 2.03(b) of this Agreement, as held from time to time as a part of the Trust Fund, the Mortgage Loans so held being identified in the Mortgage Loan Schedule.

         "Mortgage Loan Purchase Agreement": The agreement between the Seller and the Depositor, regarding the sale of the Mortgage Loans by the Seller to the Depositor, substantially in the form of Exhibit D annexed hereto.

         "Mortgage Loan Schedule": As of any date, the list of Mortgage Loans included in REMIC I on such date, attached hereto as Schedule 1. The Mortgage Loan Schedule shall set forth the following information with respect to each Mortgage Loan:

         (i)       the Mortgage Loan identifying number;

         (ii)      [reserved];

         (iii)     the state and zip code of the Mortgaged Property;

         (iv) a code indicating whether the Mortgaged Property is owner-occupied;

         (v)       the type of Residential Dwelling constituting the Mortgaged
                   Property;

         (vi)      the original months to maturity;

         (vii) the stated remaining months to maturity from the Cut-off Date based on the original amortization schedule;

         (viii)    the Loan-to-Value Ratio at origination;

         (ix)      the Mortgage Rate in effect immediately following the Cut-off
                   Date;

         (x) (A) the date on which the first Monthly Payment was due on the Mortgage Loan and (B) if such date is not consistent with the Due Date currently in effect, such Due Date;

         (xi)      the stated maturity date;

         (xii)     the amount of the Monthly Payment at origination;

         (xiii) the amount of the Monthly Payment due on the first Due Date after the Cut-off Date;

         (xiv) the last Due Date on which a Monthly Payment was actually applied to the unpaid Stated Principal Balance;

         (xv)      the original principal amount of the Mortgage Loan;

         (xvi) the Stated Principal Balance of the Mortgage Loan as of the close of business on the Cut-off Date;

         (xvii) a code indicating the purpose of the Mortgage Loan (i.e., purchase financing, Rate/Term Refinancing, Cash-Out Refinancing);

         (xviii)   the Mortgage Rate;

         (xix) a code indicating the documentation program (i.e., Full Documentation, Limited Documentation, Stated Income Documentation);

         (xx)      the risk grade;

         (xxi)     the Value of the Mortgaged Property;

         (xxii)    the sale price of the Mortgaged Property, if applicable;

         (xxiii) the actual unpaid principal balance of the Mortgage Loan as of the Cut-off Date;

         (xxiv)    the type and term of the related Prepayment Charge;

         (xxv) with respect to each Adjustable Rate Mortgage Loan, the Minimum Mortgage Rate, the Maximum Mortgage Rate, the Gross Margin, the next Adjustment Date and the Periodic Rate Cap;

         (xxvi)    the program code; and

         (xxvii)   the total amount of points and fees charged such Mortgage
                   Loan.

         The Mortgage Loan Schedule shall set forth the following information with respect to the Mortgage Loans in the aggregate and for each Loan Group as of the Cut-off Date: (1) the number of Mortgage Loans (separately identifying the number of Fixed-Rate Mortgage Loans and the number of Adjustable-Rate Mortgage Loans); (2) the current Stated Principal Balance of the Mortgage Loans;
(3) the weighted average Mortgage Rate of the Mortgage Loans and (4) the weighted average maturity of the Mortgage Loans. The Mortgage Loan Schedule shall be amended from time to time by the Depositor in accordance with the provisions of this Agreement. With respect to any Qualified Substitute Mortgage Loan, the Cut-off Date shall refer to the related Cut-off Date for such Mortgage Loan, determined in accordance with the definition of Cut-off Date herein.

         "Mortgage Note": The original executed note or other evidence of the indebtedness of a Mortgagor under a Mortgage Loan.

         "Mortgage Pool": The pool of Mortgage Loans, identified on Schedule 1 and existing from time to time thereafter, and any REO Properties acquired in respect thereof.

         "Mortgage Rate": With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note, which rate (i) with respect to the Fixed-Rate Mortgage Loans shall remain constant at the rate set forth in the Mortgage Loan Schedule as the Mortgage Rate in effect immediately following the Cut-off Date and (ii) with respect to the Adjustable-Rate Mortgage Loans, (A) as of any date of determination until the first Adjustment Date following the Cut-off Date shall be the rate set forth in the Mortgage Loan Schedule as the Mortgage Rate in effect immediately following the Cut-off Date and (B) as of any date of determination thereafter shall be the rate as adjusted on the most recent Adjustment Date equal to the sum, rounded to the nearest or next highest [____]% as provided in the Mortgage Note, of the Index, as most recently available as of a date prior to the Adjustment Date as set forth in the related Mortgage Note, plus the related Gross Margin; provided that the Mortgage Rate on such Adjustable-Rate Mortgage Loan on any Adjustment Date shall never be more than the lesser of (i) the sum of the Mortgage Rate in effect immediately prior to the Adjustment Date plus the related Periodic Rate Cap, if any, and (ii) the related Maximum Mortgage Rate, and shall never be less than the greater of (i) the Mortgage Rate in effect immediately prior to the Adjustment Date less the Periodic Rate Cap, if any, and (ii) the related Minimum Mortgage Rate. With respect to each Mortgage Loan that becomes an REO Property, as of any date of determination, the annual rate determined in accordance with the immediately preceding sentence as of the date such Mortgage Loan became an REO Property.

         "Mortgaged Property": The underlying property securing a Mortgage Loan, including any REO Property, consisting of an Estate in Real Property improved by a Residential Dwelling.

         "Mortgagor": The obligor on a Mortgage Note.

         "Net Monthly Excess Cashflow": With respect to any Distribution Date, the sum of (i) any Overcollateralization Reduction Amount for such Distribution Date and (ii) the excess of (x) the Available Distribution Amount for such Distribution Date over (y) the sum for such Distribution Date of (A) the Senior Interest Distribution Amount payable to the Holders of the Class A Certificates,
(B) the Interest Distribution Amount payable to the Holders of the Mezzanine Certificates and (C) the Principal Remittance Amount.

         "Net Mortgage Rate": With respect to any Mortgage Loan (or the related REO Property) as of any date of determination, a per annum rate of interest equal to the then applicable Mortgage Rate for such Mortgage Loan minus the Servicing Fee Rate.

         "Net Prepayment Interest Shortfall": With respect to any Distribution Date, the excess, if any, of any Prepayment Interest Shortfalls for such Distribution Date over the Compensating Interest paid by the Servicer.

         "Net Swap Payment": In the case of payments made by the Trust, the excess, if any, of (x) the Fixed Swap Payment over (y) the Floating Swap Payment and in the case of payments made by the Swap Provider, the excess, if any, of
(x) the Floating Swap Payment over (y) the Fixed Swap Payment. In each case, the Net Swap Payment shall not be less than zero.

         "Net WAC Pass-Through Rate": For any Distribution Date with respect to the Group I Certificates, a per annum rate equal to the product of (x) the weighted average of the Expense Adjusted Mortgage Rates of the Group I Mortgage Loans, weighted based on their outstanding Principal Balances as of the first day of the calendar month preceding the month in which the Distribution Date occurs (after giving effect to Principal Prepayments received in the related Prepayment Period ending during such previous calendar month) and (y) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Accrual Period minus the product of
(a) (i) an amount, expressed as a percentage, equal to the Net Swap Payment, if any, paid by the Trust for such Distribution Date divided by the aggregate Stated Principal Balance of the Mortgage Loans and (ii) an amount, expressed as a percentage, equal to the Swap Termination Payment, if any, due from the Trust (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event) for such Distribution Date, divided by the aggregate Stated Principal Balance of the Mortgage Loans and (b) 12. With respect to any Distribution Date and the REMIC III Regular Interests the ownership of which is represented by the Group I Certificates, the weighted average (adjusted for the actual number of days elapsed in the related Accrual Period) of the REMIC II Remittance Rate on REMIC II Regular Interest II-LT1GRP, weighted on the basis of the Uncertificated Principal Balance of such REMIC II Regular Interest immediately prior to such Distribution Date.

         For any Distribution Date with respect to the Group II Certificates, a per annum rate equal to the product of (x) the weighted average of the Expense Adjusted Mortgage Rates of the Group II Mortgage Loans, weighted based on their outstanding Stated Principal Balances as of the first day of the calendar month preceding the month in which the Distribution Date occurs (after giving effect to Principal Prepayments received in the related Prepayment Period ending during such previous calendar month) and (y) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Accrual Period minus the product of (a) (i) an amount, expressed as a percentage, equal to the Net Swap Payment, if any, paid by the Trust for such Distribution Date divided by the aggregate Stated Principal Balance of the Mortgage Loans and (ii) an amount, expressed as a percentage, equal to the Swap Termination Payment, if any, due from the Trust (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event) for such Distribution Date, divided by the aggregate Stated Principal Balance of the Mortgage Loans and (b) 12. With respect to any Distribution Date and the REMIC III Regular Interests the ownership of which is represented by the Group II Certificates, the weighted average (adjusted for the actual number of days elapsed in the related Accrual Period) of the REMIC II Remittance Rate on REMIC II Regular Interest II-LT2GRP, weighted on the basis of the Uncertificated Principal Balance of such REMIC II Regular Interest immediately prior to such Distribution Date.

         For any Distribution Date with respect to the Mezzanine Certificates, a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the weighted average (weighted on the basis of the results of subtracting from the aggregate Stated Principal Balance of each Loan Group the current aggregate Certificate Principal Balance of the related Class A Certificates) of the Net WAC Pass-Through Rate for the Group I Certificates and the Net WAC Pass-Through Rate for the Group II Certificates. With respect to any Distribution Date and the REMIC II Regular Interests the ownership of which is represented by the Mezzanine Certificates, a per annum rate equal to the weighted average (adjusted for the actual number of days elapsed in the related Accrual Period) of the REMIC II Remittance Rates on
(a) REMIC II Regular Interest II-LT1SUB, subject to a cap and a floor equal to the REMIC II Remittance Rate on REMIC II Regular Interest II-LT1GRP and (b) REMIC II Regular Interest II-LT2SUB, subject to a cap and a floor equal to the REMIC II Remittance Rate on REMIC II Regular Interest II-LT2GRP, in each case as determined for such Distribution Date, weighted on the basis of the Uncertificated Principal Balance of each such REMIC II Regular Interest immediately prior to such Distribution Date.

         "Net WAC Rate Carryover Reserve Account": The account established and maintained pursuant to Section 3.28.

         "Net WAC Rate Carryover Amount": With respect to any Class of Offered Certificates and any Distribution Date, the sum of (A) the positive excess of
(i) the amount of interest accrued on such Class of Certificates for such Distribution Date at the related Formula Rate for such Distribution Date over
(ii) the amount of interest accrued on such Class of Certificates at the related Net WAC Pass-Through Rate for such Distribution Date and (B) the undistributed portion of any related Net WAC Rate Carryover Amount for previous Distribution Dates together with interest thereon at a rate equal to the related Formula Rate for such Class of Certificates for such Distribution Date.

         "New Lease": Any lease of REO Property entered into on behalf of REMIC I, including any lease renewed or extended on behalf of REMIC I, if REMIC I has the right to renegotiate the terms of such lease.

         "Nonrecoverable P&I Advance": Any P&I Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment in accordance with the Servicing Standard of the Servicer, will not or, in the case of a proposed P&I Advance, would not be ultimately recoverable from related Late Collections, Insurance Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein.

         "Nonrecoverable Servicing Advance": Any Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment in accordance with the Servicing Standard of the Servicer, will not or, in the case of a proposed Servicing Advance, would not be ultimately recoverable from related Late Collections, Insurance Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein.

         "Non-United States Person": Any Person other than a United States
Person.

         "Notional Amount": With respect to the Class CE-1 Interest and any Distribution Date, the Uncertificated Balance of the REMIC II Regular Interests (other than REMIC II Regular Interest II-LTP) for such Distribution Date.

         "Offered Certificates": The Class A Certificates and the Mezzanine Certificates.

         "Officers' Certificate": A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a vice president (however denominated), and by the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Servicer, the Originators, the Seller or the Depositor, as applicable.

         "One-Month LIBOR": With respect to the Offered Certificates and for purposes of the Formula Rate, REMIC II Regular Interest II-LTA1, REMIC II Regular Interest II-LTA2a, REMIC II Regular Interest II-LTA2b, REMIC II Regular Interest II-LTA2c, REMIC II Regular Interest II-LTA2d, REMIC II Regular Interest II-LTM1, REMIC II Regular Interest II-LTM2, REMIC II Regular Interest II-LTM3, REMIC II Regular Interest II-LTM4, REMIC II Regular Interest II-LTM5, REMIC II Regular Interest II-LTM6, REMIC II Regular Interest II-LTM7, REMIC II Regular Interest II-LTM8, REMIC II Regular Interest II-LTM9 and REMIC II Regular Interest II-LTM10 and any Interest Accrual Period therefor, the rate determined by the Trustee on the related Interest Determination Date on the basis of the offered rate for one-month U.S. dollar deposits, as such rate appears on Telerate Page 3750 as of 11:00 a.m. (London time) on such Interest Determination Date; provided that if such rate does not appear on Telerate Page 3750, the rate for such date will be determined on the basis of the offered rates of the Reference Banks for one-month U.S. dollar deposits, as of 11:00 a.m. (London time) on such Interest Determination Date. In such event, the Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If on such Interest Determination Date, two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If on such Interest Determination Date, fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the higher of (i) LIBOR as determined on the previous Interest Determination Date and (ii) the Reserve Interest Rate. Notwithstanding the foregoing, if, under the priorities described above, LIBOR for an Interest Determination Date would be based on LIBOR for the previous Interest Determination Date for the third consecutive Interest Determination Date, the Trustee, after consultation with the Depositor, shall select an alternative comparable index (over which the Trustee has no control), used for determining one-month Eurodollar lending rates that is calculated and published (or otherwise made available) by an independent party.

         "Opinion of Counsel": A written opinion of counsel, who may, without limitation, be salaried counsel for the Depositor or the Servicer, acceptable to the Trustee, except that any opinion of counsel relating to (a) the qualification of any Trust REMIC as a REMIC or (b) compliance with the REMIC Provisions, must be an opinion of Independent counsel.

         "Original Mortgage Loan": Any of the Mortgage Loans included in REMIC I as of the Closing Date.

         "Originators": [____________]or [____________], or their successors in interest.

         "Overcollateralization Deficiency Amount": With respect to any Distribution Date, the excess, if any, of (a) the Overcollateralization Target Amount applicable to such Distribution Date over (b) the Overcollateralized Amount applicable to such Distribution Date (calculated for this purpose only after assuming that [___]% of the Principal Remittance Amount on such distribution date has been distributed).

         "Overcollateralization Increase Amount": With respect to any Distribution Date, the lesser of the (x) the Overcollateralization Deficiency Amount as of such Distribution Date (calculated for this purpose only after assuming that [___]% of the Principal Remittance Amount on such distribution date has been distributed) and (y) the amount of Accrued Certificate Interest distributable on the Class CE-1 Certificates on such Distribution Date as reduced by Realized Losses allocated thereto with respect to such Distribution Date pursuant to Section 4.04.

         "Overcollateralization Reduction Amount": With respect to any Distribution Date, an amount equal to the lesser of (a) the Excess Overcollateralized Amount and (b) the Principal Remittance Amount.

         "Overcollateralization Target Amount": With respect to any Distribution Date (a) prior to the Stepdown Date, an amount equal to [___]% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date; (b) on or after the Stepdown Date provided a Trigger Event is not in effect, the greater of (i) [___]% of the aggregate outstanding Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to Principal Prepayments received in the related Prepayment Period) and (ii) $[_________]; and (c) on or after the Stepdown Date and if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date. Notwithstanding the foregoing, on and after any Distribution Date following the reduction of the aggregate Certificate Principal Balance of the Offered Certificates to zero, the Overcollateralization Target Amount shall be zero. "Overcollateralized Amount": With respect to any Distribution Date, the excess, if any, of (a) the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties as of the last day of the related Due Period over (b) the aggregate Certificate Principal Balance of the Class A Certificates, the Mezzanine Certificates and the Class P Certificates after giving effect to distributions to be made on such Distribution Date.

         "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

         "Pass-Through Rate": With respect to each Class of Offered Certificates and any Distribution Date, a rate per annum equal to the lesser of (i) the related Formula Rate for such Distribution Date and (ii) the related Net WAC Pass-Through Rate for such Distribution Date.

         With respect to the Class CE-1 Interest and any Distribution Date, a per annum rate equal to the percentage equivalent of a fraction, the numerator of which is (x) the sum of (i) [___]% of the interest on REMIC I Regular Interest II-LTP and (ii) interest on the Uncertificated Balance of each REMIC I Regular Interest listed in clause (y) at a rate equal to the related REMIC 1 Remittance Rate minus the Marker Rate and the denominator of which is (y) the aggregate Uncertificated Balance of REMIC I Regular Interests II-LTAA, II-LTA1, II-TLA2a, II-LTA2b, II-LTA2c, II-LT2d, II-LTM1, II-LTM2, II-LTM3, II-LTM4, II-LTM5, II-LTM6, II-LTM7, II-LTM8, II-LTM9, II-LTM10 and II-LTZZ.

         With respect to the Class CE-1 Certificates, [___]% of the interest distributable to the Class CE-1 Interest, expressed as a per annum rate. The Class CE-2 Interest and the Class CE-2 Certificates will not be entitled to distributions of interest and will not have a Pass-Through Rate.

         With respect to the Class SWAP-IO Interest, the Class SWAP-IO Interest shall not have a Pass-Through Rate, but interest for such Regular Interest and each Distribution Date shall be an amount equal to [___]% of the amounts distributable to REMIC II Regular Interest II-LTIO for such Distribution Date.

         "Percentage Interest": With respect to any Class of Certificates (other than the Residual Certificates), the undivided percentage ownership in such Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the initial Certificate Principal Balance or Notional Amount represented by such Certificate and the denominator of which is the aggregate initial Certificate Principal Balance or Notional Amount of all of the Certificates of such Class. The Offered Certificates are issuable only in minimum Percentage Interests corresponding to minimum initial Certificate Principal Balances of $100,000 and integral multiples of $1.00 in excess thereof. The Class P Certificates are issuable only in Percentage Interests corresponding to initial Certificate Principal Balances of $20 and integral multiples thereof. The Class CE-1 and Class CE-2 Certificates are issuable only in minimum Percentage Interests of [___]% for the Class CE-1 Certificates and for the Class CE-2 Certificates corresponding to minimum initial Certificate Principal Balances of $25,000 and integral multiples of $1.00 in excess thereof; provided, however, that a single Certificate of each such Class of Certificates may be issued having a Percentage Interest corresponding to the remainder of the aggregate initial Certificate Principal Balance or Notional Amount of such Class or to an otherwise authorized denomination for such Class plus such remainder. With respect to any Residual Certificate, the undivided percentage ownership in such Class evidenced by such Certificate, as set forth on the face of such Certificate. The Residual Certificates are issuable in Percentage Interests of [___]% and multiples thereof.

         "Periodic Rate Cap": With respect to each Adjustable-Rate Mortgage Loan and any Adjustment Date therefor, the fixed percentage set forth in the related Mortgage Note, which is the maximum amount by which the Mortgage Rate for such Mortgage Loan may increase or decrease (without regard to the Maximum Mortgage Rate or the Minimum Mortgage Rate) on such Adjustment Date (other than the first Adjustment Date) from the Mortgage Rate in effect immediately prior to such Adjustment Date.

         "Permitted Investments": Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued by the Depositor, the Servicer, the Trustee or any of their respective Affiliates:

                  (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

                  (ii) demand and time deposits in, certificates of deposit of, or bankers' acceptances issued by, any Depository Institution;

                  (iii) repurchase obligations with respect to any security described in clause (i) above entered into with a Depository Institution (acting as principal);

                  (iv) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any state thereof and that are rated by each Rating Agency that rates such securities in its highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

                  (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than [__] days after the date of acquisition thereof) that is rated by each Rating Agency that rates such securities in its highest short-term unsecured debt rating available at the time of such investment;

                  (vi) units of money market funds that have been rated "AAAm" or "AAAm-G" by S and P; and

                  (vii) if previously confirmed in writing to the Trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the Rating Agencies as a permitted investment of funds backing securities having ratings equivalent to its highest initial rating of the Class A Certificates;

provided, however, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than [___]% of the yield to maturity at par of the underlying obligations.

         "Permitted Transferee": Any Transferee of a Residual Certificate other than a Disqualified Organization or Non-United States Person.

         "Person": Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "P&I Advance": As to any Mortgage Loan or REO Property, any advance made by the Servicer in respect of any Distribution Date pursuant to Section 4.03.

         "Plan": Any employee benefit plan or certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that are subject to ERISA or Section 4975 of the Code.

         "Prepayment Assumption": As set forth in the Prospectus Supplement.

         "Prepayment Charge": With respect to any Prepayment Period, any prepayment premium, penalty or charge payable by a Mortgagor in connection with any Principal Prepayment on a Mortgage Loan pursuant to the terms of the related Mortgage Note (other than any Servicer Prepayment Charge Payment Amount).

         "Prepayment Charge Schedule": As of any date, the list of Prepayment Charges on the Mortgage Loans included in REMIC I on such date, attached hereto as Schedule 2 (including the Prepayment Charge Summary attached thereto). The Prepayment Charge Schedule shall set forth the following information with respect to each related Mortgage Loan:

         (i)       the Mortgage Loan identifying number;

         (ii)      a code indicating the type of Prepayment Charge;

         (iii)     the state of origination of the related Mortgage Loan;

         (iv) the date on which the first monthly payment was due on the related Mortgage Loan;

         (v)       the term of the related Mortgage Loan; and

         (vi) the Stated Principal Balance of the related Mortgage Loan as of the Cut-off Date. The Prepayment Charge Schedule shall be amended from time to time by the Depositor in accordance with the provisions of this Agreement.

         "Prepayment Interest Excess": With respect to any Distribution Date, for each Mortgage Loan that was during the related Prepayment Period the subject of a Principal Prepayment in full during the portion of the related Prepayment Period occurring between the first day and the 15th day of the calendar month in which such Distribution Date occurs, an amount equal to interest (to the extent received) at the applicable Net Mortgage Rate on the amount of such Principal Prepayment for the number of days commencing on the first day of the calendar month in which such Distribution Date occurs and ending on the date on which such Principal Prepayment is received.

         "Prepayment Interest Shortfall": With respect to any Distribution Date, for each Mortgage Loan that was during the related Prepayment Period the subject of (x) a Principal Prepayment in full during the portion of the related Prepayment Period occurring between the first day of the related Prepayment Period and the last day of the calendar month preceding the month in which such Distribution Date occurs or (y) a Principal Prepayment in part, that was applied by the Servicer to reduce the outstanding principal balance of such loan on a date preceding the Due Date in the succeeding Prepayment Period, an amount equal to one month's interest at the applicable Net Mortgage Rate less any payments made by the Mortgagor on the amount of such Principal Prepayment for the number of days commencing on the date on which the Principal Prepayment is received and ending on the last day of the calendar month preceding such Distribution Date. The obligations of the Servicer in respect of any Prepayment Interest Shortfall are set forth in Section 3.24.

         "Prepayment Period": With respect to any Distribution Date and (i) any Principal Prepayment in full, the period commencing on the 16th day of the calendar month preceding the month in which the related Distribution Date occurs (or, in the case of the first Distribution Date, commencing on the Cut-off Date) and ending on the 15th day of the calendar month in which such Distribution Date occurs and (ii) any partial Principal Prepayment, the calendar month preceding the month in which the Distribution Date occurs.

         "Principal Prepayment": Any payment of principal made by the Mortgagor on a Mortgage Loan that is received in advance of its scheduled Due Date and that is not accompanied by an amount of interest representing the full amount of scheduled interest due on any Due Date in any month or months subsequent to the month of prepayment.

         "Principal Remittance Amount": With respect to any Distribution Date, the sum of (i) the Group I Principal Remittance Amount and (ii) the Group II Principal Remittance Amount.

         "Prospectus Supplement": That certain Prospectus Supplement dated [_________________] relating to the public offering of the Offered Certificates.

         "Purchase Price": With respect to any Mortgage Loan or REO Property to be purchased pursuant to or as contemplated by Section 2.03, Section 3.16(c),
Section 3.16(e) or Section 9.01, and as confirmed by an Officers' Certificate from the Servicer to the Trustee, an amount equal to the sum of (i) [___]% of the Stated Principal Balance thereof as of the date of purchase (or such other price as provided in Section 9.01), (ii) in the case of (x) a Mortgage Loan, accrued interest on such Stated Principal Balance at the applicable Mortgage Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or an advance by the Servicer, which payment or advance had as of the date of purchase been distributed pursuant to
Section 4.01, through the end of the calendar month in which the purchase is to be effected and (y) an REO Property, the sum of (1) accrued interest on such Stated Principal Balance at the applicable Mortgage Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or an advance by the Servicer through the end of the calendar month immediately preceding the calendar month in which such REO Property was acquired, plus (2) REO Imputed Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month in which such purchase is to be effected, net of the total of all net rental income, Insurance Proceeds, Liquidation Proceeds and P&I Advances that as of the date of purchase had been distributed as or to cover REO Imputed Interest pursuant to Section 4.01, (iii) any unreimbursed Servicing Advances and P&I Advances (including Nonrecoverable P&I Advances and Nonrecoverable Servicing Advances) and any unpaid Servicing Fees allocable to such Mortgage Loan or REO Property, (iv) any amounts previously withdrawn from the Collection Account in respect of such Mortgage Loan or REO Property pursuant to Section 3.11(a)(ix) and Section 3.16(b), and (v) in the case of a Mortgage Loan required to be purchased pursuant to Section 2.03, expenses reasonably incurred or to be incurred by the Servicer or the Trustee in respect of the breach or defect giving rise to the purchase obligation including any costs and damages incurred by the Trust in connection with any violation by such loan of any predatory or abusive lending law.

         "Qualified Substitute Mortgage Loan": A mortgage loan substituted for a Deleted Mortgage Loan pursuant to the terms of this Agreement which must, on the date of such substitution, (i) have an outstanding Stated Principal Balance (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate Stated Principal Balance), after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of, and not more than [___]% less than, the outstanding Stated Principal Balance of the Deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs, (ii) have a Mortgage Rate not less than (and not more than one percentage point in excess of) the Mortgage Rate of the Deleted Mortgage Loan, (iii) if the Qualified Substitute Mortgage Loan is an Adjustable-Rate Mortgage Loan, have a Maximum Mortgage Rate not less than the Maximum Mortgage Rate on the Deleted Mortgage Loan, (iv) if the Qualified Substitute Mortgage Loan is an Adjustable-Rate Mortgage Loan, have a Minimum Mortgage Rate not less than the Minimum Mortgage Rate of the Deleted Mortgage Loan, (v) if the Qualified Substitute Mortgage Loan is an Adjustable-Rate Mortgage Loan, have a Gross Margin equal to or greater than the Gross Margin of the Deleted Mortgage Loan, (vi) if the Qualified Substitute Mortgage Loan is an Adjustable-Rate Mortgage Loan, have a next Adjustment Date not more than two months later than the next Adjustment Date on the Deleted Mortgage Loan, (vii) reserved, (viii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (ix) be current as of the date of substitution, (x) have a Loan-to-Value Ratio as of the date of substitution equal to or lower than the Loan-to-Value Ratio of the Deleted Mortgage Loan as of such date, (xi) have a risk grading determined by the related Originator at least equal to the risk grading assigned on the Deleted Mortgage Loan, (xii) have been underwritten or reunderwritten by the related Originator in accordance with the same underwriting criteria and guidelines as the Deleted Mortgage Loan and (xiii) conform to each representation and warranty set forth in Section 6 of the Mortgage Loan Purchase Agreement applicable to the Deleted Mortgage Loan. In the event that one or more Mortgage Loans are substituted for one or more Deleted Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate Stated Principal Balance, the Mortgage Rates described in clauses (ii) through (vi) hereof shall be satisfied for each such Mortgage Loan, the risk gradings described in clause (xi) hereof shall be satisfied as to each such Mortgage Loan, the terms described in clause (viii) hereof shall be determined on the basis of weighted average remaining term to maturity (provided that no such Mortgage Loan may have a remaining term to maturity longer than the Deleted Mortgage Loan), the Loan-to-Value Ratios described in clause (x) hereof shall be satisfied as to each such Mortgage Loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (xiii) hereof must be satisfied as to each Qualified Substitute Mortgage Loan or in the aggregate, as the case may be.

         "Rate/Term Refinancing": A Refinanced Mortgage Loan, the proceeds of which are not more than a nominal amount in excess of the existing first mortgage loan and any subordinate mortgage loan on the related Mortgaged Property and related closing costs, and were used exclusively (except for such nominal amount) to satisfy the then existing first mortgage loan and any subordinate mortgage loan of the Mortgagor on the related Mortgaged Property and to pay related closing costs.

         "Rating Agency or Rating Agencies": S and P and Moody's or their successors. If such agencies or their successors are no longer in existence, "Rating Agencies" shall be such nationally recognized statistical rating agencies, or other comparable Persons, designated by the Depositor, notice of which designation shall be given to the Trustee and the Servicer.

         "Realized Loss": With respect to each Mortgage Loan as to which a Final Recovery Determination has been made, an amount (not less than zero) equal to
(i) the unpaid principal balance of such Mortgage Loan as of the commencement of the calendar month in which the Final Recovery Determination was made, plus (ii) accrued interest from the Due Date as to which interest was last paid by the Mortgagor through the end of the calendar month in which such Final Recovery Determination was made, calculated in the case of each calendar month during such period (A) at an annual rate equal to the annual rate at which interest was then accruing on such Mortgage Loan and (B) on a principal amount equal to the Stated Principal Balance of such Mortgage Loan as of the close of business on the Distribution Date during such calendar month, plus (iii) any amounts previously withdrawn from the Collection Account in respect of such Mortgage Loan pursuant to Section 3.11(a)(ix) and Section 3.16(b), minus (iv) the proceeds, if any, received in respect of such Mortgage Loan during the calendar month in which such Final Recovery Determination was made, net of amounts that are payable therefrom to the Servicer with respect to such Mortgage Loan pursuant to Section 3.11(a)(iii).

         With respect to any REO Property as to which a Final Recovery Determination has been made, an amount (not less than zero) equal to (i) the unpaid principal balance of the related Mortgage Loan as of the date of acquisition of such REO Property on behalf of REMIC I, plus (ii) accrued interest from the Due Date as to which interest was last paid by the Mortgagor in respect of the related Mortgage Loan through the end of the calendar month immediately preceding the calendar month in which such REO Property was acquired, calculated in the case of each calendar month during such period (A) at an annual rate equal to the annual rate at which interest was then accruing on the related Mortgage Loan and (B) on a principal amount equal to the Stated Principal Balance of the related Mortgage Loan as of the close of business on the Distribution Date during such calendar month, plus (iii) REO Imputed Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month in which such Final Recovery Determination was made, plus (iv) any amounts previously withdrawn from the Collection Account in respect of the related Mortgage Loan pursuant to Section 3.11(a)(ix) and Section 3.16(b), minus
(v) the aggregate of all P&I Advances and Servicing Advances (in the case of Servicing Advances, without duplication of amounts netted out of the rental income, Insurance Proceeds and Liquidation Proceeds described in clause (vi) below) made by the Servicer in respect of such REO Property or the related Mortgage Loan for which the Servicer has been or, in connection with such Final Recovery Determination, will be reimbursed pursuant to Section 3.23 out of rental income, Insurance Proceeds and Liquidation Proceeds received in respect of such REO Property, minus (vi) the total of all net rental income, Insurance Proceeds and Liquidation Proceeds received in respect of such REO Property that has been, or in connection with such Final Recovery Determination, will be transferred to the Distribution Account pursuant to Section 3.23.

         With respect to each Mortgage Loan which has become the subject of a Deficient Valuation, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation.

         With respect to each Mortgage Loan which has become the subject of a Debt Service Reduction, the portion, if any, of the reduction in each affected Monthly Payment attributable to a reduction in the Mortgage Rate imposed by a court of competent jurisdiction. Each such Realized Loss shall be deemed to have been incurred on the Due Date for each affected Monthly Payment.

         If the Servicer receives Subsequent Recoveries with respect to any Mortgage Loan, the amount of the Realized Loss with respect to that Mortgage Loan will be reduced to the extent such recoveries are applied to principal distributions on any Distribution Date.

         "Record Date": With respect to each Distribution Date and any Offered Certificate, the Business Day immediately preceding such Distribution Date. With respect to each Distribution Date and any other Certificates, including any Definitive Certificates, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

         "Reference Banks": [_________________, _______________ and
_______________] and their successors in interest; provided, however, that if any of the foregoing banks are not suitable to serve as a Reference Bank, then any leading banks selected by the Trustee, after consultation with the Depositor, which are engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London and (ii) not controlling, under the control of or under common control with the Depositor or any Affiliate thereof.

         "Refinanced Mortgage Loan": A Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property.

         "Regular Certificate": Any Class A Certificate, Mezzanine Certificate, Class CE Certificate or Class P Certificate.

         "Regular Interest": A "regular interest" in a REMIC within the meaning of Section 860G(a)(1) of the Code.

         "Relief Act": The Servicemembers Civil Relief Act.

         "Relief Act Interest Shortfall": With respect to any Distribution Date and any Mortgage Loan, any reduction in the amount of interest collectible on such Mortgage Loan for the most recently ended calendar month as a result of the application of the Relief Act or similar state laws.

         "REMIC": A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

         "REMIC I": The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder, with respect to which a REMIC election is to be made, consisting of: (i) such Mortgage Loans and Prepayment Charges as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto, and together with all collections thereon and proceeds thereof; (ii) any REO Property, together with all collections thereon and proceeds thereof; (iii) the Trustee's rights with respect to the Mortgage Loans under all insurance policies required to be maintained pursuant to this Agreement and any proceeds thereof; (iv) the Depositor's rights under the Mortgage Loan Purchase Agreement (including any security interest created thereby); and (v) the Collection Account (other than any amounts representing any Servicer Prepayment Charge Payment Amount), the Distribution Account (other than any amounts representing any Servicer Prepayment Charge Payment Amount) and any REO Account, and such assets that are deposited therein from time to time and any investments thereof, together with any and all income, proceeds and payments with respect thereto. Notwithstanding the foregoing, however, REMIC I specifically excludes the Net WAC Rate Carryover Reserve Account, the Interest Rate Swap Agreement, the Swap Account, all payments and other collections of principal and interest due on the Mortgage Loans on or before the Cut-off Date and all Prepayment Charges payable in connection with Principal Prepayments made before the Cut-off Date.

         "REMIC I Group I Regular Interests": REMIC I Regular Interest I and REMIC I Regular Interest I-1-A through REMIC I Regular Interest I-48-B as designated in the Preliminary Statement hereto.

         "REMIC I Group II Regular Interests": REMIC I Regular Interest II-1-A through REMIC I Regular Interest II-48-B as designated in the Preliminary Statement hereto.

         "REMIC I Regular Interest": Any of the 195 separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a "regular interest" in REMIC I. Each REMIC I Regular Interest shall accrue interest at the related REMIC I Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

         "REMIC I Remittance Rate": With respect to REMIC I Regular Interest I and REMIC I Regular Interest P, a per annum rate equal to the weighted average of the Expense Adjusted Net Mortgage Rates of the Group I Mortgage Loans. With respect to each REMIC I Group I Regular Interest ending with the designation "A", a per annum rate equal to the weighted average of the Expense Adjusted Net Mortgage Rates of the Group I Mortgage Loans multiplied by 2, subject to a maximum rate of [_____]%. With respect to each REMIC I Group I Regular Interest ending with the designation "B", the greater of (x) a per annum rate equal to the excess, if any, of (i) 2 multiplied by the weighted average of the Expense Adjusted Net Mortgage Rates of the Group I Mortgage Loans over (ii) [_____]% and
(y) [_____]%. With respect to REMIC I Regular Interest II, a per annum rate equal to the weighted average of the Expense Adjusted Net Mortgage Rates of the Group II Mortgage Loans With respect to each REMIC I Group II Regular Interest ending with the designation "A", a per annum rate equal to the weighted average of the Expense Adjusted Net Mortgage Rates of the Group II Mortgage Loans multiplied by 2, subject to a maximum rate of [_____]%. With respect to each REMIC I Group II Regular Interest ending with the designation "B", the greater of (x) a per annum rate equal to the excess, if any, of (i) 2 multiplied by the weighted average of the Expense Adjusted Net Mortgage Rates of the Group II Mortgage Loans over (ii) [_____]% and (y) [_____]%.

         "REMIC II": The segregated pool of assets consisting of all of the REMIC I Regular Interests conveyed in trust to the Trustee for the benefit of the Class R-II Interest pursuant to Section 2.08, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

         "REMIC II Interest Loss Allocation Amount": With respect to any Distribution Date, an amount (subject to adjustment based on the actual number of days elapsed in the respective Interest Accrual Period for the indicated Regular Interests for such Distribution Date) equal to (a) the product of (i) [_____]% of the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties then outstanding and (ii) the REMIC II Remittance Rate for REMIC II Regular Interest II-LTAA minus the Marker Rate, divided by (b) 12.

         "REMIC II Marker Allocation Percentage": [___]% of any amount payable or loss attributable from the Mortgage Loans, which shall be allocated to REMIC II Regular Interest II-LTAA, REMIC II Regular Interest II-LTA1, REMIC II Regular Interest II-LTA2a, REMIC II Regular Interest II-LTA2b, REMIC II Regular Interest II-LTA2c, REMIC II Regular Interest II-LTA2d, REMIC II Regular Interest II-LTM1, REMIC II Regular Interest II-LTM2, REMIC II Regular Interest II-LTM3, REMIC II Regular Interest II-LTM4, REMIC II Regular Interest II-LTM5, REMIC II Regular Interest II-LTM6, REMIC II Regular Interest II-LTM7, REMIC II Regular Interest II-LTM8, REMIC II Regular Interest II-LTM9, REMIC II Regular Interest II-LTM10, REMIC II Regular Interest II-LTZZ and REMIC II Regular Interest II-LTP.

         "REMIC II Overcollateralization Target Amount": [___]% of the Overcollateralization Target Amount.

         "REMIC II Overcollateralization Amount": With respect to any date of determination, (i) [_____]% of the aggregate Uncertificated Balance of the REMIC II Regular Interests minus (ii) the aggregate Uncertificated Balance of REMIC II Regular Interest II-LTAA, REMIC II Regular Interest II-LTA1, REMIC II Regular Interest II-LTA2a, REMIC II Regular Interest II-LTA2b, REMIC II Regular Interest II-LTA2c, REMIC II Regular Interest II-LTA2d, REMIC II Regular Interest II-LTM1, REMIC II Regular Interest II-LTM2, REMIC II Regular Interest II-LTM3, REMIC II Regular Interest II-LTM4, REMIC II Regular Interest II-LTM5, REMIC II Regular Interest II-LTM6, REMIC II Regular Interest II-LTM7, REMIC II Regular Interest II-LTM8, REMIC II Regular Interest II-LTM9, REMIC II Regular Interest II-LTM10 and REMIC II Regular Interest II-LTP, in each case as of such date of determination.

         "REMIC II Principal Loss Allocation Amount": With respect to any Distribution Date, an amount equal to the product of (i) [_____]% of the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties then outstanding and (ii) 1 minus a fraction, the numerator of which is two times the aggregate Uncertificated Balance of REMIC II Regular Interest II-LTA1, REMIC II Regular Interest II-LTA2a, REMIC II Regular Interest II-LTA2b, REMIC II Regular Interest II-LTA2c, REMIC II Regular Interest II-LTA2d, REMIC II Regular Interest II-LTM1, REMIC II Regular Interest II-LTM2, REMIC II Regular Interest II-LTM3, REMIC II Regular Interest II-LTM4, REMIC II Regular Interest II-LTM5, REMIC II Regular Interest II-LTM6, REMIC II Regular Interest II-LTM7, REMIC II Regular Interest II-LTM8, REMIC II Regular Interest II-LTM9, REMIC II Regular Interest II-LTM10 and the denominator of which is the aggregate Uncertificated Balance of REMIC II Regular Interest II-LTA1, REMIC II Regular Interest II-LTA2a, REMIC II Regular Interest II-LTA2b, REMIC II Regular Interest II-LTA2c, REMIC II Regular Interest II-LTA2d, REMIC II Regular Interest II-LTM1, REMIC II Regular Interest II-LTM2, REMIC II Regular Interest II-LTM3, REMIC II Regular Interest II-LTM4, REMIC II Regular Interest II-LTM5, REMIC II Regular Interest II-LTM6, REMIC II Regular Interest II-LTM7, REMIC II Regular Interest II-LTM8, REMIC II Regular Interest II-LTM9, REMIC II Regular Interest II-LTM10 and REMIC II Regular Interest II-LTZZ.

         "REMIC II Regular Interest": Any of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a "regular interest" in REMIC II. Each REMIC II Regular Interest shall accrue interest at the related REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto. The REMIC II Regular Interests are as follows: REMIC II Regular Interest II-LTAA, REMIC II Regular Interest II-LTA1, REMIC II Regular Interest II-LTA2a, REMIC II Regular Interest II-LTA2b, REMIC II Regular Interest II-LTA2c, REMIC II Regular Interest II-LTA2d, REMIC II Regular Interest II-LTM1, REMIC II Regular Interest II-LTM2, REMIC II Regular Interest II-LTM3, REMIC II Regular Interest II-LTM4, REMIC II Regular Interest II-LTM5, REMIC II Regular Interest II-LTM6, REMIC II Regular Interest II-LTM7, REMIC II Regular Interest II-LTM8, REMIC II Regular Interest II-LTM9, REMIC II Regular Interest II-LTM10, REMIC II Regular Interest II-LTZZ and REMIC II Regular Interest II-LTP.

         "REMIC II Remittance Rate": With respect to REMIC II Regular Interest II-LTA1, REMIC II Regular Interest II-LTA2a, REMIC II Regular Interest II-LTA2b, REMIC II Regular Interest II-LTA2c, REMIC II Regular Interest II-LTA2d, REMIC II Regular Interest II-LTM1, REMIC II Regular Interest II-LTM2, REMIC II Regular Interest II-LTM3, REMIC II Regular Interest II-LTM4, REMIC II Regular Interest II-LTM5, REMIC II Regular Interest II-LTM6, REMIC II Regular Interest II-LTM7 and REMIC II Regular Interest II-LTM8, REMIC II Regular Interest II-LTM9, REMIC II Regular Interest II-LTM10, REMIC II Regular Interest II-LTZZ, REMIC II Regular Interest II-LTP, REMIC II Regular Interest II-LT1SUB, REMIC II Regular Interest II-LT2SUB, and REMIC II Regular Interest II-LTXX, a per annum rate (but not less than zero) equal to the weighted average of: (w) with respect to REMIC I Regular Interest I, REMIC I Regular Interest II and REMIC I Regular Interest P, the REMIC I Remittance Rate for each such REMIC 1 Regular Interest for each such Distribution Date, (x) with respect to each REMIC I Regular Interest ending with the designation "B", the weighted average of the REMIC I Remittance Rates for such REMIC I Regular Interests, weighted on the basis of the Uncertificated Balances of such REMIC I Regular Interests for each such Distribution Date and
(y) with respect to REMIC I Regular Interests ending with the designation "A", for each Distribution Date listed below, the weighted average of the rates listed below for each such REMIC I Regular Interest listed below, weighted on the basis of the Uncertificated Balances of each such REMIC I Regular Interest for each such Distribution Date:


 DISTRIBUTION
     DATE              REMIC I REGULAR INTEREST                                     RATE
---------------  -------------------------------------  -----------------------------------------------------------
       1         I-1-A through I-48-A                   2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-1-A through II-48-A                 2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
       2         I-2-A through I-48-A                   2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-2-A through II-48-A                 2 multiplied by Swap LIBOR, subject to a maximum rate REMIC
                                                        I Remittance Rate
                 I-1-A                                  REMIC I Remittance Rate
                 II-1-A                                 REMIC I Remittance Rate
       3         I-3-A through I-48-A                   2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-3-A through II-48-A                 2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A and I-2-A                        REMIC I Remittance Rate
                 II-1-A and II-2-A                      REMIC I Remittance Rate
       4         I-4-A through I-48-A                   2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-4-A through II-48-A                 2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-3-A                    REMIC I Remittance Rate
                 II-1-A through II-3-A                  REMIC I Remittance Rate
       5         I-5-A through I-48-A                   2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-5-A through II-48-A                 2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-4-A                    REMIC I Remittance Rate
                 II-1-A through II-4-A                  REMIC I Remittance Rate
       6         I-6-A through I-48-A                   2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-6-A through II-48-A                 2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-5-A                    REMIC I Remittance Rate
                 II-1-A through II-5-A                  REMIC I Remittance Rate
       7         I-7-A through I-48-A                   2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-7-A through II-48-A                 2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-6-A                    REMIC I Remittance Rate
                 II-1-A through II-6-A                  REMIC I Remittance Rate
       8         I-8-A through I-48-A                   2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-8-A through II-48-A                 2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-7-A                    REMIC I Remittance Rate
                 II-1-A through II-7-A                  REMIC I Remittance Rate
       9         I-9-A through I-48-A                   2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-9-A through II-48-A                 2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-8-A                    REMIC I Remittance Rate
                 II-1-A through II-8-A                  REMIC I Remittance Rate
      10         I-10-A through I-48-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-10-A through II-48-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-9-A                    REMIC I Remittance Rate
                 II-1-A through II-9-A                  REMIC I Remittance Rate
      11         I-11-A through I-48-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-11-A through II-48-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-10-A                   REMIC I Remittance Rate
                 II-1-A through II-10-A                 REMIC I Remittance Rate
      12         I-12-A through I-48-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-12-A through II-48-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-11-A                   REMIC I Remittance Rate
                 II-1-A through II-11-A                 REMIC I Remittance Rate
      13         I-13-A through I-48-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-13-A through II-48-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-12-A                   REMIC I Remittance Rate
                 II-1-A through II-12-A                 REMIC I Remittance Rate
      14         I-14-A through I-48-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-14-A through II-48-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-13-A                   REMIC I Remittance Rate
                 II-1-A through II-13-A                 REMIC I Remittance Rate
      15         I-15-A through I-48-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-15-A through II-48-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-14-A                   REMIC I Remittance Rate
                 II-1-A through II-14-A                 REMIC I Remittance Rate
      16         I-16-A through I-48-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-16-A through II-48-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-15-A                   REMIC I Remittance Rate
                 II-1-A through II-15-A                 REMIC I Remittance Rate
      17         I-17-A through I-48-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-17-A through II-48-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-16-A                   REMIC I Remittance Rate
                 II-1-A through II-16-A                 REMIC I Remittance Rate
      18         I-18-A through I-48-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-18-A through II-48-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-17-A                   REMIC I Remittance Rate
                 II-1-A through II-17-A                 REMIC I Remittance Rate
      19         I-19-A through I-48-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-19-A through II-48-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-18-A                   REMIC I Remittance Rate
                 II-1-A through II-18-A                 REMIC I Remittance Rate
      20         I-20-A through I-48-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-20-A through II-48-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-19-A                   REMIC I Remittance Rate
                 II-1-A through II-19-A                 REMIC I Remittance Rate
      21         I-21-A through I-48-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-21-A through II-48-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-20-A                   REMIC I Remittance Rate
                 II-1-A through II-20-A                 REMIC I Remittance Rate
      22         I-22-A through I-48-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-22-A through II-48-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-21-A                   REMIC I Remittance Rate
                 II-1-A through II-21-A                 REMIC I Remittance Rate
      23         I-23-A through I-48-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-23-A through II-48-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-22-A                   REMIC I Remittance Rate
                 II-1-A through II-22-A                 REMIC I Remittance Rate
      24         I-24-A through I-48-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-24-A through II-48-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-23-A                   REMIC I Remittance Rate
                 II-1-A through II-23-A                 REMIC I Remittance Rate
      25         I-25-A through I-48-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-25-A through II-48-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-24-A                   REMIC I Remittance Rate
                 II-1-A through II-24-A                 REMIC I Remittance Rate
      26         I-26-A through I-48-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-26-A through II-48-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-25-A                   REMIC I Remittance Rate
                 II-1-A through II-25-A                 REMIC I Remittance Rate
      27         I-27-A through I-48-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-27-A through II-48-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-26-A                   REMIC I Remittance Rate
                 II-1-A through II-26-A                 REMIC I Remittance Rate
      28         I-28-A through I-48-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-28-A through II-48-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-27-A                   REMIC I Remittance Rate
                 II-1-A through II-27-A                 REMIC I Remittance Rate
      29         I-29-A through I-48-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-29-A through II-48-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-28-A                   REMIC I Remittance Rate
                 II-1-A through II-28-A                 REMIC I Remittance Rate
      30         I-30-A through I-48-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-30-A through II-48-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-29-A                   REMIC I Remittance Rate
                 II-1-A through II-29-A                 REMIC I Remittance Rate
   31 and 32     I-31-A through I-48-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-31-A through II-48-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-30-A                   REMIC I Remittance Rate
                 II-1-A through II-30-A                 REMIC I Remittance Rate
      33         I-32-A through I-48-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-32-A through II-48-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-31-A                   REMIC I Remittance Rate
                 II-1-A through II-31-A                 REMIC I Remittance Rate
      34         I-33-A through I-48-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-33-A through II-48-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-32-A                   REMIC I Remittance Rate
                 II-1-A through II-32-A                 REMIC I Remittance Rate
      35         I-34-A through I-48-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-34-A through II-48-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-33-A                   REMIC I Remittance Rate
                 II-1-A through II-33-A                 REMIC I Remittance Rate
      36         I-35-A through I-48-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-35-A through II-48-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-34-A                   REMIC I Remittance Rate
                 II-1-A through II-34-A                 REMIC I Remittance Rate
      37         I-36-A through I-48-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-36-A through II-48-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-35-A                   REMIC I Remittance Rate
                 II-1-A through II-35-A                 REMIC I Remittance Rate
      38         I-37-A through I-48-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-37-A through II-48-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-36-A                   REMIC I Remittance Rate
                 II-1-A through II-36-A                 REMIC I Remittance Rate
      39         I-38-A through I-48-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-38-A through II-48-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-37-A                   REMIC I Remittance Rate
                 II-1-A through II-37-A                 REMIC I Remittance Rate
      40         I-39-A through I-48-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-39-A through II-48-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-38-A                   REMIC I Remittance Rate
                 II-1-A through II-38-A                 REMIC I Remittance Rate
      41         I-40-A through I-48-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-40-A through II-48-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-39-A                   REMIC I Remittance Rate
                 II-1-A through II-39-A                 REMIC I Remittance Rate
      42         I-41-A through I-48-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-41-A through II-48-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-40-A                   REMIC I Remittance Rate
                 II-1-A through II-40-A                 REMIC I Remittance Rate
      43         I-42-A through I-48-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-42-A through II-48-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-41-A                   REMIC I Remittance Rate
                 II-1-A through II-41-A                 REMIC I Remittance Rate
      44         I-43-A through I-48-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-43-A through II-48-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-42-A                   REMIC I Remittance Rate
                 II-1-A through II-42-A                 REMIC I Remittance Rate
      45         I-44-A through I-48-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-44-A through II-48-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-43-A                   REMIC I Remittance Rate
                 II-1-A through II-43-A                 REMIC I Remittance Rate
      46         I-45-A through I-48-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-45-A through II-48-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-44-A                   REMIC I Remittance Rate
                 II-1-A through II-44-A                 REMIC I Remittance Rate
      47         I-46-A through I-48-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-46-A through II-48-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-45-A                   REMIC I Remittance Rate
                 II-1-A through II-45-A                 REMIC I Remittance Rate
      48         I-47-A and I-48-A                      2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-47-A and II-48-A                    2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-46-A                   REMIC I Remittance Rate
                 II-1-A through II-46-A                 REMIC I Remittance Rate
      49         I-48-A                                 2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-48-A                                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-47-A                   REMIC I Remittance Rate
                 II-1-A through II-47-A                 REMIC I Remittance Rate

  thereafter     I-1-A through I-48-A                   REMIC I Remittance Rate
                 II-1-A through II-48-A                 REMIC I Remittance Rate


         With respect to REMIC II Regular Interest II-LT1GRP, a per annum rate (but not less than zero) equal to the weighted average of: (w) with respect to REMIC I Regular Interest I and REMIC I Regular Interest P, the REMIC I Remittance Rate for each such REMIC 1 Regular Interest for each such Distribution Date, (x) with respect to REMIC I Group I Regular Interests ending with the designation "B", the weighted average of the REMIC I Remittance Rates for such REMIC I Regular Interests, weighted on the basis of the Uncertificated Balances of each such REMIC I Regular Interest for each such Distribution Date and (y) with respect to REMIC I Group I Regular Interests ending with the designation "A", for each Distribution Date listed below, the weighted average of the rates listed below for such REMIC I Regular Interests listed below, weighted on the basis of the Uncertificated Balances of each such REMIC I Regular Interest for each such Distribution Date:


 DISTRIBUTION
     DATE              REMIC I REGULAR INTEREST                                     RATE
---------------  -------------------------------------  -----------------------------------------------------------
       1         I-1-A through I-48-A                   2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate

       2         I-2-A through I-48-A                   2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A                                  REMIC I Remittance Rate

       3         I-3-A through I-48-A                   2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A and I-2-A                        REMIC I Remittance Rate

       4         I-4-A through I-48-A                   2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-3-A                    REMIC I Remittance Rate

       5         I-5-A through I-48-A                   2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-4-A                    REMIC I Remittance Rate

       6         I-6-A through I-48-A                   2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-5-A                    REMIC I Remittance Rate

       7         I-7-A through I-48-A                   2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-6-A                    REMIC I Remittance Rate

       8         I-8-A through I-48-A                   2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-7-A                    REMIC I Remittance Rate

       9         I-9-A through I-48-A                   2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-8-A                    REMIC I Remittance Rate

      10         I-10-A through I-48-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-9-A                    REMIC I Remittance Rate

      11         I-11-A through I-48-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-10-A                   REMIC I Remittance Rate

      12         I-12-A through I-48-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-11-A                   REMIC I Remittance Rate

      13         I-13-A through I-48-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-12-A                   REMIC I Remittance Rate

      14         I-14-A through I-48-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-13-A                   REMIC I Remittance Rate

      15         I-15-A through I-48-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-14-A                   REMIC I Remittance Rate

      16         I-16-A through I-48-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-15-A                   REMIC I Remittance Rate

      17         I-17-A through I-48-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-16-A                   REMIC I Remittance Rate

      18         I-18-A through I-48-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-17-A                   REMIC I Remittance Rate

      19         I-19-A through I-48-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-18-A                   REMIC I Remittance Rate

      20         I-20-A through I-48-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-19-A                   REMIC I Remittance Rate

      21         I-21-A through I-48-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-20-A                   REMIC I Remittance Rate

      22         I-22-A through I-48-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-21-A                   REMIC I Remittance Rate

      23         I-23-A through I-48-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-22-A                   REMIC I Remittance Rate

      24         I-24-A through I-48-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-23-A                   REMIC I Remittance Rate

      25         I-25-A through I-48-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-24-A                   REMIC I Remittance Rate

      26         I-26-A through I-48-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-25-A                   REMIC I Remittance Rate

      27         I-27-A through I-48-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-26-A                   REMIC I Remittance Rate

      28         I-28-A through I-48-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-27-A                   REMIC I Remittance Rate

      29         I-29-A through I-48-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-28-A                   REMIC I Remittance Rate

      30         I-30-A through I-48-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-29-A                   REMIC I Remittance Rate

   31 and 32     I-31-A through I-48-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-30-A                   REMIC I Remittance Rate

      33         I-32-A through I-48-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-31-A                   REMIC I Remittance Rate

      34         I-33-A through I-48-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-32-A                   REMIC I Remittance Rate

      35         I-34-A through I-48-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-33-A                   REMIC I Remittance Rate

      36         I-35-A through I-48-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-34-A                   REMIC I Remittance Rate

      37         I-36-A through I-48-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-35-A                   REMIC I Remittance Rate

      38         I-37-A through I-48-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-36-A                   REMIC I Remittance Rate

      39         I-38-A through I-48-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-37-A                   REMIC I Remittance Rate

      40         I-39-A through I-48-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-38-A                   REMIC I Remittance Rate

      41         I-40-A through I-48-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-39-A                   REMIC I Remittance Rate

      42         I-41-A through I-48-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-40-A                   REMIC I Remittance Rate

      43         I-42-A through I-48-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-41-A                   REMIC I Remittance Rate

      44         I-43-A through I-48-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-42-A                   REMIC I Remittance Rate

      45         I-44-A through I-48-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-43-A                   REMIC I Remittance Rate

      46         I-45-A through I-48-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-44-A                   REMIC I Remittance Rate

      47         I-46-A through I-48-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-45-A                   REMIC I Remittance Rate

      48         I-47-A and I-48-A                      2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-46-A                   REMIC I Remittance Rate

      49         I-48-A                                 2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-47-A                   REMIC I Remittance Rate

  thereafter     I-1-A through I-48-A                   REMIC I Remittance Rate


         With respect to REMIC II Regular Interest II-LT2GRP, a per annum rate (but not less than zero) equal to the weighted average of: (w) with respect to REMIC I Regular Interest II, the REMIC I Remittance Rate for each such REMIC 1 Regular Interest for each such Distribution Date, (x) with respect to REMIC I Group II Regular Interests ending with the designation "B", the weighted average of the REMIC I Remittance Rates for such REMIC I Regular Interests, weighted on the basis of the Uncertificated Balances of each such REMIC I Regular Interest for each such Distribution Date and (y) with respect to REMIC I Group II Regular Interests ending with the designation "A", for each Distribution Date listed below, the weighted average of the rates listed below for such REMIC I Regular Interests listed below, weighted on the basis of the Uncertificated Balances of each such REMIC I Regular Interest for each such Distribution Date:


 DISTRIBUTION
     DATE              REMIC I REGULAR INTEREST                                     RATE
---------------  -------------------------------------  -----------------------------------------------------------
       1         II-1-A through II-48-A                 2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate

       2         II-2-A through II-48-A                 2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-1-A                                 REMIC I Remittance Rate

       3         II-3-A through II-48-A                 2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-1-A and II-2-A                      REMIC I Remittance Rate

       4         II-4-A through II-48-A                 2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-1-A through II-3-A                  REMIC I Remittance Rate

       5         II-5-A through II-48-A                 2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-1-A through II-4-A                  REMIC I Remittance Rate

       6         II-6-A through II-48-A                 2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-1-A through II-5-A                  REMIC I Remittance Rate

       7         II-7-A through II-48-A                 2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-1-A through II-6-A                  REMIC I Remittance Rate

       8         II-8-A through II-48-A                 2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-1-A through II-7-A                  REMIC I Remittance Rate

       9         II-9-A through II-48-A                 2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-1-A through II-8-A                  REMIC I Remittance Rate

      10         II-10-A through II-48-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-1-A through II-9-A                  REMIC I Remittance Rate

      11         II-11-A through II-48-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-1-A through II-10-A                 REMIC I Remittance Rate

      12         II-12-A through II-48-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-1-A through II-11-A                 REMIC I Remittance Rate

      13         II-13-A through II-48-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-1-A through II-12-A                 REMIC I Remittance Rate

      14         II-14-A through II-48-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-1-A through II-13-A                 REMIC I Remittance Rate

      15         II-15-A through II-48-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-1-A through II-14-A                 REMIC I Remittance Rate

      16         II-16-A through II-48-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-1-A through II-15-A                 REMIC I Remittance Rate

      17         II-17-A through II-48-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-1-A through II-16-A                 REMIC I Remittance Rate

      18         II-18-A through II-48-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-1-A through II-17-A                 REMIC I Remittance Rate

      19         II-19-A through II-48-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-1-A through II-18-A                 REMIC I Remittance Rate

      20         II-20-A through II-48-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-1-A through II-19-A                 REMIC I Remittance Rate

      21         II-21-A through II-48-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-1-A through II-20-A                 REMIC I Remittance Rate

      22         II-22-A through II-48-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-1-A through II-21-A                 REMIC I Remittance Rate

      23         II-23-A through II-48-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-1-A through II-22-A                 REMIC I Remittance Rate

      24         II-24-A through II-48-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-1-A through II-23-A                 REMIC I Remittance Rate

      25         II-25-A through II-48-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-1-A through II-24-A                 REMIC I Remittance Rate

      26         II-26-A through II-48-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-1-A through II-25-A                 REMIC I Remittance Rate

      27         II-27-A through II-48-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-1-A through II-26-A                 REMIC I Remittance Rate

      28         II-28-A through II-48-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-1-A through II-27-A                 REMIC I Remittance Rate

      29         II-29-A through II-48-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-1-A through II-28-A                 REMIC I Remittance Rate

      30         II-30-A through II-48-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-1-A through II-29-A                 REMIC I Remittance Rate

   31 and 32     II-31-A through II-48-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-1-A through II-30-A                 REMIC I Remittance Rate

      33         II-32-A through II-48-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-1-A through II-31-A                 REMIC I Remittance Rate

      34         II-33-A through II-48-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-1-A through II-32-A                 REMIC I Remittance Rate

      35         II-34-A through II-48-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-1-A through II-33-A                 REMIC I Remittance Rate

      36         II-35-A through II-48-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-1-A through II-34-A                 REMIC I Remittance Rate

      37         II-36-A through II-48-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-1-A through II-35-A                 REMIC I Remittance Rate

      38         II-37-A through II-48-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-1-A through II-36-A                 REMIC I Remittance Rate

      39         II-38-A through II-48-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-1-A through II-37-A                 REMIC I Remittance Rate

      40         II-39-A through II-48-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-1-A through II-38-A                 REMIC I Remittance Rate

      41         II-40-A through II-48-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-1-A through II-39-A                 REMIC I Remittance Rate

      42         II-41-A through II-48-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-1-A through II-40-A                 REMIC I Remittance Rate

      43         II-42-A through II-48-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-1-A through II-41-A                 REMIC I Remittance Rate

      44         II-43-A through II-48-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-1-A through II-42-A                 REMIC I Remittance Rate

      45         II-44-A through II-48-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-1-A through II-43-A                 REMIC I Remittance Rate

      46         II-45-A through II-48-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-1-A through II-44-A                 REMIC I Remittance Rate

      47         II-46-A through II-48-A                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-1-A through II-45-A                 REMIC I Remittance Rate

      48         II-47-A and II-48-A                    2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-1-A through II-46-A                 REMIC I Remittance Rate

      49         II-48-A                                2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 II-1-A through II-47-A                 REMIC I Remittance Rate

  thereafter     II-1-A through II-48-A                 REMIC I Remittance Rate


         With respect to REMIC II Regular Interest II-IO, and (i) the first Distribution Date through the 49th Distribution Date, the excess of (x) the weighted average of the Uncertificated REMIC I Pass-Through Rates for REMIC I Regular Interests including the designation "A", over (y) 2 multiplied by Swap LIBOR. and (ii) thereafter, [_____]%.

         "REMIC II Sub WAC Allocation Percentage": [_____]% of any amount payable from or loss attributable to the Mortgage Loans, which shall be allocated to REMIC II Regular Interest II-LT1SUB, REMIC II Regular Interest II-LT1GRP, REMIC II Regular Interest II-LT2SUB, REMIC II Regular Interest II-LT2GRP and REMIC II Regular Interest II-LTXX.

         "REMIC II Subordinated Balance Ratio": The ratio among the Uncertificated Balances of each REMIC II Regular Interest ending with the designation "SUB," equal to the ratio between, with respect to each such REMIC II Regular Interest, the excess of (x) the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group over (y) the current Certificate Principal Balance of Class A Certificates in the related Loan Group.

         "REMIC III": The segregated pool of assets consisting of the REMIC II Regular Interests conveyed in trust to the Trustee for the benefit of the Class R-III Interest pursuant to Section 2.09, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

         "REMIC III Certificate": Any of the Class A Certificates or Class M Certificates.

         "REMIC IV": The segregated pool of assets consisting of the Class CE-1 Interest conveyed in trust to the Trustee for the benefit of the Class R-IV Interest pursuant to Section 2.10, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

         "REMIC V": The segregated pool of assets consisting of the Class P Interest conveyed in trust to the Trustee for the benefit of the Class R-V Interest pursuant to Section 2.10, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

         "REMIC VI Regular Interest": REMIC VI Regular Interest SWAP-IO.

         "REMIC VI": The segregated pool of assets consisting of the Class SWAP-IO Interest conveyed in trust to the Trustee, for the benefit of the Holders of REMIC VI Regular Interest SWAP-IO and the Class R-X Certificate (in respect of the Class R-VI Interest), pursuant to Section 2.10 hereunder, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

         "REMIC VII": The segregated pool of assets consisting of the Class CE-2 Interest conveyed in trust to the Trustee, for the benefit of the Holders of CE-2 Certificates and the Class R-X Certificate (in respect of the Class R-VII Interest), pursuant to Section 2.10 hereunder, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

         "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of the Code, and related provisions, and proposed, temporary and final regulations and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

         "REMIC Regular Interest": Any REMIC I Regular Interest, REMIC II Regular Interest, REMIC III Regular Interest, Class CE-1 Interest, Class CE-2 Interest, Class P Interest or REMIC VI Regular Interest SWAP-IO.

         "Remittance Report": A report in form and substance acceptable to the Trustee on a magnetic disk or tape prepared by the Servicer pursuant to Section
4.03 with such additions, deletions and modifications as agreed to by the Trustee and the Servicer.

         "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code as being included in the term "rents from real property."

         "REO Account": The account or accounts maintained, or caused to be maintained, by the Servicer in respect of an REO Property pursuant to Section 3.23.

         "REO Disposition": The sale or other disposition of an REO Property on behalf of REMIC I.

         "REO Imputed Interest": As to any REO Property, for any calendar month during which such REO Property was at any time part of REMIC I, one month's interest at the applicable Net Mortgage Rate on the Stated Principal Balance of such REO Property (or, in the case of the first such calendar month, of the related Mortgage Loan, if appropriate) as of the close of business on the Distribution Date in such calendar month.

         "REO Principal Amortization": With respect to any REO Property, for any calendar month, the excess, if any, of (a) the aggregate of all amounts received in respect of such REO Property during such calendar month, whether in the form of rental income, sale proceeds (including, without limitation, that portion of the Termination Price paid in connection with a purchase of all of the Mortgage Loans and REO Properties pursuant to Section 9.01 that is allocable to such REO Property) or otherwise, net of any portion of such amounts (i) payable pursuant to Section 3.23(c) in respect of the proper operation, management and maintenance of such REO Property or (ii) payable or reimbursable to the Servicer pursuant to Section 3.23(d) for unpaid Servicing Fees in respect of the related Mortgage Loan and unreimbursed Servicing Advances and P&I Advances in respect of such REO Property or the related Mortgage Loan, over (b) the REO Imputed Interest in respect of such REO Property for such calendar month.

         "REO Property": A Mortgaged Property acquired by the Servicer on behalf of REMIC I through foreclosure or deed-in-lieu of foreclosure, as described in
Section 3.23.

         "Request for Release": A release signed by a Servicing Officer, in the form of Exhibit E attached hereto.

         "Reserve Interest Rate": With respect to any Interest Determination Date, the rate per annum that the Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/16%) of the one-month U.S. dollar lending rates which New York City banks selected by the Trustee, after consultation with the Depositor, are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Trustee can determine no such arithmetic mean, the lowest one-month U.S. dollar lending rate which New York City banks selected by the Trustee, after consultation with the Depositor, are quoting on such Interest Determination Date to leading European banks.

         "Residential Dwelling": Any one of the following: (i) an attached, detached or semi-detached one-family dwelling, (ii) an attached, detached or semi-detached two-to four-family dwelling, (iii) a one-family dwelling unit in a Fannie Mae eligible condominium project, or (iv) an attached, detached or semi-detached one-family dwelling in a planned unit development, none of which is a co-operative or mobile home (as defined in 42 United States Code, Section 5402(6)).

         "Residual Certificate": The Class R Certificates and the Class R-X Certificates.

         "Residual Interest": The sole class of "residual interests" in a REMIC within the meaning of Section 860G(a)(2) of the Code.

         "Responsible Officer": When used with respect to the Trustee, any vice president, managing director, director, any assistant vice president, the Secretary, any assistant secretary, the Treasurer, any assistant treasurer, any associate, any trust officer or assistant trust officer or any other officer of the Trustee having direct responsibility over this Agreement or otherwise engaged in performing functions similar to those performed by any of the above designated officers and, with respect to a particular matter, to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

         "Rolling Three Month Delinquency Rate": With respect to any date of determination, the sum of the Delinquency Rates for the previous three calendar months divided by 3 (or 1 or 2, in the case of the first or second Distribution Dates, respectively).

         "S and P": Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc., or its successor in interest.

         "Seller": [________________], or its successor in interest, in its capacity as seller under the Mortgage Loan Purchase Agreement.

         "Senior Interest Distribution Amount": With respect to any Distribution Date, an amount equal to the sum of (i) the Interest Distribution Amount for such Distribution Date for the Class A Certificates and (ii) the Interest Carry Forward Amount, if any, for such Distribution Date for the Class A Certificates.

         "Senior Principal Distribution Amount": With respect to any Distribution Date, the sum of (i) the Group I Senior Principal Distribution Amount and (ii) the Group II Senior Principal Distribution Amount.

         "Servicer": [_______________], or any successor Servicer appointed as herein provided, in its capacity as Servicer hereunder.

         "Servicer Event of Default": One or more of the events described in
Section 7.01.

         "Servicer Prepayment Charge Payment Amount": The amounts payable by the Servicer in respect of any waived Prepayment Charges pursuant to Section 2.05.

         "Servicer Remittance Date": With respect to any Distribution Date, by 5:00 p.m. New York time on the Business Day preceding the related Distribution Date.

         "Servicing Account": The account or accounts created and maintained pursuant to Section 3.09.

         "Servicing Advances": The reasonable "out-of-pocket" costs and expenses incurred by the Servicer in connection with a default, delinquency or other unanticipated event by the Servicer in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration, inspection and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including but not limited to foreclosures, in respect of a particular Mortgage Loan, including any expenses incurred in relation to such Mortgage Loan being registered on the MERS system, (iii) the management (including reasonable fees in connection therewith) and liquidation of any REO Property and (iv) the performance of its obligations under Section 3.01, Section 3.09, Section 3.14, Section 3.16, Section 3.17 and Section 3.23. Servicing Advances also include any reasonable "out-of-pocket" cost and expenses (including legal fees) incurred by the Servicer in connection with executing and recording instruments of satisfaction, deeds of reconveyance or Assignments of Mortgage to the extent not recovered from the Mortgagor or otherwise payable under this Agreement. The Servicer shall not be required to make any Nonrecoverable Servicing Advances.

         "Servicing Fee": With respect to each Mortgage Loan and for any calendar month, an amount equal to the Servicing Fee Rate accrued for one month on the same principal amount on which interest on such Mortgage Loan accrues for such calendar month. A portion of such Servicing Fee may be retained by any Sub-Servicer as its servicing compensation.

         "Servicing Fee Rate": [_____]% per annum.

         "Servicing Officer": Any officer of the Servicer involved in, or responsible for, the administration and servicing of Mortgage Loans, whose name and specimen signature appear on a list of Servicing Officers furnished by the Servicer to the Trustee and the Depositor on the Closing Date, as such list may from time to time be amended.

         "Servicing Standard": The servicing and administration of the Mortgage Loans hereunder (a) in the same manner in which, and with the same care, skill, prudence and diligence with which, the Servicer services and administers similar mortgage loans with similar mortgagors (i) for other third-parties, giving due consideration to customary and usual standards of practice of prudent institutional residential mortgage lenders servicing their own loans or (ii) held in Servicer's own portfolio, whichever standard is higher, and, in either case, giving due consideration to customary and usual standards or practice of mortgage lenders and loan servicers servicing and administering similar mortgage loans, (b) with a view to the maximization of the recovery of such Mortgage Loans on a net present value basis and the best interests of the owners of the Certificates, (c) without regard to (i) any relationship that the Servicer or any Affiliate thereof may have with the related Mortgagor or any other party to the transaction; (ii) the right of the Servicer to receive compensation or other fees for its services rendered pursuant to this Agreement; (iii) the ownership or non-ownership of any Certificate by the Servicer or any Affiliate of the Servicer; (iv) the obligation of the Servicer to make P&I Advances and Servicing Advances; (v) the ownership, servicing or management by the Servicer or any Affiliate thereof for others of any other mortgage loans or mortgaged properties; and (vi) any debt the Servicer or any Affiliate of the Servicer has extended to any Mortgagor or any Affiliate of such Mortgagor and (d) in accordance with all applicable state, local and federal laws, rules and regulations.

         "Single Certificate": With respect to any Class of Certificates (other than the Class P Certificates and the Residual Certificates), a hypothetical Certificate of such Class evidencing a Percentage Interest for such Class corresponding to an initial Certificate Principal Balance or Notional Amount of $[_____]. With respect to the Class P Certificates and the Residual Certificates, a hypothetical Certificate of such Class evidencing a [_____]% Percentage Interest in such Class.

         "Startup Day": With respect to each Trust REMIC, the day designated as such pursuant to Section 10.01(b) hereof.

         "Stated Principal Balance": With respect to any Mortgage Loan: (a) as of any date of determination up to but not including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, the principal balance of such Mortgage Loan as of the Cut-off Date, as shown in the Mortgage Loan Schedule, minus the sum of (i) the principal portion of each Monthly Payment due on a Due Date subsequent to the Cut-off Date, to the extent received from the Mortgagor or advanced by the Servicer and distributed pursuant to Section 4.01 on or before such date of determination, (ii) all Principal Prepayments received after the Cut-off Date, to the extent distributed pursuant to Section 4.01 on or before such date of determination, (iii) all Liquidation Proceeds and Insurance Proceeds applied by the Servicer as recoveries of principal in accordance with the provisions of
Section 3.16, to the extent distributed pursuant to Section 4.01 on or before such date of determination, and (iv) any Realized Loss incurred with respect thereto as a result of a Deficient Valuation made during or prior to the Prepayment Period for the most recent Distribution Date coinciding with or preceding such date of determination; and (b) as of any date of determination coinciding with or subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, zero. With respect to any REO Property: (a) as of any date of determination up to but not including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, an amount (not less than zero) equal to the Stated Principal Balance of the related Mortgage Loan as of the date on which such REO Property was acquired on behalf of REMIC I, minus the sum of (i) if such REO Property was acquired before the Distribution Date in any calendar month, the principal portion of the Monthly Payment due on the Due Date in the calendar month of acquisition, to the extent advanced by the Servicer and distributed pursuant to
Section 4.01 on or before such date of determination, and (ii) the aggregate amount of REO Principal Amortization in respect of such REO Property for all previously ended calendar months, to the extent distributed pursuant to Section
4.01 on or before such date of determination; and (b) as of any date of determination coinciding with or subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, zero.

         "Stepdown Date": The earlier to occur of (i) the Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero and (ii) the later to occur of (a) the Distribution Date occurring in [_____________]and (b) the first Distribution Date on which the Credit Enhancement Percentage for the Class A Certificates (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans but prior to any distribution of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount on the Certificates then entitled to distributions of principal on such Distribution
Date) is equal to or greater than [_____]%.

         "Sub-Servicer": Any Person with which the Servicer has entered into a Sub-Servicing Agreement and which meets the qualifications of a Sub-Servicer pursuant to Section 3.02.

         "Sub-Servicing Account": An account established by a Sub-Servicer which meets the requirements set forth in Section 3.08 and is otherwise acceptable to the Servicer.

         "Sub-Servicing Agreement": The written contract between the Servicer and a Sub-Servicer relating to servicing and administration of certain Mortgage Loans as provided in Section 3.02.

         "Subsequent Recoveries": As of any Distribution Date, amounts received by the Servicer (net of any related expenses permitted to be reimbursed pursuant to Section 3.11) specifically related to a Mortgage Loan that was the subject of a liquidation or an REO Disposition prior to the related Prepayment Period that resulted in a Realized Loss.

         "Substitution Shortfall Amount": As defined in Section 2.03(b).

         "Swap Administration Agreement": As defined in Section 4.07(b).

         "Swap Account": The account or accounts created and maintained pursuant to Section 4.07. The Swap Account must be an Eligible Account.

         "Swap Administrator": [______________________], a national banking association, or its successor in interest, or any successor Swap Administrator appointed pursuant to the Swap Administration Agreement.

         "Swap Payment Allocation": For any Class of Offered Certificates outstanding, the PRO RATA share of the Net Swap Payment owed by the Swap Counterparty, if any, based on the outstanding Certificate Principal Balance of such Class of Offered Certificates.

         "Swap Interest Shortfall Amount": Any shortfall of interest with respect to any Class of Certificates resulting from the application of the Net WAC Pass-Through Rate due to a discrepancy between the Uncertificated Notional Amount of the Class SWAP-IO Interest and the scheduled notional amount pursuant to the Swap Administration Agreement.

         "Swap LIBOR": A per annum rate equal to the floating rate payable by the Swap Provider under the Swap Agreement.

         "Swap Provider": [______________________]

         "Swap Provider Trigger Event": A Swap Termination Payment that is triggered upon: (i) an Event of Default under the Interest Rate Swap Agreement with respect to which the Swap Provider is a Defaulting Party (as defined in the Interest Rate Swap Agreement), (ii) a Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party (as defined in the Interest Rate Swap Agreement) or (iii) an Additional Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party.

         "Swap Termination Payment": The payment due under the Interest Rate Swap Agreement upon the early termination of the Interest Rate Swap Agreement.

         "Tax Returns": The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of the Trust Fund due to the classification of portions thereof as REMICs under the REMIC Provisions, together with any and all other information reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

         "Telerate Page 3750": The display designated as page "3750" on the Dow Jones Telerate Capital Markets Report (or such other page as may replace page 3750 on that report for the purpose of displaying London interbank offered rates of major banks).

         "Termination Price": As defined in Section 9.01.

         "Terminator": As defined in Section 9.01.

         "Transfer": Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

         "Transferee": Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

         "Transferor": Any Person who is disposing by Transfer of any Ownership Interest in a Certificate.

         "Trigger Event": A Trigger Event is in effect with respect to any Distribution Date on or after the Stepdown Date, so long as the aggregate Certificate Principal Balance of the Offered Certificates has not been reduced to zero, if:

         (a) the Rolling Three Month Delinquency Rate equals or exceeds [___]% of the Credit Enhancement Percentage for the Class A Certificates for the prior Distribution Date or, if none of the Class A Certificates are then outstanding, [___]% of the Credit Enhancement Percentage for the Class M-1 Certificates for the prior Distribution Date; or

         (b) the Cumulative Realized Loss Percentage exceeds the applicable percentages set forth below with respect to such Distribution Date:

   DISTRIBUTION DATE OCCURRING IN                           PERCENTAGE
------------------------------------  ---------------------------------------------------
[_________]  through [_________]      [_____]% for the first month, plus an additional
                                      1/12th of [_____]% for each month thereafter (e.g.,
                                      [___]% in [_______])
[_________]  through [_________]      [_____]% for the first month, plus an additional
                                      1/12th of [_____]% for each month thereafter (e.g.,
                                      [___]% in [_______])
[_________]  through [_________]      [_____]% for the first month, plus an additional
                                      1/12th of [_____]% for each month thereafter (e.g.,
                                      [___]% in [_______])
[_________]  through [_________]      [_____]% for the first month, plus an additional
                                      1/12th of [_____]% for each month thereafter (e.g.,
                                      [___]% in [_______])
[_________]  through [_________]      [_____]% for the first month, plus an additional
                                      1/12th of [_____]% for each month thereafter (e.g.,
                                      [___]% in [_______])
[________] and thereafter             [____]%


         "Trust Fund": Collectively, all of the assets of REMIC I, REMIC II, REMIC III, REMIC IV, REMIC V, REMIC VI, REMIC VII, the Net WAC Rate Carryover Reserve Account, distributions made to the Trustee by the Swap Administrator under the Swap Administration Agreement and the Swap Account and the other assets conveyed by the Depositor to the Trustee pursuant to Section 2.01.

         "Trust REMIC": Any of REMIC I, REMIC II, REMIC III, REMIC IV, REMIC V, REMIC VI or REMIC VII.

         "Trustee": [_______________], a national banking association, or its successor in interest, or any successor trustee appointed as herein.

         "Trustee Fee": The amount payable to the Trustee on each Distribution Date pursuant to Section 8.05 as compensation for all services rendered by it in the execution of the trust hereby created and in the exercise and performance of any of the powers and duties of the Trustee hereunder, which amount shall equal the Trustee Fee Rate accrued for one month on the aggregate Stated Principal Balance of the Mortgage Loans and any REO Properties as of the first day of the related Due Period (or, in the case of the initial Distribution Date, as of the Cut-off Date), calculated on the basis of a 360-day year consisting of twelve 30-day months.

         "Trustee Fee Rate": [_______]%annum.

         "Uncertificated Balance": The amount of any REMIC Regular Interest outstanding as of any date of determination. As of the Closing Date, the Uncertificated Balance of each REMIC Regular Interest shall equal the amount set forth in the Preliminary Statement hereto as its initial uncertificated balance. On each Distribution Date, the Uncertificated Balance of each REMIC Regular Interest shall be reduced by all distributions of principal made on such REMIC Regular Interest on such Distribution Date pursuant to Section 4.01 and, if and to the extent necessary and appropriate, shall be further reduced on such Distribution Date by Realized Losses as provided in Section 4.04. The Uncertificated Balance of REMIC II Regular Interest II-LTZZ shall be increased by interest deferrals as provided in Section 4.01(a)(1)(i). The Uncertificated Balance of each REMIC Regular Interest shall never be less than zero.

         "Uncertificated Interest": With respect to any REMIC Regular Interest for any Distribution Date, one month's interest at the REMIC Remittance Rate applicable to such REMIC Regular Interest for such Distribution Date, accrued on the Uncertificated Balance thereof immediately prior to such Distribution Date. Uncertificated Interest in respect of any REMIC Regular Interest shall accrue on the basis of a 360-day year consisting of twelve 30-day months. Uncertificated Interest with respect to each Distribution Date, as to any REMIC Regular Interest, shall be reduced by an amount equal to the sum of (a) the aggregate Prepayment Interest Shortfall, if any, for such Distribution Date to the extent not covered by payments pursuant to Section 3.24 and (b) the aggregate amount of any Relief Act Interest Shortfall, if any allocated, in each case, to such REMIC Regular Interest pursuant to Section 1.02. In addition, Uncertificated Interest with respect to each Distribution Date, as to any REMIC Regular Interest shall be reduced by Realized Losses, if any, allocated to such REMIC I Regular Interest pursuant to Section 1.02 and Section 4.04.

         "Uncertificated Notional Amount": With respect to REMIC II Regular Interest IO and each Distribution Date listed below, the aggregate Uncertificated Principal Balance of the REMIC I Regular Interests ending with the designation "A" listed below:


DISTRIBUTION DATE             REMIC I REGULAR INTERESTS
-----------------  -----------------------------------------------
        1          I-1-A through I-48-A and II-1-A through II-48-A
        2          I-2-A through I-48-A and II-2-A through II-48-A
        3          I-3-A through I-48-A and II-3-A through II-48-A
        4          I-4-A through I-48-A and II-4-A through II-48-A
        5          I-5-A through I-48-A and II-5-A through II-48-A
        6          I-6-A through I-48-A and II-6-A through II-48-A
        7          I-7-A through I-48-A and  II-7-A through II-48-A
        8          I-8-A through I-48-A and  II-8-A through II-48-A
        9          I-9-A through I-48-A and  II-9-A through II-48-A
       10          I-10-A through I-48-A and  II-10-A through II-48-A
       11          I-11-A through I-48-A and  II-11-A through II-48-A
       12          I-12-A through I-48-A and  II-12-A through II-48-A
       13          I-13-A through I-48-A and  II-13-A through II-48-A
       14          I-14-A through I-48-A and  II-14-A through II-48-A
       15          I-15-A through I-48-A and  II-15-A through II-48-A
       16          I-16-A through I-48-A and  II-16-A through II-48-A
       17          I-17-A through I-48-A and  II-17-A through II-48-A
       18          I-18-A through I-48-A and  II-18-A through II-48-A
       19          I-19-A through I-48-A and II-19-A through II-48-A
       20          I-20-A through I-48-A and II-20-A through II-48-A
       21          I-21-A through I-48-A and II-21-A through II-48-A
       22          I-22-A through I-48-A and II-22-A through II-48-A
       23          I-23-A through I-48-A and II-23-A through II-48-A
       24          I-24-A through I-48-A and II-24-A through II-48-A
       25          I-25-A through I-48-A and II-25-A through II-48-A
       26          I-26-A through I-48-A and II-26-A through II-48-A
       27          I-27-A through I-48-A and II-27-A through II-48-A
       28          I-28-A through I-48-A and II-28-A through II-48-A
       29          I-29-A through I-48-A and II-29-A through II-48-A
       30          I-30-A through I-48-A and II-30-A through II-48-A
      31-32        I-31-A through I-48-A and II-31-A through II-48-A
       33          I-32-A through I-48-A and II-32-A through II-48-A
       34          I-33-A through I-48-A and II-33-A through II-48-A
       35          I-34-A through I-48-A and II-34-A through II-48-A
       36          I-35-A through I-48-A and II-35-A through II-48-A
       37          I-36-A through I-48-A and II-36-A through II-48-A
       38          I-37-A through I-48-A and II-37-A through II-48-A
       39          I-38-A through I-48-A and II-38-A through II-48-A
       40          I-39-A through I-48-A and II-39-A through II-48-A
       41          I-40-A through I-48-A and II-40-A through II-48-A
       42          I-41-A through I-48-A and II-41-A through II-48-A
       43          I-42-A through I-48-A and II-42-A through II-48-A
       44          I-43-A through I-48-A and II-43-A through II-48-A
       45          I-44-A through I-48-A and II-44-A through II-48-A
       46          I-45-A through I-48-A and II-45-A through II-48-A
       47          I-46-A through I-48-A and II-46-A through II-48-A
       48          I-47-A and I-48-A and II-47-A and II-48-A


         With respect to the Class Swap IO Interest and any Distribution Date, an amount equal to the Uncertificated Notional Amount of the REMIC II Regular Interest II-IO.

         "Uninsured Cause": Any cause of damage to a Mortgaged Property such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies required to be maintained pursuant to Section 3.14.

         "United States Person": A citizen or resident of the United States, a corporation, partnership (or other entity treated as a corporation or partnership for United States federal income tax purposes) created or organized in, or under the laws of, the United States, any state thereof, or the District of Columbia (except in the case of a partnership, to the extent provided in Treasury regulations) provided that, for purposes solely of the restrictions on the transfer of Residual Certificates, no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States Person unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are required by the applicable operative agreement to be United States Persons, or an estate the income of which from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. The term "United States" shall have the meaning set forth in Section 7701 of the Code or successor provisions.

         "Value": With respect to any Mortgaged Property, the lesser of (i) the lesser of (a) the value thereof as determined by an appraisal made for the Originator of the Mortgage Loan at the time of origination of the Mortgage Loan by an appraiser who met the minimum requirements of Fannie Mae and Freddie Mac and (b) the value thereof as determined by a review appraisal conducted by the related Originator in accordance with such Originator's underwriting guidelines, and (ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan; provided, however, (A) in the case of a Refinanced Mortgage Loan, such value of the Mortgaged Property is based solely upon the lesser of (1) the value determined by an appraisal made for the Originator of such Refinanced Mortgage Loan at the time of origination of such Refinanced Mortgage Loan by an appraiser who met the minimum requirements of Fannie Mae and Freddie Mac and (2) the value thereof as determined by a review appraisal conducted by the related Originator in accordance with such Originator's underwriting guidelines, and (B) in the case of a Mortgage Loan originated in connection with a "lease-option purchase," such value of the Mortgaged Property is based on the lower of the value determined by an appraisal made for the Originator of such Mortgage Loan at the time of origination or the sale price of such Mortgaged Property if the "lease option purchase price" was set less than 12 months prior to origination, and is based on the value determined by an appraisal made for the Originator of such Mortgage Loan at the time of origination if the "lease option purchase price" was set 12 months or more prior to origination.

         "Voting Rights": The portion of the voting rights of all of the Certificates which is allocated to any Certificate. With respect to any date of determination, [___]% of all Voting Rights will be allocated among the Holders of the Class A Certificates, the Mezzanine Certificates and the Class CE Certificates in proportion to the then outstanding Certificate Principal Balances of their respective Certificates, [___]% of all Voting Rights will be allocated to the Holders of the Class P Certificates and [___]% of all Voting Rights will be allocated among the Holders of the Residual Certificates. The Voting Rights allocated to each Class of Certificates shall be allocated among Holders of each such Class in accordance with their respective Percentage Interests as of the most recent Record Date.

         SECTION 1.02. Allocation of Certain Interest Shortfalls.

         For purposes of calculating the amount of Accrued Certificate Interest and the amount of the Interest Distribution Amount for the Class A Certificates, the Mezzanine Certificates and the Class CE-1 Interest for any Distribution Date, (1) the aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered by payments by the Servicer pursuant to Section 3.24) and any Relief Act Interest Shortfall incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated first, to the Class CE-1 Interest to the extent of, one month's interest at the then applicable Pass-Through Rate on the Notional Amount of the Class CE-1 Interest and, thereafter, among the Offered Certificates on a PRO RATA basis based on, and to the extent of, one month's interest at the then applicable respective Pass-Through Rate on the respective Certificate Principal Balance of each such Certificate and (2) the aggregate amount of any Realized Losses and Net WAC Rate Carryover Amounts incurred for any Distribution Date shall be allocated among the Class CE Interest based on, and to the extent of, one month's interest at the then applicable Pass-Through Rate on the Notional Amount of such Interest. All such shortfalls allocated to the Class CE-1 Interest shall be allocated to the Class CE-1 Certificates.

         For purposes of calculating the amount of Uncertificated Interest for the REMIC I Group I Regular Interests for any Distribution Date, the aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered by payments by the Servicer pursuant to Section 3.24) and any Relief Act Interest Shortfalls incurred in respect of Loan Group I shall be allocated first, to REMIC I Regular Interest I and to the REMIC I Group I Regular Interests ending with the designation "B", PRO RATA based on, and to the extent of, one month's interest at the then applicable respective REMIC I Remittance Rates on the respective Uncertificated Principal Balances of each such REMIC I Regular Interest , and then, to REMIC I Group I Regular Interests ending with the designation "A", pro rata based on, and to the extent of, one month's interest at the then applicable respective REMIC I Remittance Rates on the respective Uncertificated Principal Balances of each such REMIC I Regular Interest. For purposes of calculating the amount of Uncertificated Interest for the REMIC I Group II Regular Interests for any Distribution Date, the aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered by payments by the Servicer pursuant to Section 3.24) and any Relief Act Interest Shortfalls incurred in respect of Loan Group II shall be allocated first, to REMIC I Regular Interest II and to the REMIC I Group II Regular Interests ending with the designation "B", PRO RATA based on, and to the extent of, one month's interest at the then applicable respective REMIC I Remittance Rates on the respective Uncertificated Principal Balances of each such REMIC I Regular Interest , and then, to REMIC I Group II Regular Interests ending with the designation "A", pro rata based on, and to the extent of, one month's interest at the then applicable respective REMIC I Remittance Rates on the respective Uncertificated Principal Balances of each such REMIC I Regular Interest.

         For purposes of calculating the amount of Uncertificated Interest for the REMIC II Regular Interests for any Distribution Date:

                  (A) The REMIC II Marker Allocation Percentage of the aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered by payments by the Master Servicer pursuant to Section 4.03(e)) and the REMIC II Marker Allocation Percentage of any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated among REMIC I Regular Interest I-LTAA, REMIC I Regular Interest I-LTA1, REMIC I Regular Interest I-LTA2a, REMIC I Regular Interest I-LTA2b, REMIC I Regular Interest I-LTA2c, REMIC I Regular Interest I-LTA2d, REMIC I Regular Interest I-LTM1, REMIC I Regular Interest I-LTM2, REMIC I Regular Interest I-LTM3, REMIC I Regular Interest I-LTM4, REMIC I Regular Interest I-LTM5, REMIC I Regular Interest I-LTM6, REMIC I Regular Interest I-LTM7, REMIC I Regular Interest I-LTM8, REMIC I Regular Interest I-LTM9, REMIC I Regular Interest I-LTM10 and REMIC I Regular Interest I-LTZZ, on a PRO RATA basis based on, and to the extent of, one month's interest at the then applicable respective REMIC II Remittance Rate on the respective Uncertificated Balance of each such REMIC II Regular Interest; and

                  (B) The REMIC II Sub WAC Allocation Percentage of the aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered by payments by the Master Servicer pursuant to Section 4.03(e)) and the REMIC II Sub WAC Allocation Percentage of any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated to Uncertificated Interest payable to REMIC II Regular Interest II-LT1SUB, REMIC II Regular Interest II-LT1GRP, REMIC II Regular Interest II-LT2SUB, REMIC II Regular Interest II-LT2GRP and REMIC II Regular Interest II-LTXX, on a PRO RATA basis based on, and to the extent of, one month's interest at the then applicable respective REMIC II Remittance Rate on the respective Uncertificated Balance of each such REMIC II Regular Interest.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

         SECTION 2.01. Conveyance of the Mortgage Loans.

         The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee without recourse, for the benefit of the Certificateholders, all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in and to the Mortgage Loans identified on the Mortgage Loan Schedule, the rights of the Depositor under the Mortgage Loan Purchase Agreement, payments made to the Trustee by the Swap Administrator under the Swap Administration Agreement and the Swap Account and all other assets included or to be included in REMIC I. Such assignment includes all interest and principal received by the Depositor or the Servicer on or with respect to the Mortgage Loans (other than payments of principal and interest due on such Mortgage Loans on or before the Cut-off Date). The Depositor herewith delivers to the Trustee an executed copy of the Mortgage Loan Purchase Agreement.

         In connection with such transfer and assignment, the Depositor, does hereby deliver to, and deposit with the Trustee the following documents or instruments with respect to each Mortgage Loan so transferred and assigned (in each case, a "Mortgage File") :

                  (i) the original Mortgage Note, endorsed in blank or in the following form "Pay to the order of [_____________], as Trustee under the applicable agreement, without recourse," with all prior and intervening endorsements showing a complete chain of endorsement from the originator to the Person so endorsing to the Trustee;

                  (ii) the original Mortgage with evidence of recording thereon, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon;

                  (iii) an original Assignment in blank;

                  (iv) the original recorded Assignment or Assignments showing a complete chain of assignment from the originator to the Person assigning the Mortgage to the Trustee as contemplated by the immediately preceding clause (iii);

                  (v) the original or copies of each assumption, modification or substitution agreement, if any; and

                  (vi) the original lender's title insurance policy or, if the original title policy has not been issued, the irrevocable commitment to issue the same.

         With respect to a maximum of approximately [__]% of the Original Mortgage Loans, by outstanding principal balance of the Original Mortgage Loans as of the Cut-off Date, if any original Mortgage Note referred to in Section 2.01(i) above cannot be located, the obligations of the Depositor to deliver such documents shall be deemed to be satisfied upon delivery to the Trustee of a photocopy of such Mortgage Note, if available, with a lost note affidavit substantially in the form of Exhibit I attached hereto. If any of the original Mortgage Notes for which a lost note affidavit was delivered to the Trustee is subsequently located, such original Mortgage Note shall be delivered to the Trustee within three Business Days.

         If any of the documents referred to in Sections 2.01(ii), (iii) or (iv) above has, as of the Closing Date, been submitted for recording but either (x) has not been returned from the applicable public recording office or (y) has been lost or such public recording office has retained the original of such document, the obligations of the Depositor to deliver such documents shall be deemed to be satisfied upon (1) delivery to the Trustee of a copy of each such document certified by the related Originator in the case of (x) above or the applicable public recording office in the case of (y) above to be a true and complete copy of the original that was submitted for recording and (2) if such copy is certified by the related Originator, delivery to the Trustee promptly upon receipt thereof of either the original or a copy of such document certified by the applicable public recording office to be a true and complete copy of the original. Notice shall be provided to the Trustee and the Rating Agencies by the Depositor if delivery pursuant to clause (2) above will be made more than 180 days after the Closing Date. If the original lender's title insurance policy was not delivered pursuant to Section 2.01(vi) above, the Depositor shall deliver or cause to be delivered to the Trustee, promptly after receipt thereof, the original lender's title insurance policy. The Depositor shall deliver or cause to be delivered to the Trustee promptly upon receipt thereof any other original documents constituting a part of a Mortgage File received with respect to any Mortgage Loan, including, but not limited to, any original documents evidencing an assumption or modification of any Mortgage Loan.

         The Trustee shall enforce the obligations of the Seller under the Mortgage Loan Purchase Agreement to promptly (within sixty Business Days following the later of the Closing Date and the date of receipt by the Seller of the recording information for a Mortgage, but in no event later than ninety days following the Closing Date) submit or cause to be submitted for recording, at no expense to the Trust Fund, the Trustee or the Depositor, in the appropriate public office for real property records, each Assignment referred to in Sections 2.01(iii) and (iv) above and the Depositor shall execute each original Assignment or cause each original Assignment to be executed in the following form: "[_______________], as Trustee under the applicable agreement." In the event that any such Assignment is lost or returned unrecorded because of a defect therein, the Seller shall promptly prepare or cause to be prepared a substitute Assignment or cure or cause to be cured such defect, as the case may be, and thereafter cause each such Assignment to be duly recorded. If the Seller is unable to pay the cost of recording the Assignments, such expense will be paid by the Trustee and shall be reimbursable to the Trustee as an Extraordinary Trust Fund Expense. Notwithstanding the foregoing, the Trustee shall not be responsible for determining whether any Assignment delivered by the Depositor hereunder is in recordable form.

         Notwithstanding the foregoing, however, for administrative convenience and facilitation of servicing and to reduce closing costs, the Assignments shall not be required to be submitted for recording (except with respect to any Mortgage Loan located in Maryland) unless the Trustee or the Depositor receives notice that such failure to record would result in a withdrawal or a downgrading by any Rating Agency of the rating on any Class of Certificates; PROVIDED, HOWEVER, the Trustee shall enforce the obligations of the Seller under the Mortgage Loan Purchase Agreement to submit or cause to be submitted each Assignment for recording (at the expense of the Seller) in the manner described above, at no expense to the Trust Fund or the Trustee, upon the earliest to occur of: (i) reasonable direction by Holders of Certificates entitled to at least 25% of the Voting Rights, (ii) the occurrence of a bankruptcy, insolvency or foreclosure relating to the Servicer, (iii) the occurrence of a servicing transfer as described in Section 7.02 hereof, (iv) with respect to any one Assignment, the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgagor under the related Mortgage and (v) any Mortgage Loan that is 90 days or more Delinquent. Upon receipt of written notice by the Trustee from the Servicer that recording of the Assignments is required pursuant to one or more of the conditions set forth in the preceding sentence, the Depositor shall be required to deliver such Assignments or shall cause such Assignments to be delivered within 30 days following receipt of such notice.

         All original documents relating to the Mortgage Loans that are not delivered to the Trustee are and shall be held by or on behalf of the Seller, the Depositor or the Servicer, as the case may be, in trust for the benefit of the Trustee on behalf of the Certificateholders. In the event that any such original document is required pursuant to the terms of this Section to be a part of a Mortgage File, such document shall be delivered promptly to the Trustee. Any such original document delivered to or held by the Depositor that is not required pursuant to the terms of this Section to be a part of a Mortgage File, shall be delivered promptly to the Servicer.

         The parties hereto understand and agree that it is not intended that any Mortgage Loan be included in the Trust that is a high-cost home loan as defined by the Homeownership and Equity Protection Act of 1994 or any other applicable predatory or abusive lending laws.

         The Depositor hereby directs the Trustee to execute, deliver and perform its obligations under the Interest Rate Swap Agreement and to assign any rights to receive payments from the Swap Provider to the Swap Administrator pursuant to the Swap Administration Agreement and the Depositor further directs the Trustee to execute, deliver and perform its obligation under the Swap Administration Agreement. The Seller, the Depositor, the Servicer and the Holders of the Offered Certificates by their acceptance of such Certificates acknowledge and agree that the Trustee shall execute, deliver and perform its obligations under the Interest Rate Swap Agreement and the Swap Administration Agreement and shall do so solely in its capacity as Trustee of the Trust Fund or as Swap Administrator, as the case may be, and not in its individual capacity. Every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Trustee shall apply to the Trustee's execution of the Interest Rate Swap Agreement and the Swap Administration Agreement, and the performance of its duties and satisfaction of its obligations thereunder.

         The Depositor shall deliver or cause the related Originator or the Trustee to deliver to the Servicer copies of all trailing documents required to be included in the servicing file at the same time the originals or certified copies thereof are delivered to the Trustee, such documents including but not limited to the mortgagee policy of title insurance and any mortgage loan documents upon return from the recording office. The Servicer shall not be responsible for any fees or other costs incurred in obtaining such documents and the Depositor shall reimburse the Servicer for any such costs it may incur in connection with performing its obligations under this Agreement.

         SECTION 2.02. Acceptance of REMIC I by Trustee.

         The Trustee acknowledges receipt, subject to the provisions of Section
2.01 and subject to any exceptions noted on the exception report described in the next paragraph below, of the documents referred to in Section 2.01 (other than such documents described in Section 2.01(v)) above and all other assets included in the definition of "REMIC I" under clauses (i), (iii), (iv) and (v) (to the extent of amounts deposited into the Distribution Account) and declares that it holds and will hold such documents and the other documents delivered to it constituting a Mortgage File, and that it holds or will hold all such assets and such other assets included in the definition of "REMIC I" in trust for the exclusive use and benefit of all present and future Certificateholders.

         The Trustee agrees, for the benefit of the Certificateholders, to review each Mortgage File on or before the Closing Date and to certify in substantially the form attached hereto as Exhibit C-1 that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan specifically identified in the exception report annexed thereto as not being covered by such certification), (i) all documents constituting part of such Mortgage File (other than such documents described in Section 2.01(v)) required to be delivered to it pursuant to this Agreement are in its possession, (ii) such documents have been reviewed by it and appear regular on their face and relate to such Mortgage Loan and (iii) based on its examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule that corresponds to items (i) through (iii), (xi), (xii), (xv) and (xviii) (solely as of origination) of the definition of "Mortgage Loan Schedule" accurately reflects information set forth in the Mortgage File. It is herein acknowledged that, in conducting such review, the Trustee was under no duty or obligation (i) to inspect, review or examine any such documents, instruments, certificates or other papers to determine whether they are genuine, enforceable, or appropriate for the represented purpose or whether they have actually been recorded or that they are other than what they purport to be on their face or (ii) to determine whether any Mortgage File should include any of the documents specified in clause (v) of Section 2.01.

         Prior to the first anniversary date of this Agreement the Trustee shall deliver to the Depositor and the Servicer a final certification in the form annexed hereto as Exhibit C-2 evidencing the completeness of the Mortgage Files, with any applicable exceptions noted thereon, and the Servicer shall forward a copy thereof to any Sub-Servicer.

         If in the process of reviewing the Mortgage Files and making or preparing, as the case may be, the certifications referred to above, the Trustee finds any document or documents constituting a part of a Mortgage File to be missing or defective in any material respect, at the conclusion of its review the Trustee shall so notify the Depositor and the Servicer. In addition, upon the discovery by the Depositor, the Servicer or the Trustee of a breach of any of the representations and warranties made by the Seller in the Mortgage Loan Purchase Agreement in respect of any Mortgage Loan which materially adversely affects such Mortgage Loan or the interests of the related Certificateholders in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties.

         The Trustee shall, at the written request and expense of any Certificateholder, provide a written report to such Certificateholder of all Mortgage Files released to the Servicer for servicing purposes.

         SECTION 2.03. Repurchase or Substitution of Mortgage Loans by the
Seller.

         (a) Upon discovery or receipt of notice of any materially defective document in, or that a document is missing from, a Mortgage File or of the breach by the Seller of any representation, warranty or covenant under the Mortgage Loan Purchase Agreement in respect of any Mortgage Loan that materially adversely affects the value of such Mortgage Loan or the interest therein of the Certificateholders, the Trustee shall promptly notify the Seller and the Servicer of such defect, missing document or breach and request that the Seller deliver such missing document or cure such defect or breach within 60 days from the date the Seller was notified of such missing document, defect or breach, and if the Seller does not deliver such missing document or cure such defect or breach in all material respects during such period, the Trustee shall enforce the obligations of the Seller under the Mortgage Loan Purchase Agreement to repurchase such Mortgage Loan from REMIC I at the Purchase Price within 90 days after the date on which the Seller was notified (subject to Section 2.03(c)) of such missing document, defect or breach, if and to the extent that the Seller is obligated to do so under the Mortgage Loan Purchase Agreement. The Purchase Price for the repurchased Mortgage Loan shall be remitted to the Servicer for deposit in the Collection Account and the Trustee, upon receipt of written certification from the Servicer of such deposit, shall release to the Seller the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Seller shall furnish to it and as shall be necessary to vest in the Seller any Mortgage Loan released pursuant hereto. The Trustee shall not have any further responsibility with regard to such Mortgage File. In lieu of repurchasing any such Mortgage Loan as provided above, if so provided in the Mortgage Loan Purchase Agreement, the Seller may cause such Mortgage Loan to be removed from REMIC I (in which case it shall become a Deleted Mortgage Loan) and substitute one or more Qualified Substitute Mortgage Loans in the manner and subject to the limitations set forth in Section 2.03(b). It is understood and agreed that the obligation of the Seller to cure or to repurchase (or to substitute for) any Mortgage Loan as to which a document is missing, a material defect in a constituent document exists or as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such omission, defect or breach available to the Trustee and the Certificateholders. The Trustee will be reimbursed for expenses reasonably incurred in connection with any breach or defect giving rise to the purchase obligation under this Section 2.03 pursuant to Section 3.11(a)(viii).

         With respect to the representations and warranties made by the Seller in the Mortgage Loan Purchase Agreement, the Trustee shall not be charged with knowledge of any breach of any such representation or warranty by the Seller unless a Responsible Officer of the Trustee at the Corporate Trust Office obtains actual knowledge of such breach or the Trustee receives written notice of such breach from the Depositor, the Servicer or the Certificateholders.

         (b) Any substitution of Qualified Substitute Mortgage Loans for Deleted Mortgage Loans made pursuant to Section 2.03(a) must be effected prior to the date which is two years after the Startup Day for REMIC I.

         As to any Deleted Mortgage Loan for which the Seller substitutes a Qualified Substitute Mortgage Loan or Loans, such substitution shall be effected by the Seller delivering to the Trustee, for such Qualified Substitute Mortgage Loan or Loans, the Mortgage Note, the Mortgage, the Assignment to the Trustee, and such other documents and agreements, with all necessary endorsements thereon, as are required by Section 2.01, together with an Officers' Certificate providing that each such Qualified Substitute Mortgage Loan satisfies the definition thereof and specifying the Substitution Shortfall Amount (as described below), if any, in connection with such substitution. The Trustee shall acknowledge receipt for such Qualified Substitute Mortgage Loan or Loans and, within ten Business Days thereafter, shall review such documents as specified in Section 2.02 and deliver to the Depositor and the Servicer, with respect to such Qualified Substitute Mortgage Loan or Loans, a certification substantially in the form attached hereto as Exhibit C-1, with any applicable exceptions noted thereon. Within one year of the date of substitution, the Trustee shall deliver to the Depositor and the Servicer a certification substantially in the form of Exhibit C-2 hereto with respect to such Qualified Substitute Mortgage Loan or Loans, with any applicable exceptions noted thereon. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution are not part of REMIC I and will be retained by the Seller. For the month of substitution, distributions to Certificateholders will reflect the Monthly Payment due on such Deleted Mortgage Loan on or before the Due Date in the month of substitution, and the Seller shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Loan. The Depositor shall give or cause to be given written notice to the Certificateholders that such substitution has taken place, shall amend the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Qualified Substitute Mortgage Loan or Loans and shall deliver a copy of such amended Mortgage Loan Schedule to the Trustee. Upon such substitution, such Qualified Substitute Mortgage Loan or Loans shall constitute part of the Mortgage Pool and shall be subject in all respects to the terms of this Agreement and the Mortgage Loan Purchase Agreement, including, all applicable representations and warranties thereof included in the Mortgage Loan Purchase Agreement.

         For any month in which the Seller substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Servicer will determine the amount (the "Substitution Shortfall Amount"), if any, by which the aggregate Purchase Price of all such Deleted Mortgage Loans exceeds the aggregate of, as to each such Qualified Substitute Mortgage Loan, the Stated Principal Balance thereof as of the date of substitution, together with one month's interest on such Stated Principal Balance at the applicable Net Mortgage Rate, plus all outstanding P&I Advances and Servicing Advances (including Nonrecoverable P&I Advances and Nonrecoverable Servicing Advances) related thereto. On the date of such substitution, the Seller will deliver or cause to be delivered to the Servicer for deposit in the Collection Account an amount equal to the Substitution Shortfall Amount, if any, and the Trustee, upon receipt of the related Qualified Substitute Mortgage Loan or Loans and certification by the Servicer of such deposit, shall release to the Seller the related Mortgage File or Files and the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, the Seller shall deliver to it and as shall be necessary to vest therein any Deleted Mortgage Loan released pursuant hereto.

         In addition, the Seller shall obtain at its own expense and deliver to the Trustee an Opinion of Counsel to the effect that such substitution will not cause (a) any federal tax to be imposed on any Trust REMIC, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under
Section 860G(d)(1) of the Code, or (b) any Trust REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding.

         (c) Upon discovery by the Depositor, the Seller, the Servicer or the Trustee that any Mortgage Loan does not constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall within two Business Days give written notice thereof to the other parties. In connection therewith, the Seller shall repurchase or, subject to the limitations set forth in Section 2.03(b), substitute one or more Qualified Substitute Mortgage Loans for the affected Mortgage Loan within 90 days of the earlier of discovery or receipt of such notice with respect to such affected Mortgage Loan. Any such repurchase or substitution shall be made in the same manner as set forth in Section 2.03(a). The Trustee shall reconvey to the Seller the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty.

         SECTION 2.04. Reserved.

         SECTION 2.05. Representations, Warranties and Covenants of the
Servicer.

         The Servicer hereby represents, warrants and covenants to the Trustee, for the benefit of the Certificateholders, to the Depositor that as of the Closing Date or as of such date specifically provided herein:

                  (i) The Servicer is a national banking association duly organized and validly existing under the laws of the United States of America and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Servicer in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such State, to the extent necessary to ensure its ability to enforce each Mortgage Loan and to service the Mortgage Loans in accordance with the terms of this Agreement;

                  (ii) The Servicer has the full power and authority to conduct its business as presently conducted by it and to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement. The Servicer has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the Depositor and the Trustee, constitutes a legal, valid and binding obligation of the Servicer, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity;

                  (iii) The execution and delivery of this Agreement by the Servicer, the servicing of the Mortgage Loans by the Servicer hereunder, the consummation by the Servicer of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Servicer and will not (A) result in a breach of any term or provision of the formation documents of the Servicer or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which the Servicer is a party or by which it may be bound, or any statute, order or regulation applicable to the Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Servicer; and the Servicer is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to the Servicer's knowledge, would in the future materially and adversely affect, (x) the ability of the Servicer to perform its obligations under this Agreement or (y) the business, operations, financial condition, properties or assets of the Servicer taken as a whole;

                  (iv) [Reserved];

                  (v) The Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant made by it and contained in this Agreement;

                  (vi) No litigation is pending against the Servicer that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Servicer to service the Mortgage Loans or to perform any of its other obligations hereunder in accordance with the terms hereof;

                  (vii) There are no actions or proceedings against, or investigations known to it of, the Servicer before any court, administrative or other tribunal (A) that might prohibit its entering into this Agreement, (B) seeking to prevent the consummation of the transactions contemplated by this Agreement or (C) that might prohibit or materially and adversely affect the performance by the Servicer of its obligations under, or validity or enforceability of, this Agreement;

                  (viii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of, or compliance by the Servicer with, this Agreement or the consummation by it of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date;

                  (ix) The Servicer will not waive any Prepayment Charge unless it is waived in accordance with the standard set forth in Section 3.01; and

                  (x) The Servicer will fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company or their successors on a monthly basis.

         It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.05 shall survive delivery of the Mortgage Files to the Trustee and shall inure to the benefit of the Trustee, the Depositor, the Certificateholders. Upon discovery by any of the Depositor, the Servicer or the Trustee of a breach of any of the foregoing representations, warranties and covenants which materially and adversely affects the value of any Mortgage Loan or the interests therein of the Certificateholders, the party discovering such breach shall give prompt written notice (but in no event later than two Business Days following such discovery) to the Trustee. Subject to
Section 7.01, unless such breach shall not be susceptible of cure within 90 days, the obligation of the Servicer set forth in this Section 2.05 to cure breaches shall constitute the sole remedy against the Servicer available to the Certificateholders, the Depositor and the Trustee on behalf of the Certificateholders respecting a breach of the representations, warranties and covenants contained in this Section 2.05. Notwithstanding the foregoing, within 90 days of the earlier of discovery by the Servicer or receipt of notice by the Servicer of the breach of the representation or covenant of the Servicer set forth in Section 2.05(ix) above, which breach materially and adversely affects the interests of the Holders of the Class P Certificates in any Prepayment Charge, the Servicer must pay the amount of such waived Prepayment Charge, for the benefit of the holders of the Class P Certificates, by depositing such amount into the Collection Account. Notwithstanding any other provisions of this Agreement, any payments made by the Servicer in respect of any waived Prepayment Charges pursuant to this Section 2.05 shall be deemed to be paid outside of the Trust Fund.

         SECTION 2.06. Issuance of the REMIC I Regular Interests and the Class R-I Interest.

         The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery to it of the Mortgage Files, subject to the provisions of Section
2.01 and Section 2.02, together with the assignment to it of all other assets included in REMIC I, the receipt of which is hereby acknowledged. Concurrently with such assignment and delivery and in exchange therefor, the Trustee, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, authenticated and delivered to or upon the order of the Depositor, the Class R Certificates (in respect of the Class R-I Interest) in authorized denominations. The interests evidenced by the Class R-I Interest, together with the REMIC I Regular Interests, constitute the entire beneficial ownership interest in REMIC I. The rights of the Class R-I Interest and REMIC II (as holder of the REMIC I Regular Interest) to receive distributions from the proceeds of REMIC I in respect of the Class R-I Interest and the REMIC I Regular Interests, and all ownership interests evidenced or constituted by the Class R-I Interest and the REMIC I Regular Interests, shall be as set forth in this Agreement.

         SECTION 2.07. Conveyance of the Remic I Regular Interests; Acceptance of Remic Ii by the Trustee.

                  The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee, without recourse all the right, title and interest of the Depositor in and to the REMIC I Regular Interests for the benefit of the Class R Certificateholders and REMIC II (as holder of the REMIC I Regular Interests). The Trustee acknowledges receipt of the REMIC I Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Class R Certificateholders and REMIC II (as holder of the REMIC I Regular Interests). The rights of the Class R Certificateholders and REMIC II (as holder of the REMIC I Regular Interests) to receive distributions from the proceeds of REMIC II in respect of the Class R Certificates and REMIC II Regular Interests, respectively, and all ownership interests evidenced or constituted by the Class R Certificates and the REMIC II Regular Interests, shall be as set forth in this Agreement.

         SECTION 2.08. Conveyance of the REMIC II Regular Interests; Acceptance of REMIC III by the Trustee.

                  The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee, without recourse all the right, title and interest of the Depositor in and to the REMIC II Regular Interests for the benefit of the Class R Certificateholders and REMIC III (as holder of the REMIC II Regular Interests). The Trustee acknowledges receipt of the REMIC II Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Class R Certificateholders and REMIC III (as holder of the REMIC II Regular Interests). The rights of the Class R Certificateholders and REMIC III (as holder of the REMIC II Regular Interests) to receive distributions from the proceeds of REMIC III in respect of the Class R Certificates, REMIC III Certificates, the Class CE-1 Interest, the Class P Interest, the Class Swap-IO Interest and the Class CE-2 Interest respectively, and all ownership interests evidenced or constituted by the Class R Certificates, the REMIC III Certificates, the Class CE-1 Interest, the Class P Interest, the Class Swap-IO Interest and the Class CE-2 Interest shall be as set forth in this Agreement.

         SECTION 2.09. Conveyance of the Class CE-1 Interest, the Class CE-2 Interest, the Class P Interest and the Class Swap-IO Interest; Acceptance of REMIC IV, REMIC V, REMIC VI and REMIC VII by the Trustee.

         The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee, without recourse all the right, title and interest of the Depositor in and to the Class CE-1 Interest, the Class P Interest, REMIC VI Regular Interest Swap-IO and the Class CE-2 Interest for the benefit of the Class R-X Certificateholders and REMIC IV (as holder of the Class CE-1 Interest), REMIC V (as holder of the Class P Interest), REMIC VI (as holder of the Class Swap-IO Interest) and REMIC VII (as holder of the Class CE-2 Interest). The Trustee acknowledges receipt of the Class CE-1 Interest, the Class P Interest, the Class Swap-IO Interest and the Class CE-2 Interest and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Class R-X Certificateholders, REMIC IV (as holder of the Class CE-1 Interest), REMIC V (as holder of the Class P Interest), REMIC VI (as holder of the Class Swap-IO Interest) and REMIC VII (as holder of the Class CE-2 Interest). The rights of the Class R-X Certificateholders, REMIC IV (as holder of the Class CE-1 Interest), REMIC V (as holder of the Class P Interest), REMIC VI (as holder of the Class Swap-IO Interest) and REMIC VII (as holder of the Class CE-2 Interest) to receive distributions from the proceeds of REMIC IV, REMIC V, REMIC VI and REMIC VII in respect of the Class R-X Certificates, respectively, and all ownership interests evidenced or constituted by the Class R-X Certificates shall be as set forth in this Agreement.

         SECTION 2.10. Issuance of Class R Certificates and Class R-X Certificates.

         The Trustee acknowledges the assignment to it of the REMIC I Regular Interests and, concurrently therewith and in exchange therefor, pursuant to the written request of the Depositor executed by an officer of the Depositor, the Trustee has executed, authenticated and delivered to or upon the order of the Depositor, the Class R Certificates in authorized denominations.

         The Trustee acknowledges the assignment to it of the Class CE-1 Interest, the Class CE-2 Interest, the Class P Interest and the Class Swap-IO Interest and, concurrently therewith and in exchange therefor, pursuant to the written request of the Depositor executed by an officer of the Depositor, the Trustee has executed, authenticated and delivered to or upon the order of the Depositor, the Class R-X Certificates in authorized denominations.

         SECTION 2.11. Puposes and Powers of the Trust.

         The purpose of the common law trust, as created hereunder, is to engage in the following activities:

         (a) acquire and hold the Mortgage Loans and the other assets of the Trust Fund and the proceeds therefrom;

         (b) to issue the Certificates sold to the Depositor in exchange for the Mortgage Loans;

         (c) to make payments on the Certificates;

         (d) to engage in those activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

         (e) subject to compliance with this Agreement, to engage in such other activities as may be required in connection with conservation of the Trust Fund and the making of distributions to the Certificateholders.

         The Trust is hereby authorized to engage in the foregoing activities. The Trustee shall not cause the Trust to engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement while any Certificate is outstanding, and this Section
2.11 may not be amended, without the consent of the Certificateholders evidencing 51% or more of the aggregate Voting Rights of the Certificates.

                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                              OF THE MORTGAGE LOANS

         SECTION 3.01. Servicer to Act as Servicer.

         The Servicer shall service and administer the Mortgage Loans on behalf of the Trust Fund and in the best interests of and for the benefit of the Certificateholders (as determined by the Servicer in its reasonable judgment) in accordance with the terms of this Agreement and the Servicing Standard.

         To the extent consistent with the foregoing, the Servicer (a) shall seek to maximize the timely and complete recovery of principal and interest on the Mortgage Notes and (b) shall waive (or permit a Sub-Servicer to waive) a Prepayment Charge only under the following circumstances: (i) such waiver is standard and customary in servicing similar Mortgage Loans and (ii) such waiver relates to a default or a reasonably foreseeable default and would, in the reasonable judgment of the Servicer, maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related Mortgage Loan or (iii) collection of the related Prepayment Charge would violate applicable law, or (iv) the Servicer has not been provided with sufficient information to enable it to collect the Prepayment Charge or (v) collection would be considered "predatory" or "illegal" under written guidance by federl, state or local regulatory authority. If a Prepayment Charge is waived as permitted by meeting both of the standards described in clauses (iii), (iv) or (v) above, then the Seller shall, pursuant to the Mortgage Loan Purchase Agreement, be required to pay the amount of such waived Prepayment Charge to the Servicer for deposit in the Collection Account for the benefit of the Holders of the Class P Certificates.

         Subject only to the above-described Servicing Standards and the terms of this Agreement and of the respective Mortgage Loans, the Servicer shall have full power and authority, acting alone or through Sub-Servicers as provided in
Section 3.02, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, the Servicer in its own name or in the name of a Sub-Servicer is hereby authorized and empowered by the Trustee when the Servicer believes it appropriate in its best judgment in accordance with the Servicing Standards to execute and deliver, on behalf of the Trust Fund, the Certificateholders and the Trustee or any of them, and upon written notice to the Trustee, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans and the Mortgaged Properties and to institute foreclosure proceedings or obtain a deed-in-lieu of foreclosure so as to convert the ownership of such properties, and to hold or cause to be held title to such properties, on behalf of the Trustee and Certificateholders, and to market, sell and transfer title of REO Properties held in the name of the Trust Fund to third party purchasers upon terms and conditions deemed reasonable by the Servicer, to bring or respond to civil actions or complaints (in its own name or that of the Trust Fund) and to execute any other document necessary or appropriate to enable the Servicer to carry out its duties. The Servicer shall service and administer the Mortgage Loans in accordance with applicable state and federal law and shall provide to the Mortgagors any reports required to be provided to them thereby. The Servicer shall also comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any standard hazard insurance policy. Subject to Section 3.17, the Trustee shall execute, at the written request of the Servicer, and furnish to the Servicer and any Sub-Servicer any special or limited powers of attorney and other documents necessary or appropriate to enable the Servicer or any Sub-Servicer to carry out their servicing and administrative duties hereunder and the Trustee shall not be liable for the actions of the Servicer or any Sub-Servicers under such powers of attorney.

         Subject to Section 3.09 hereof, in accordance with the standards of the preceding paragraph, the Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the timely payment of taxes and assessments on the Mortgaged Properties, which advances shall be Servicing Advances reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.09, and further as provided in Section 3.11. The parties to this Agreement acknowledge that Servicing Advances shall be reimbursable pursuant to Section 3.09 of this Agreement. Any cost incurred by the Servicer or by Sub-Servicers in effecting the timely payment of taxes and assessments on a Mortgaged Property shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.

         Notwithstanding anything in this Agreement to the contrary, the Servicer may not make any future advances with respect to a Mortgage Loan (except as provided in Section 4.03) and the Servicer shall not (i) permit any modification with respect to any Mortgage Loan that would change the Mortgage Rate, reduce or increase the principal balance (except for (A) a reduction of interest payments resulting from the application of the Relief Act or any similar state law or (B) reductions resulting from actual payments of principal) or change the final maturity date on such Mortgage Loan (unless, as provided in Section 3.07, the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Servicer, reasonably foreseeable) or
(ii) permit any modification, waiver or amendment of any term of any Mortgage Loan that would both (A) effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or Treasury regulations promulgated thereunder) and (B) cause any Trust REMIC to fail to qualify as a REMIC under the Code or the imposition of any tax on "prohibited transactions" or "contributions after the startup date" under the REMIC Provisions.

         The Servicer may delegate its responsibilities under this Agreement; provided, however, that no such delegation shall release the Servicer from the responsibilities or liabilities arising under this Agreement.

         SECTION 3.02. Sub-Servicing Agreements Between Servicer and Sub-Servicers.

         (a) The Servicer may enter into Sub-Servicing Agreements with Sub-Servicers for the servicing and administration of the Mortgage Loans; provided, however, that such agreements would not result in a withdrawal or a downgrading by any Rating Agency of the rating on any Class of Certificates. The Trustee is hereby authorized to acknowledge, at the request of the Servicer, any Sub-Servicing Agreement that, based on an Officers' Certificate of the Servicer delivered to the Trustee (upon which the Trustee can conclusively rely), meets the requirements applicable to Sub-Servicing Agreements set forth in this Agreement and that is otherwise permitted under this Agreement.

         Each Sub-Servicer shall be (i) authorized to transact business in the state or states where the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Sub-Servicer to perform its obligations hereunder and under the Sub-Servicing Agreement and (ii) a Freddie Mac or Fannie Mae approved mortgage servicer. Each Sub-Servicing Agreement must impose on the Sub-Servicer requirements conforming to the provisions set forth in Section 3.08 and provide for servicing of the Mortgage Loans consistent with the terms of this Agreement. The Servicer will examine each Sub-Servicing Agreement and will be familiar with the terms thereof. The terms of any Sub-Servicing Agreement will not be inconsistent with any of the provisions of this Agreement. The Servicer and the Sub-Servicers may enter into and make amendments to the Sub-Servicing Agreements or enter into different forms of Sub-Servicing Agreements; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of this Agreement, and that no such amendment or different form shall be made or entered into which could be reasonably expected to be materially adverse to the interests of the Certificateholders without the consent of the Holders of Certificates entitled to at least [__]% of the Voting Rights; provided, further, that the consent of the Holders of Certificates entitled to at least [__]% of the Voting Rights shall not be required (i) to cure any ambiguity or defect in a Sub-Servicing Agreement, (ii) to correct, modify or supplement any provisions of a Sub-Servicing Agreement, or (iii) to make any other provisions with respect to matters or questions arising under a Sub-Servicing Agreement, which, in each case, shall not be inconsistent with the provisions of this Agreement. Any variation without the consent of the Holders of Certificates entitled to at least [__]% of the Voting Rights from the provisions set forth in Section 3.08 relating to insurance or priority requirements of Sub-Servicing Accounts, or credits and charges to the Sub-Servicing Accounts or the timing and amount of remittances by the Sub-Servicers to the Servicer, are conclusively deemed to be inconsistent with this Agreement and therefore prohibited. The Servicer shall deliver to the Trustee copies of all Sub-Servicing Agreements, and any amendments or modifications thereof, promptly upon the Servicer's execution and delivery of such instruments.

         (b) As part of its servicing activities hereunder, the Servicer, for the benefit of the Trustee and the Certificateholders, shall enforce the obligations of each Sub-Servicer under the related Sub-Servicing Agreement, including, without limitation, any obligation of a Sub-Servicer to make advances in respect of delinquent payments as required by a Sub-Servicing Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Servicer shall pay the costs of enforcing the obligations of a Sub-Servicer at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement, to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans, or (ii) from a specific recovery of costs, expenses or attorneys' fees against the party against whom such enforcement is directed.

         (c) As of the Closing Date, [_________] has appointed [___________] ("[_____]") to act as subservicer with respect to [_________]'s servicing obligations under this Agreement. So long as [_________] is not a rated servicer by each Rating Agency, [_________] agrees that prior to replacing [_____] as subservicer, other than with an affiliate of [_________] that is a rated servicer, it will obtain written confirmation from each Rating Agency that such replacement of [_____] as subservicer with respect to [_________]'s servicing obligations related to the Mortgage Loans will not cause the then current rating on any Class of Certificates to be qualified, withdrawn or lowered by any Rating Agency and agrees that any replacement subservicer shall agree to subservice in accordance with the terms of this Agreement, including but not limited to the consideration of whether to waive a Prepayment Charge hereunder.

         SECTION 3.03. Successor Sub-Servicers.

         The Servicer shall be entitled to terminate any Sub-Servicing Agreement and the rights and obligations of any Sub-Servicer pursuant to any Sub-Servicing Agreement in accordance with the terms and conditions of such Sub-Servicing Agreement. In the event of termination of any Sub-Servicer, all servicing obligations of such Sub-Servicer shall be assumed simultaneously by the Servicer without any act or deed on the part of such Sub-Servicer or the Servicer, and the Servicer either shall service directly the related Mortgage Loans or shall enter into a Sub-Servicing Agreement with a successor Sub-Servicer which qualifies under Section 3.02.

         Any Sub-Servicing Agreement shall include the provision that such agreement may be immediately terminated by the Trustee (if the Trustee is acting as Servicer) without fee, in accordance with the terms of this Agreement, in the event that the Servicer (or the Trustee, if it is then acting as Servicer) shall, for any reason, no longer be the Servicer (including termination due to a Servicer Event of Default).

         SECTION 3.04. Liability of the Servicer.

         Notwithstanding any Sub-Servicing Agreement or the provisions of this Agreement relating to agreements or arrangements between the Servicer and a Sub-Servicer or reference to actions taken through a Sub-Servicer or otherwise, the Servicer shall remain obligated and primarily liable to the Trustee and the Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section 3.01 without diminution of such obligation or liability by virtue of such Sub-Servicing Agreements or arrangements or by virtue of indemnification from the Sub-Servicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Mortgage Loans. The Servicer shall be entitled to enter into any agreement with a Sub-Servicer for indemnification of the Servicer by such Sub-Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

         SECTION 3.05. No Contractual Relationship Between Sub-Servicers, the Trustee or the Certificateholders.

         Any Sub-Servicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Sub-Servicer in its capacity as such shall be deemed to be between the Sub-Servicer and the Servicer alone, and the Trustee and the Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Sub-Servicer except as set forth in Section
3.06. The Servicer shall be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Servicer's compensation pursuant to this Agreement is sufficient to pay such fees.

         SECTION 3.06. Assumption or Termination of Sub-Servicing Agreements by the Trustee.

         In the event the Servicer shall for any reason no longer be the Servicer (including by reason of the occurrence of a Servicer Event of Default), the Trustee, its designee or other successor Servicer shall thereupon assume all of the rights and obligations of the Servicer under each Sub-Servicing Agreement that the Servicer may have entered into, unless the Trustee, such designee or other successor Servicer elects to terminate any Sub-Servicing Agreement in accordance with its terms as provided in Section 3.03. Upon such assumption, the Trustee, its designee or the successor Servicer for the Trustee appointed pursuant to Section 7.02 shall be deemed, subject to Section 3.03, to have assumed all of the Servicer's interest therein and to have replaced the Servicer as a party to each Sub-Servicing Agreement to the same extent as if each Sub-Servicing Agreement had been assigned to the assuming party, except that (i) the Servicer shall not thereby be relieved of any liability or obligations under any Sub-Servicing Agreement that arose before it ceased to be the Servicer and
(ii) none of the Trustee, its designee or any successor Servicer shall be deemed to have assumed any liability or obligation of the Servicer that arose before it ceased to be the Servicer.

         The Servicer at its expense shall, upon request of the Trustee, deliver to the assuming party all documents and records relating to each Sub-Servicing Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by or on behalf of it, and otherwise use its best efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreements to the assuming party.

         The Servicing Fee payable to the Trustee or other successor Servicer shall be payable from payments received on the Mortgage Loans in the amount and in the manner set forth in this Agreement.

         SECTION 3.07. Collection of Certain Mortgage Loan Payments.

         The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any applicable insurance policies, follow such collection procedures as it would follow with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. Consistent with the foregoing, the Servicer may in its discretion (i) waive any late payment charge or, if applicable, any penalty interest, or (ii) extend the due dates for the Monthly Payments due on a Mortgage Note for a period of not greater than 180 days; provided, however, that any extension pursuant to clause (ii) above shall not affect the amortization schedule of any Mortgage Loan for purposes of any computation hereunder, except as provided below. In the event of any such arrangement pursuant to clause (ii) above, the Servicer shall make timely advances on such Mortgage Loan during such extension pursuant to Section 4.03 and in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangement. Notwithstanding the foregoing, in the event that any Mortgage Loan is in default or, in the judgment of the Servicer, such default is reasonably foreseeable, the Servicer, consistent with the standards set forth in Section 3.01, may also waive, modify or vary any term of such Mortgage Loan (including modifications that would change the Mortgage Rate, forgive the payment of principal or interest or extend the final maturity date of such Mortgage Loan), accept payment from the related Mortgagor of an amount less than the Stated Principal Balance in final satisfaction of such Mortgage Loan (such payment, a "Short Pay-off"), or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any Mortgagor.

         SECTION 3.08. Sub-Servicing Accounts.

         In those cases where a Sub-Servicer is servicing a Mortgage Loan pursuant to a Sub-Servicing Agreement, the Sub-Servicer will be required to establish and maintain one or more accounts (collectively, the "Sub-Servicing Account"). The Sub-Servicing Account shall be an Eligible Account and shall comply with all requirements of this Agreement relating to the Collection Account. The Sub-Servicer shall deposit in the Sub-Servicing Account, in no event more than two Business Days after the Sub-Servicer's receipt thereof, of all proceeds of Mortgage Loans received by the Sub-Servicer less its servicing compensation to the extent permitted by the Sub-Servicing Agreement. The Sub-Servicer shall thereafter deposit such proceeds in the Collection Account or remit such proceeds to the Servicer for deposit in the Collection Account not later than two Business Days after the deposit of such amounts in the Sub-Servicing Account. For purposes of this Agreement, the Servicer shall be deemed to have received payments on the Mortgage Loans when the Sub-Servicer receives such payments.

         SECTION 3.09. Collection of Taxes, Assessments and Similar Items; Servicing Accounts.

         The Servicer shall establish and maintain, or cause to be established and maintained, one or more accounts (the "Servicing Accounts"), into which all collections from the Mortgagors (or related advances from Sub-Servicers) for the payment of taxes, assessments, hazard insurance premiums and comparable items for the account of the Mortgagors ("Escrow Payments") shall be deposited and retained. Servicing Accounts shall be Eligible Accounts. The Servicer shall deposit Servicing Account all Escrow Payments collected on account of the Mortgage Loans within two Business Days of the Servicer's receipt thereof for the purpose of effecting the timely payment of any such items as required under the terms of this Agreement. Withdrawals of amounts from a Servicing Account may be made only to (i) effect payment of taxes, assessments, hazard insurance premiums, and comparable items in a manner and at a time that assures that the lien priority of the Mortgage is not jeopardized (or, with respect to the payment of taxes, in a manner and at a time that avoids the loss of the Mortgaged Property due to a tax sale or the foreclosure as a result of a tax lien); (ii) reimburse the Servicer (or a Sub-Servicer to the extent provided in the related Sub-Servicing Agreement) out of related collections for any advances made pursuant to Section 3.01 (with respect to taxes and assessments) and
Section 3.14 (with respect to hazard insurance); (iii) refund to Mortgagors any sums as may be determined to be overages; (iv) pay interest, if required and as described below, to Mortgagors on balances in the Servicing Account; or (v) clear and terminate the Servicing Account at the termination of the Servicer's obligations and responsibilities in respect of the Mortgage Loans under this Agreement in accordance with Article IX. As part of its servicing duties, the Servicer or Sub-Servicers shall pay to the Mortgagors interest on funds in the Servicing Accounts, to the extent required by law and, to the extent that interest earned on funds in the Servicing Accounts is insufficient, to pay such interest from its or their own funds, without any reimbursement therefor.

         SECTION 3.10. Collection Account and Distribution Account.

         (a) On behalf of the Trust Fund, the Servicer shall establish and maintain, or cause to be established and maintained, one or more accounts (such account or accounts, the "Collection Account"), held in trust for the benefit of the Trustee and the Certificateholders. On behalf of the Trust Fund, the Servicer shall deposit in the Collection Account, in no event more than two Business Days after the Servicer's receipt thereof, as and when received or as otherwise required hereunder, the following payments and collections received or made by it subsequent to the Cut-off Date (other than in respect of principal or interest on the related Mortgage Loans due on or before the Cut-off Date), or payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a Due Period subsequent thereto:

                  (i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

                  (ii) all payments on account of interest (net of the related Servicing Fee) on each Mortgage Loan;

                  (iii) all Insurance Proceeds, Subsequent Recoveries and Liquidation Proceeds (other than proceeds collected in respect of any particular REO Property and amounts paid in connection with a purchase of Mortgage Loans and REO Properties pursuant to Section 9.01);

                  (iv) any amounts required to be deposited pursuant to Section
         3.12 in connection with any losses realized on Permitted Investments with respect to funds held in the Collection Account;

                  (v) any amounts required to be deposited by the Servicer pursuant to the second paragraph of Section 3.14(a) in respect of any blanket policy deductibles;

                  (vi) all proceeds of any Mortgage Loan repurchased or purchased in accordance with Section 2.03, Section 3.16 or Section 9.01;

                  (vii) all amounts required to be deposited in connection with shortfalls in principal amount of Qualified Substitute Mortgage Loans pursuant to Section 2.03; and

                  (viii) all Prepayment Charges collected by the Servicer in connection with the Principal Prepayment of any of the Mortgage Loans.

         The foregoing requirements for deposit in the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges, modification or assumption fees, prepayment interest excess or insufficient funds charges need not be deposited by the Servicer in the Collection Account and may be retained by the Servicer as additional compensation. In the event the Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

         (b) On behalf of the Trust Fund, the Trustee shall establish and maintain one or more accounts (such account or accounts, the "Distribution Account"), held in trust for the benefit of the Trustee, the Trust Fund and the Certificateholders. On behalf of the Trust Fund, the Servicer shall deliver to the Trustee in immediately available funds for deposit in the Distribution Account on the Servicer Remittance Date, that portion of the Available Distribution Amount (calculated without regard to the references in clause (2) of the definition thereof to amounts that may be withdrawn from the Distribution Account) for the related Distribution Date then on deposit in the Collection Account and the amount of all Prepayment Charges collected by the Servicer in connection with the Principal Prepayment of any of the Mortgage Loans then on deposit in the Collection Account and the amount of any funds reimbursable to an Advancing Person pursuant to Section 3.26.

         (c) Funds in the Collection Account and the Distribution Account may be invested in Permitted Investments in accordance with the provisions set forth in
Section 3.12. The Servicer shall give notice to the Trustee of the location of the Collection Account maintained by it when established and prior to any change thereof. The Trustee shall give notice to the Servicer and the Depositor of the location of the Distribution Account when established and prior to any change thereof.

         (d) Funds held in the Collection Account at any time may be delivered by the Servicer to the Trustee for deposit in an account (which may be the Distribution Account and must satisfy the standards for the Distribution Account as set forth in the definition thereof) and for all purposes of this Agreement shall be deemed to be a part of the Collection Account; provided, however, that the Trustee shall have the sole authority to withdraw any funds held pursuant to this subsection (d). In the event the Servicer shall deliver to the Trustee for deposit in the Distribution Account any amount not required to be deposited therein, it may at any time request in writing that the Trustee withdraw such amount from the Distribution Account and remit to it any such amount, any provision herein to the contrary notwithstanding. In addition, the Servicer shall deliver to the Trustee from time to time for deposit, and the Trustee shall so deposit, in the Distribution Account:

                  (i) any P&I Advances, as required pursuant to Section 4.03;

                  (ii) any amounts required to be deposited pursuant to Section 3.23(d) or (f) in connection with any REO Property;

                  (iii) any amounts to be paid in connection with a purchase of Mortgage Loans and REO Properties pursuant to Section 9.01; and

                  (iv) any amounts required to be deposited pursuant to Section
         3.24 in connection with any Prepayment Interest Shortfall.

         (e) [Reserved].

         (f) The Servicer shall deposit in the Collection Account, any amounts required to be deposited pursuant to Section 3.12(b) in connection with losses realized on Permitted Investments with respect to funds held in the Collection Account.

         SECTION 3.11. Withdrawals from the Collection Account and Distribution Account.

         (a) The Servicer shall, from time to time, make withdrawals from the Collection Account for any of the following purposes or as described in Section 4.03:

                  (i) to remit to the Trustee for deposit in the Distribution Account the amounts required to be so remitted pursuant to Section 3.10(b) or permitted to be so remitted pursuant to the first sentence of Section 3.10(d);

                  (ii) subject to Section 3.16(d), to reimburse the Servicer for P&I Advances, but only to the extent of amounts received which represent Late Collections (net of the related Servicing Fees) of Monthly Payments on Mortgage Loans with respect to which such P&I Advances were made in accordance with the provisions of Section 4.03;

                  (iii) subject to Section 3.16(d), to pay the Servicer or any Sub-Servicer, as applicable, (a) any unpaid Servicing Fees, (b) any unreimbursed Servicing Advances with respect to each Mortgage Loan, but only to the extent of any Late Collections, Liquidation Proceeds and Insurance Proceeds received with respect to such Mortgage Loan and (c) any Nonrecoverable Servicing Advances with respect to the final liquidation of a Mortgage Loan, but only to the extent that Late Collections, Liquidation Proceeds and Insurance Proceeds received with respect to such Mortgage Loan are insufficient to reimburse the Servicer or any Sub-Servicer for Servicing Advances;

                  (iv) to pay to the Servicer as servicing compensation (in addition to the Servicing Fee) on the Servicer Remittance Date any interest or investment income earned on funds deposited in the Collection Account;

                  (v) to pay to the Servicer or the Seller, as the case may be, with respect to each Mortgage Loan that has previously been purchased or replaced pursuant to Section 2.03 or Section 3.16(c) all amounts received thereon subsequent to the date of purchase or substitution, as the case may be;

                  (vi) to reimburse the Servicer for any P&I Advance previously made which the Servicer has determined to be a Nonrecoverable P&I Advance in accordance with the provisions of Section 4.03;

                  (vii) to reimburse the Servicer or the Depositor for expenses incurred by or reimbursable to the Servicer or the Depositor, as the case may be, pursuant to Section 3.02(b) and Section 6.03;

                  (viii) to reimburse the Servicer or Trustee for expenses reasonably incurred in connection with any breach or defect giving rise to the purchase obligation under Section 2.03 of this Agreement, including any expenses arising out of the enforcement of the purchase obligation;

                  (ix) to pay, or to reimburse the Servicer for Servicing Advances in respect of, expenses incurred in connection with any Mortgage Loan pursuant to Section 3.16(b);

                  (x) to pay itself any Prepayment Interest Excess; and

                  (xi) to clear and terminate the Collection Account pursuant to
         Section 9.01.

         The Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account, to the extent held by or on behalf of it, pursuant to subclauses (ii), (iii), (iv), (v), (vi), (viii) and (ix) above. The Servicer shall provide written notification to the Trustee, on or prior to the next succeeding Servicer Remittance Date, upon making any withdrawals from the Collection Account pursuant to subclauses (vi) and (vii) above; provided that an Officers' Certificate in the form described under Section 4.03(d) shall suffice for such written notification to the Trustee in respect of clause (vi) hereof.

         (b) The Trustee shall, from time to time, make withdrawals from the Distribution Account, for any of the following purposes, without priority:

                  (i) to make distributions to Certificateholders in accordance with Section 4.01;

                  (ii) to pay to itself amounts to which it is entitled pursuant to Section 8.05 or for Extraordinary Trust Fund Expenses;

                  (iii) to reimburse itself pursuant to Section 7.02;

                  (iv) to pay any amounts in respect of taxes pursuant to
         Section 10.01(g)(iii);

                  (v) to pay to an Advancing Person reimbursements for P&I Advances and/or Servicing Advances pursuant to Section 3.26;

                  (vi) to make any deposits into the Swap Account in accordance with Section 4.07; and

                  (vii) to clear and terminate the Distribution Account pursuant to Section 9.01.;

         SECTION 3.12. Investment of Funds in the Collection Account and the Distribution Account.

         (a) The Servicer may direct any depository institution maintaining the Collection Account (for purposes of this Section 3.12, an "Investment Account") to invest the funds in such Investment Account in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Trustee is the obligor thereon, and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Trustee is the obligor thereon. Amounts in the Distribution Account may be held uninvested. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee for the benefit of the Certificateholders. The Trustee shall be entitled to sole possession (except with respect to investment direction of funds held in the Collection Account and any income and gain realized thereon) over each such investment, and any certificate or other instrument evidencing any such investment shall be delivered directly to the Trustee or its agent, together with any document of transfer necessary to transfer title to such investment to the Trustee or its nominee. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the party with investment discretion over such Investment Account shall:

                  (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

                  (y) demand payment of all amounts due thereunder promptly upon determination by a Responsible Officer of the Trustee that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

         (b) All income and gain realized from the investment of funds deposited in the Collection Account and any REO Account held by or on behalf of the Servicer, shall be for the benefit of the Servicer and shall be subject to its withdrawal in accordance with Section 3.11 or Section 3.23, as applicable. The Servicer shall deposit in the Collection Account or any REO Account, as applicable, the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such accounts immediately upon realization of such loss. All income in the nature of interest from the investment of funds in the Distribution Account shall be for the benefit of the Trustee. The Trustee shall remit from its own funds for deposit into the Distribution Account the amount of any loss incurred on Permitted Investments in the Distribution Account, if amounts on deposit in the Distribution Account are invested in Permitted Investments by the Trustee in the absence of direction from another party.

         (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee may and, subject to Section 8.01 and Section 8.02(v), upon the request of the Holders of Certificates representing more than [__]% of the Voting Rights allocated to any Class of Certificates, shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

         (d) The Trustee or its Affiliates are permitted to receive additional compensation that could be deemed to be in the Trustee's economic self-interest for (i) serving as investment adviser, administrator, shareholder servicing agent, custodian or sub-custodian with respect to certain of the Permitted Investments, (ii) using Affiliates to effect transactions in certain Permitted Investments and (iii) effecting transactions in certain Permitted Investments. Such compensation shall not be considered an amount that is reimbursable or payable to the Trustee pursuant to Section 3.11 or 3.12 or otherwise payable in respect of Extraordinary Trust Fund Expenses.

         SECTION 3.13. [Reserved].

         SECTION 3.14. Maintenance of Hazard Insurance and Errors and Omissions and Fidelity Coverage.

         (a) The Servicer shall cause to be maintained for each Mortgage Loan fire insurance with extended coverage on the related Mortgaged Property in an amount which is at least equal to the lesser of the current principal balance of such Mortgage Loan and the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis, in each case in an amount not less than such amount as is necessary to avoid the application of any coinsurance clause contained in the related hazard insurance policy. The Servicer shall also cause to be maintained fire insurance with extended coverage on each REO Property in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such property and (ii) the outstanding principal balance of the related Mortgage Loan at the time it became an REO Property, plus accrued interest at the Mortgage Rate and related Servicing Advances. The Servicer will comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any such hazard policies. Any amounts to be collected by the Servicer under any such policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or amounts to be released to the Mortgagor in accordance with the procedures that the Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note) shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.11, if received in respect of a Mortgage Loan, or in the REO Account, subject to withdrawal pursuant to Section 3.23, if received in respect of an REO Property. Any cost incurred by the Servicer in maintaining any such insurance shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property or REO Property is at any time in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards and flood insurance has been made available, the Servicer will cause to be maintained a flood insurance policy in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid principal balance of the related Mortgage Loan and (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program).

         In the event that the Servicer shall obtain and maintain a blanket policy with an insurer having a General Policy Rating of A:X or better in Best's Key Rating Guide (or such other rating that is comparable to such rating) insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first two sentences of this Section 3.14, it being understood and agreed that such policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with the first two sentences of this
Section 3.14, and there shall have been one or more losses which would have been covered by such policy, deposit to the Collection Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as administrator and servicer of the Mortgage Loans, the Servicer agrees to prepare and present, on behalf of itself, the Trustee and Certificateholders, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

         (b) The Servicer shall keep in force during the term of this Agreement a policy or policies of insurance covering errors and omissions for failure in the performance of the Servicer's obligations under this Agreement, which policy or policies shall be in such form and amount that would meet the requirements of Fannie Mae or Freddie Mac if it were the purchaser of the Mortgage Loans, unless the Servicer has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. The Servicer shall also maintain a fidelity bond in the form and amount that would meet the requirements of Fannie Mae or Freddie Mac, unless the Servicer has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. The Servicer shall be deemed to have complied with this provision if an Affiliate of the Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to the Servicer. Any such errors and omissions policy and fidelity bond shall by its terms not be cancelable without thirty days prior written notice to the Trustee. The Servicer shall also cause each Sub-Servicer to maintain a policy of insurance covering errors and omissions and a fidelity bond which would meet such requirements.

         SECTION 3.15. Enforcement of Due-On-Sale Clauses; Assumption
Agreements.

         The Servicer will, to the extent it has knowledge of any conveyance or prospective conveyance of any Mortgaged Property by any Mortgagor (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under the "due-on-sale" clause, if any, applicable thereto; provided, however, that the Servicer shall not be required to take such action if in its sole business judgment the Servicer believes it is not in the best interests of the Trust Fund and shall not exercise any such rights if prohibited by law from doing so. If the Servicer reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, or if any of the other conditions set forth in the proviso to the preceding sentence apply, the Servicer will enter into an assumption and modification agreement from or with the person to whom such property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. The Servicer is also authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as the Mortgagor and becomes liable under the Mortgage Note, provided that no such substitution shall be effective unless such person satisfies the underwriting criteria of the Servicer and has a credit risk rating at least equal to that of the original Mortgagor. In connection with any assumption or substitution, the Servicer shall apply underwriting standards and follow such practices and procedures as shall be normal and usual in its general mortgage servicing activities and as it applies to other mortgage loans owned solely by it. The Servicer shall not take or enter into any assumption and modification agreement, however, unless (to the extent practicable in the circumstances) it shall have received confirmation, in writing, of the continued effectiveness of any applicable hazard insurance policy. Any fee collected by the Servicer in respect of an assumption, modification or substitution of liability agreement shall be retained by the Servicer as additional servicing compensation. In connection with any such assumption, no material term of the Mortgage Note (including but not limited to the related Mortgage Rate and the amount of the Monthly Payment) may be amended or modified, except as otherwise required pursuant to the terms thereof. The Servicer shall notify the Trustee that any such substitution, modification or assumption agreement has been completed by forwarding to the Trustee the executed original of such substitution, modification or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

         Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or by the terms of the Mortgage Note or any assumption which the Servicer may be restricted by law from preventing, for any reason whatever. For purposes of this Section 3.15, the term "assumption" is deemed to also include a sale (of the Mortgaged Property) subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

         SECTION 3.16. Realization Upon Defaulted Mortgage Loans.

         (a) The Servicer shall, in accordance with the Servicing Standard, with respect to the enforcement and servicing of defaulted Mortgage Loans in such manner as will maximize the receipt of principal and interest with respect thereto, take certain actions, including but not limited to the modification of such Mortgage Loan as set forth in Section 3.01, or foreclosure upon the related Mortgaged Property and disposition thereof.

         In furtherance of the foregoing, the Servicer shall use its best efforts, consistent with the Servicing Standard, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to
Section 3.07. The Servicer shall be responsible for all costs and expenses incurred by it in any such proceedings; provided, however, that such costs and expenses will be recoverable as Servicing Advances by the Servicer as contemplated in Section 3.11 and Section 3.23. The foregoing is subject to the provision that, in any case in which Mortgaged Property shall have suffered damage from an Uninsured Cause, the Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its discretion that such restoration will increase the proceeds of liquidation of the related Mortgage Loan after reimbursement to itself for such expenses.

         (b) Notwithstanding the foregoing provisions of this Section 3.16 or any other provision of this Agreement, with respect to any Mortgage Loan as to which the Servicer has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property, the Servicer shall not, on behalf of the Trust Fund either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise, or (ii) otherwise acquire possession of, or take any other action with respect to, such Mortgaged Property, if, as a result of any such action, the Trustee, the Trust Fund or the Certificateholders would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Servicer has also previously determined, based on its reasonable judgment and a report prepared by an Independent Person who regularly conducts environmental audits using customary industry standards, that:

                  (1) such Mortgaged Property is in compliance with applicable environmental laws or, if not, that it would be in the best economic interest of the Trust Fund to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and

                  (2) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Trust Fund to take such actions with respect to the affected Mortgaged Property.

         The cost of the environmental audit report contemplated by this Section
3.16 shall be advanced by the Servicer, subject to the Servicer's right to be reimbursed therefor from the Collection Account as provided in Section 3.11(a)(ix), such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans.

         If the Servicer determines, in accordance with the Servicing Standard, that it is in the best economic interest of the Trust Fund to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes or petroleum-based materials affecting any such Mortgaged Property, then the Servicer shall take such action as it deems to be in the best economic interest of the Trust Fund; provided that any amounts disbursed by the Servicer pursuant to this Section 3.16(b) shall constitute Servicing Advances, subject to Section 4.03(d). The cost of any such compliance, containment, cleanup or remediation shall be advanced by the Servicer, subject to the Servicer's right to be reimbursed therefor from the Collection Account as provided in Section 3.11(a)(iii) and (a)(ix), such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans.

         (c) The Servicer may at its option purchase from REMIC I any Mortgage Loan or related REO Property that is 90 days or more delinquent, which the Servicer determines in good faith will otherwise become subject to foreclosure proceedings (evidence of such determination to be delivered in writing to the Trustee, in form and substance satisfactory to the Trustee prior to purchase), at a price equal to the Purchase Price; provided, however, that the Servicer shall purchase any such Mortgage Loans or related REO Properties on the basis of delinquency, purchasing the most delinquent Mortgage Loans or related REO Properties first. The Purchase Price for any Mortgage Loan or related REO Property purchased hereunder shall be deposited in the Collection Account, and the Trustee, upon receipt of written certification from the Servicer of such deposit, shall release or cause to be released to the Servicer the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Servicer shall furnish and as shall be necessary to vest in the Servicer title to any Mortgage Loan or related REO Property released pursuant hereto.

         (d) Proceeds received in connection with any Final Recovery Determination, as well as any recovery resulting from a partial collection of Insurance Proceeds or Liquidation Proceeds, in respect of any Mortgage Loan, will be applied in the following order of priority: first, to reimburse the Servicer or any Sub-Servicer for any related unreimbursed Servicing Advances and P&I Advances, pursuant to Section 3.11(a)(ii) or (a)(iii); second, to accrued and unpaid interest on the Mortgage Loan, to the date of the Final Recovery Determination, or to the Due Date prior to the Distribution Date on which such amounts are to be distributed if not in connection with a Final Recovery Determination; and third, as a recovery of principal of the Mortgage Loan. If the amount of the recovery so allocated to interest is less than the full amount of accrued and unpaid interest due on such Mortgage Loan, the amount of such recovery will be allocated by the Servicer as follows: first, to unpaid Servicing Fees; and second, to the balance of the interest then due and owing. The portion of the recovery so allocated to unpaid Servicing Fees shall be reimbursed to the Servicer or any Sub-Servicer pursuant to Section 3.11(a)(iii).

         SECTION 3.17. Trustee to Cooperate; Release of Mortgage Files.

         (a) Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Servicer will immediately notify or cause to be notified the Trustee by a certification in the form of Exhibit E (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 3.10 have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Mortgage File. Upon receipt of such certification and request, the Trustee shall promptly release the related Mortgage File to the Servicer (at the Servicer's expense in connection with a foreclosure, such expense reimburseable to the Servicer as a Servicing Advance, or in all other cases, at the Seller's expense). No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account or the Distribution Account.

         (b) From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any insurance policy relating to the Mortgage Loans, the Trustee shall, upon any request made by or on behalf of the Servicer and delivery to the Trustee of a Request for Release in the form of Exhibit E, release the related Mortgage File to the Servicer, and the Trustee shall, at the direction of the Servicer, execute such documents as shall be necessary to the prosecution of any such proceedings. Such Request for Release shall obligate the Servicer to return each and every document previously requested from the Mortgage File to the Trustee when the need therefor by the Servicer no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Collection Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Servicer has delivered, or caused to be delivered, to the Trustee an additional Request for Release certifying as to such liquidation or action or proceedings. Upon the request of the Trustee, the Servicer shall provide notice to the Trustee of the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the Collection Account have been so deposited, or that such Mortgage Loan has become an REO Property, any outstanding Requests for Release with respect to such Mortgage Loan shall be released by the Trustee to the Servicer or its designee.

         (c) Upon written certification of a Servicing Officer, the Trustee shall execute and deliver to the Servicer or the Sub-Servicer, as the case may be, any court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

         SECTION 3.18. Servicing Compensation.

         As compensation for the activities of the Servicer hereunder, the Servicer shall be entitled to the Servicing Fee with respect to each Mortgage Loan payable solely from payments of interest in respect of such Mortgage Loan, subject to Section 3.24. In addition, the Servicer shall be entitled to recover unpaid Servicing Fees out of Insurance Proceeds or Liquidation Proceeds to the extent permitted by Section 3.11(a)(iii) and out of amounts derived from the operation and sale of an REO Property to the extent permitted by Section 3.23. Except as provided in Sections 3.26, the right to receive the Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Servicer's responsibilities and obligations under this Agreement; provided, however, that the Servicer may pay from the Servicing Fee any amounts due to a Sub-Servicer pursuant to a Sub-Servicing Agreement entered into under
Section 3.02.

         Additional servicing compensation in the form of assumption or modification fees, late payment charges, insufficient funds charges or otherwise (subject to Section 3.24 and other than Prepayment Charges and Prepayment Interest Excess) shall be retained by the Servicer only to the extent such fees or charges are received by the Servicer. The Servicer shall also be entitled pursuant to Section 3.11(a)(iv) to withdraw from the Collection Account and pursuant to Section 3.23(b) to withdraw from any REO Account, as additional servicing compensation, interest or other income earned on deposits therein, subject to Section 3.12 and Section 3.24. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including premiums for the insurance required by Section 3.14, to the extent such premiums are not paid by the related Mortgagors or by a Sub-Servicer, servicing compensation of each Sub-Servicer, and to the extent provided herein in Section 8.05, the expenses of the Trustee) and shall not be entitled to reimbursement therefor except as specifically provided herein.

         The Servicer shall be entitled to any Prepayment Interest Excess, which it may withdraw from the Collection Account pursuant to Section 3.11(a)(x).

         SECTION 3.19. Reports to the Trustee and Others; Collection Account Statements.

         Not later than twenty days after each Distribution Date, the Servicer shall forward to the Trustee (upon the Trustee's request) and the Depositor the most current available bank statement for the Collection Account. Copies of such statement shall be provided by the Trustee to any Certificateholder and to any Person identified to the Trustee as a prospective transferee of a Certificate, upon request at the expense of the requesting party, provided such statement is delivered by the Servicer to the Trustee.

         In addition, on each Distribution Date, the Servicer shall forward to the Trustee a report setting forth the percentage of Mortgage Loans that are 30 or more days delinquent, in foreclosure, have been converted to REO Properties or have been discharged by reason of bankruptcy.

         SECTION 3.20. Statement as to Compliance.

         Not later than March 15th of each calendar year commencing in 2007, the Servicer will deliver to the Trustee, the NIMS Insurer and the Depositor an Officers' Certificate (an "Annual Statement of Compliance") substantially in the form of Exhibit S attached hereto stating, as to each signatory thereof, that
(i) a review of the activities of the Servicer during the preceding calendar year and of performance under this Agreement or other applicable servicing agreement has been made under such officers' supervision and (ii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement or other applicable servicing agreement in all material respects throughout such calendar year, or, if there has been a failure to fulfill any such obligation in any material respectx, specifying each such failure known to such officer and the nature and status of cure provisions thereof. Copies of any such statement shall be provided by the Trustee to any Certificateholder and to any Person identified to the Trustee as a prospective transferee of a Certificate, upon request at the expense of the requesting party, provided such statement is delivered by the Servicer to the Trustee. Such Annual Statement of Compliance shall contain no restrictions or limitations on its use. In the event that the Servicer has delegated any servicing responsibilities with respect to the Mortgage Loans serviced by it to a Sub-Servicer, the Servicer shall deliver an officer's certificate of the Sub-Servicer as described above as to each Sub-Servicer as and when required with respect to the Servicer.

         If the Servicer cannot deliver the Annual Statement of Compliance by March 15th of such year, the Trustee, at its sole option, may permit a cure period for the related Servicer to deliver such Annual Statement of Compliance, but in no event later than March 30th of such year.

         Failure of the Servicer to timely comply with this Section 3.20 shall be deemed an Servicer Event of Default, automatically, without notice and without any cure period, and the Trustee may, in addition to whatever rights the Trustee may have under this Agreement and at law or equity or to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Servicer for the same. This paragraph shall supercede any other provision in this Agreement or any other agreement to the contrary.

         The Servicer shall indemnify and hold harmless the Depositor, the Trustee and their officers, directors and Affiliates from and against any actual losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses that such Person may sustain based upon a breach of the Servicer's obligations under this Section 3.20.

         SECTION 3.21. Assessments of Compliance and Attestation Reports.

         On and after January 1, 2006, each of the Servicer and the Trustee shall service and administer the Mortgage Loans in accordance with all applicable requirements of the Servicing Criteria (as set forth in Exhibit [__]). Each of the Servicer and the Trustee shall deliver to the Depositor (and, in the case of the Servicer, the Trustee) on or before March 15th of each calendar year beginning in 2007, a report (an "Assessment of Compliance") reasonably satisfactory to the Depositor regarding the Servicer's and Trustee's assessment of compliance with the applicable Servicing Criteria during the preceding calendar year as required by Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB, which as of the date hereof, require a report by an authorized officer of the Servicer or the Trustee that contains the following:

         (a) A statement by such officer of its responsibility for assessing compliance with the Servicing Criteria applicable to the Servicer or the Trustee;

         (b) A statement by such officer that such officer used the Servicing Criteria to assess compliance with the Servicing Criteria applicable to the Servicer or the Trustee;

         (c) An assessment by such officer of the Servicer's or Trustee's compliance with the applicable Servicing Criteria for the period consisting of the preceding calendar year, including disclosure of any material instance of noncompliance with respect thereto during such period, which assessment shall be based on the activities it performs with respect to asset-backed securities transactions taken as a whole involving the Servicer or the Trustee, as applicable, that are backed by the same asset type as the Mortgage Loans;

         (d) A statement that a registered public accounting firm has issued an attestation report on the Servicer's or Trustee's Assessment of Compliance for the period consisting of the preceding calendar year; and

         (e) A statement as to which of the Servicing Criteria, if any, are not applicable to the Servicer or Trustee, which statement shall be based on the activities it performs with respect to asset-backed securities transactions taken as a whole involving the Servicer or Trustee, that are backed by the same asset type as the Mortgage Loans.

         Such report at a minimum shall address each of the Servicing Criteria specified on a certification substantially in the form of Exhibit [___] hereto delivered to the Depositor (and, in the case of the Servicer, the Trustee) concurrently with the execution of this Agreement.

         On or before March 15th of each calendar year beginning in 2007, each of the Servicer and the Trustee shall furnish to the Depositor (and, in the case of the Servicer, the Trustee) a report (an "Attestation Report") by a registered public accounting firm that attests to, and reports on, the Assessment of Compliance made by the Servicer or the Trustee, as applicable, as required by Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122(b) of Regulation AB, which Attestation Report must be made in accordance with standards for attestation reports issued or adopted by the Public Company Accounting Oversight Board.

         Each of the Servicer and the Trustee shall cause any servicer, and each subcontractor determined by the Servicer or the Trustee, as applicable, to be "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, to deliver to the Depositor (and, in the case of the Servicer, the Trustee) an assessment of compliance and accountants' attestation.

         If the Servicer or the Trustee cannot deliver the related Assessment of Compliance or Attestation Report by March 15th of such year, the Depositor, at its sole option, may permit a cure period for the Servicer or the Trustee, as applicable, to deliver such Assessment of Compliance or Attestation Report, but in no event later than March 30th of such year.

         Failure of the Servicer to timely comply with this Section 3.21 shall be deemed a Servicer Event of Default automatically, without notice and without any cure period, and the Trustee may, in addition to whatever rights the Trustee may have under this Agreement and at law or equity or to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Servicer for the same. This paragraph shall supercede any other provision in this Agreement or any other agreement to the contrary.

         SECTION 3.22. Access to Certain Documentation.

         The Servicer shall provide to the Office of Thrift Supervision, the FDIC, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder or Certificate Owner, access to the documentation in the Servicer's possession regarding the Mortgage Loans required by applicable laws and regulations. Such access shall be afforded without charge, but only upon two business days prior written request and during normal business hours at the offices of the Servicer designated by it. Payments on the Mortgage Loans, including any Principal Prepayments in full, made in accordance with the related Mortgage File will be entered into the Servicer's set of records no more than two Business Days after receipt, and allocated to principal or interest as specified in the related Mortgage File. In addition, access to the documentation in the Servicer's possession regarding the Mortgage Loans will be provided to any Certificateholder or Certificate Owner, the Trustee and to any Person identified to the Servicer as a prospective transferee of a Certificate; provided, however, that providing access to such Person will not violate any applicable laws, upon reasonable request during normal business hours at the offices of the Servicer designated by it at the expense of the Person requesting such access. Nothing in this Section shall limit the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Servicer to provide access as provided in this Section 3.22 as a result of such obligation shall not constitute a breach of this Section 3.22. (b) In each case, access to any documentation regarding the Mortgage Loans may be conditioned upon the requesting party's acknowledgement in writing of a confidentiality agreement reasonably satisfactory to the Servicer regarding any information that is required to remain confidential under the Gramm-Leach-Bliley Act of 1999.

         SECTION 3.23. Title, Management and Disposition of REO Property.

         (a) The deed or certificate of sale of any REO Property shall be taken in the name of the Trustee, or its nominee, in trust for the benefit of the Certificateholders. The Servicer, on behalf of REMIC I, shall either sell any REO Property prior to the end of the third taxable year after REMIC I acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code or request from the Internal Revenue Service, no later than 60 days before the day on which the three-year grace period would otherwise expire, an extension of the three-year grace period, unless the Servicer shall have delivered to the Trustee an Opinion of Counsel, addressed to the Trustee and the Depositor, to the effect that the holding by REMIC I of such REO Property subsequent to three years after its acquisition will not result in the imposition on any Trust REMIC of taxes on "prohibited transactions" thereof, as defined in Section 860F of the Code, or cause any Trust REMIC to fail to qualify as a REMIC under Federal law at any time that any Certificates are outstanding. The Servicer shall manage, conserve, protect and operate each REO Property for the Certificateholders solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code or result in the receipt by any Trust REMIC of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code, or any "net income from foreclosure property" which is subject to taxation under the REMIC Provisions.

         (b) The Servicer shall segregate and hold all funds collected and received in connection with the operation of any REO Property separate and apart from its own funds and general assets and shall establish and maintain, or cause to be established and maintained, with respect to REO Properties, an account held in trust for the Trustee for the benefit of the Certificateholders (the "REO Account"), which shall be an Eligible Account. The Servicer shall be permitted to allow the Collection Account to serve as the REO Account, subject to separate ledgers for each REO Property. The Servicer shall be entitled to retain or withdraw any interest income paid on funds deposited in the REO Account.

         (c) The Servicer shall have the sole discretion to determine whether an immediate sale of an REO Property or continued management of such REO Property is in the best interests of the Certificateholders. In furtherance of the foregoing, the Servicer shall have full power and authority, subject only to the specific requirements and prohibitions of this Agreement, to do any and all things in connection with any REO Property as are consistent with the manner in which the Servicer manages and operates similar property owned by the Servicer or any of its Affiliates, all on such terms and for such period as the Servicer deems to be in the best interests of Certificateholders. In connection therewith, the Servicer shall deposit, or cause to be deposited in the REO Account, in no event more than two Business Days after the Servicer's receipt thereof, all revenues received by it with respect to an REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of such REO Property including, without limitation:

                  (i) all insurance premiums due and payable in respect of such REO Property;

                  (ii) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon; and

                  (iii) all costs and expenses necessary to maintain such REO Property.

         To the extent that amounts on deposit in the REO Account with respect to an REO Property are insufficient for the purposes set forth in clauses (i) through (iii) above with respect to such REO Property, the Servicer shall advance from its own funds such amount as is necessary for such purposes if, but only if, the Servicer would make such advances if the Servicer owned the REO Property and if in the Servicer's judgment, the payment of such amounts will be recoverable from the rental or sale of the REO Property.

         Notwithstanding the foregoing, neither the Servicer nor the Trustee shall:

                  (i) authorize the Trust Fund to enter into, renew or extend any New Lease with respect to any REO Property, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

                  (ii) authorize any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

                  (iii) authorize any construction on any REO Property, other than the completion of a building or other improvement thereon, and then only if more than ten percent of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

                  (iv) authorize any Person to Directly Operate any REO Property on any date more than 90 days after its date of acquisition by the Trust Fund;

unless, in any such case, the Servicer has obtained an Opinion of Counsel, provided to the Trustee, to the effect that such action will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code at any time that it is held by REMIC I, in which case the Servicer may take such actions as are specified in such Opinion of Counsel.

         The Servicer may contract with any Independent Contractor for the operation and management of any REO Property, provided that:

                  (i) the terms and conditions of any such contract shall not be inconsistent herewith;

                  (ii) any such contract shall require, or shall be administered to require, that the Independent Contractor pay all costs and expenses incurred in connection with the operation and management of such REO Property, including those listed above and remit all related revenues (net of such costs and expenses) to the Servicer as soon as practicable, but in no event later than thirty days following the receipt thereof by such Independent Contractor;

                  (iii) none of the provisions of this Section 3.23(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Servicer of any of its duties and obligations to the Trustee on behalf of the Certificateholders with respect to the operation and management of any such REO Property; and

                  (iv) the Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

         The Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. The Servicer shall be solely liable for all fees owed by it to any such Independent Contractor, irrespective of whether the Servicer's compensation pursuant to Section 3.18 is sufficient to pay such fees; provided, however, that to the extent that any payments made by such Independent Contractor would constitute Servicing Advances if made by the Servicer, such amounts shall be reimbursable as Servicing Advances made by the Servicer.

         (d) In addition to the withdrawals permitted under Section 3.23(c), the Servicer may from time to time make withdrawals from the REO Account for any REO
Property: (i) to pay itself or any Sub-Servicer unpaid Servicing Fees in respect of the related Mortgage Loan; and (ii) to reimburse itself or any Sub-Servicer for unreimbursed Servicing Advances and P&I Advances made in respect of such REO Property or the related Mortgage Loan. On the Servicer Remittance Date, the Servicer shall withdraw from each REO Account maintained by it and deposit into the Distribution Account in accordance with Section 3.10(d)(ii), for distribution on the related Distribution Date in accordance with Section 4.01, the income from the related REO Property received during the prior calendar month, net of any withdrawals made pursuant to Section 3.23(c) or this Section 3.23(d).

         (e) Subject to the time constraints set forth in Section 3.23(a), each REO Disposition shall be carried out by the Servicer at such price and upon such terms and conditions as the Servicer shall deem necessary or advisable, as shall be normal and usual in accordance with its Servicing Standard.

         (f) The proceeds from the REO Disposition, net of any amount required by law to be remitted to the Mortgagor under the related Mortgage Loan and net of any payment or reimbursement to the Servicer or any Sub-Servicer as provided above, shall be deposited in the Distribution Account in accordance with Section 3.10(d)(ii) on the Servicer Remittance Date in the month following the receipt thereof for distribution on the related Distribution Date in accordance with
Section 4.01. Any REO Disposition shall be for cash only (unless changes in the REMIC Provisions made subsequent to the Startup Day allow a sale for other consideration).

         (g) The Servicer shall file information returns with respect to the receipt of mortgage interest received in a trade or business, reports of foreclosures and abandonments of any Mortgaged Property and cancellation of indebtedness income with respect to any Mortgaged Property as required by Sections 6050H, 6050J and 6050P of the Code, respectively. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by such Sections 6050H, 6050J and 6050P of the Code.

         SECTION 3.24. Obligations of the Servicer in Respect of Prepayment Interest Shortfalls.

         The Servicer shall deliver to the Trustee for deposit into the Distribution Account on the Servicer Remittance Date from its own funds an amount ("Compensating Interest") equal to the lesser of (i) the aggregate of the Prepayment Interest Shortfalls for the related Distribution Date resulting from
(x) a Principal Prepayment in full during the portion of the related Prepayment Period occurring between the first day of the related Prepayment Period and the last day of the calendar month preceding the month in which such Distribution Date occurs or (y) a Principal Prepayment in part during the related Prepayment Period and (ii) the aggregate Servicing Fee for the related Prepayment Period. Any amounts paid by the Servicer pursuant to this Section 3.24 shall not be reimbursed by any Trust REMIC or the Trust Fund.

         SECTION 3.25. Obligations of the Servicer in Respect of Mortgage Rates and Monthly Payments.

         In the event that a shortfall in any collection on or liability with respect to any Mortgage Loan results from or is attributable to adjustments to Monthly Payments or Stated Principal Balances that were made by the Servicer in a manner not consistent with the terms of the related Mortgage Note and this Agreement, the Servicer, upon discovery or receipt of notice thereof, immediately shall deliver to the Trustee for deposit in the Distribution Account from its own funds the amount of any such shortfall and shall indemnify and hold harmless the Trust Fund, the Trustee, the Depositor and any successor Servicer in respect of any such liability. Such indemnities shall survive the termination or discharge of this Agreement. Notwithstanding the foregoing, this Section 3.25 shall not limit the ability of the Servicer to seek recovery of any such amounts from the related Mortgagor under the terms of the related Mortgage Note, as permitted by law. SECTION 3.26. Advance Facility.

         The Servicer is hereby authorized to enter into a facility with any Person which provides that such Person (an "Advancing Person") may fund P&I Advances and/or Servicing Advances to the Trust Fund under this Agreement, although no such facility shall reduce or otherwise affect the Servicer's obligation to fund such P&I Advances and/or Servicing Advances. If the Servicer enters into such an Advance Facility pursuant to this Section 3.26, upon reasonable request of the Advancing Person, the Trustee shall execute a letter of acknowledgment, confirming its receipt of notice of the existence of such Advance Facility. To the extent that an Advancing Person funds any P&I Advance or any Servicing Advance and the Servicer provides the Trustee with an Officers' Certificate that such Advancing Person is entitled to reimbursement, such Advancing Person shall be entitled to receive reimbursement pursuant to this Agreement for such amount to the extent provided in Section 3.26(b). Such Officers' Certificate must specify the amount of the reimbursement, the Section of this Agreement that permits the applicable P&I Advance or Servicing Advance to be reimbursed and the section(s) of the Advance Facility that entitle the Advancing Person to request reimbursement from the Trustee, rather than the Servicer or proof of an Event of Default under the Advance Facility. The Trustee shall have no duty or liability with respect to any calculation of any reimbursement to be paid to an Advancing Person and shall be entitled to rely without independent investigation on the Advancing Person's notice provided pursuant to this Section 3.26. An Advancing Person whose obligations hereunder are limited to the funding of P&I Advances and/or Servicing Advances shall not be required to meet the qualifications of the Servicer or a Sub-Servicer pursuant to Section 3.02 hereof and will not be deemed to be a Sub-Servicer under this Agreement.

         (b) If an advancing facility is entered into, then the Servicer shall not be permitted to reimburse itself therefor under Section 3.11(a)(ii), Section 3.11(a)(iii) and Section 3.11(a)(vi) prior to the remittance to the Trust Fund, but instead the Servicer shall remit such amounts in accordance with the documentation establishing the Advance Facility to such Advancing Person or to a trustee, agent or custodian (an "Advance Facility Trustee") designated by such Advancing Person. The Trustee is hereby authorized to pay to the Advancing Person, reimbursements for P&I Advances and Servicing Advances from the Distribution Account to the same extent the Servicer would have been permitted to reimburse itself for such P&I Advances and/or Servicing Advances in accordance with 3.11(a)(ii), Section 3.11(a)(iii) and Section 3.11(a)(vi), as the case may be, had the Servicer itself funded such P&I Advance or Servicing Advance. The Trustee is hereby authorized to pay directly to the Advancing Person such portion of the Servicing Fee as the parties to any advancing facility agree in writing.

         (c) All P&I Advances and Servicing Advances made pursuant to the terms of this Agreement shall be deemed made and shall be reimbursed on a "first in-first out" (FIFO) basis.

         (d) Any amendment to this Section 3.26 or to any other provision of this Agreement that may be necessary or appropriate to effect the terms of an Advance Facility as described generally in this Section 3.26, including amendments to add provisions relating to a successor Servicer, may be entered into by the Depositor, the Trustee and the Servicer without the consent of any Certificateholder, notwithstanding anything to the contrary in this Agreement and confirmation from the Rating Agencies that such Amendment will not result in the reduction or withdrawal of the rating of any outstanding Class of Certificates.

         SECTION 3.27. [Reserved].

         SECTION 3.28. Net WAC Rate Carryover Reserve Account.

         (a) No later than the Closing Date, the Trustee shall establish and maintain with itself, as agent for the Trustee, a separate, segregated trust account titled, "Net WAC Rate Carryover Reserve Account, [_______________], as Trustee, in trust for the registered holders of [_______________], New Century Home Equity Loan Trust, Series 200_-__, Asset Backed Pass-Through Certificates." The amount on deposit in the Net WAC Rate Carryover Reserve Account will consist of any amounts deposited into the Net WAC Rate Carryover Reserve Account pursuant to Section 4.01(a)(4). All amounts deposited in the Net WAC Rate Carryover Reserve Account shall be distributed to the Holders of the Offered Certificates in the manner set forth in Section 4.01(a)(4).

         (b) On each Distribution Date as to which there is a Net WAC Rate Carryover Amount payable to the Offered Certificates, the Trustee has been directed by the Class CE-1 Certificateholders to, and therefore will, deposit into the Net WAC Rate Carryover Reserve Account the amounts described in Section 4.01(a)(4), rather than distributing such amounts to the Class CE-1 Certificateholders. On each such Distribution Date, the Trustee shall hold all such amounts for the benefit of the Holders of the Offered Certificates, and will distribute such amounts to the Holders of the Offered Certificates in the amounts and priorities set forth in Section 4.01(a).

         On each Distribution Date, any amounts remaining in the Net WAC Rate Carryover Reserve Account after the payment of any Net WAC Rate Carryover Amounts on the Offered Certificates for such Distribution Date, shall be payable to the Trustee.

         (c) For federal and state income tax purposes, the Class CE-1 Certificateholders will be deemed to be the owners of the Net WAC Rate Carryover Reserve Account and all amounts deposited into the Net WAC Rate Carryover Reserve Account shall be treated as amounts distributed by REMIC III to the Holders of the Class CE-1 Interset and by the Class CE-1 Interest to the Class CE-1 Certificates. Upon the termination of the Trust Fund, or the payment in full of the Offered Certificates, all amounts remaining on deposit in the Net WAC Rate Carryover Reserve Account will be released by the Trust Fund and distributed to the Class CE-1 Certificateholders or their designees. The Net WAC Rate Carryover Reserve Account will be part of the Trust Fund but not part of any REMIC and any payments to the Holders of the Offered Certificates of Net WAC Rate Carryover Amounts will not be payments with respect to a "regular interest" in a REMIC within the meaning of Code Section 860(G)(a)(1).

         (d) By accepting a Class CE-1 Certificate, each Class CE-1 Certificateholder hereby agrees to direct the Trustee, and the Trustee hereby is directed, to deposit into the Net WAC Rate Carryover Reserve Account the amounts described above on each Distribution Date as to which there is any Net WAC Rate Carryover Amount rather than distributing such amounts to the Class CE Certificateholders. By accepting a Class CE-1 Certificate, each Class CE-1 Certificateholder further agrees that such direction is given for good and valuable consideration, the receipt and sufficiency of which is acknowledged by such acceptance.

         (e) Amounts on deposit in the Net WAC Rate Carryover Reserve Account shall remain uninvested.

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

         SECTION 4.01. Distributions.

         (a)(1) On each Distribution Date, the following amounts, in the following order of priority, shall be distributed by REMIC I to REMIC II on account of the REMIC I Regular Interests or withdrawn from the Distribution Account and distributed to the holders of the Class R Certificates (in respect of the Class R-I Interest), as the case may be: With respect to the Group I Mortgage Loans:

                  (1) to Holders of REMIC I Regular Interest I, and each of REMIC I Regular Interest I-1-A through I-48-B, PRO RATA, in an amount equal to (A) Uncertificated Interest for such REMIC I Regular Interests for such Distribution Date, plus (B) any amounts payable in respect thereof remaining unpaid from previous Distribution Dates;

                  (2) to the extent of amounts remaining after the distributions made pursuant to clause (i) above, payments of principal shall be allocated as follows: first, to REMIC I Regular Interests I-1-A through I-48-B starting with the lowest numerical denomination until the Uncertificated Balance of each such REMIC I Regular Interest is reduced to zero, provided that, for REMIC I Regular Interests with the same numerical denomination, such payments of principal shall be allocated PRO RATA between such REMIC I Regular Interests, and second, to the extent of the product of (a) any Overcollateralization Reduction Amounts multiplied by (b) a fraction, the numerator of which is the aggregate Scheduled Principal Balance of the Group I Mortgage Loans and the denominator of which is the aggregate Scheduled Principal Balance of the Mortgage Loans, to REMIC I Regular Interest I until the Uncertificated Balance of such REMIC I Regular Interest is reduced to zero; and

                  (3) to the Holders of REMIC I Regular Interest P, (A) all amounts representing Prepayment Charges in respect of the Mortgage Loans received during the related Prepayment Period and (B) on the Distribution Date immediately following the expiration of the latest Prepayment Charge as identified on the Prepayment Charge Schedule or any Distribution Date thereafter until $100 has been distributed pursuant to this clause.

                  With respect to the Group II Mortgage Loans:

                  (1) to Holders of REMIC I Regular Interest I and each of REMIC I Regular Interest II-1-A through II-48-B, PRO RATA, in an amount equal to (A) Uncertificated Interest for such REMIC I Regular Interests for such Distribution Date, plus (B) any amounts payable in respect thereof remaining unpaid from previous Distribution Dates.

                  to the extent of amounts remaining after the distributions made pursuant to clause (i) above, payments of principal shall be allocated as follows: first, to REMIC I Regular interests II-1-A through II-48-B starting with the lowest numerical denomination until the Uncertificated Balance of each such REMIC I Regular Interest is reduced to zero, provided that, for REMIC I Regular Interests with the same numerical denomination, such payments of principal shall be allocated PRO RATA between such REMIC I Regular Interests, and second, to the extent of the product of (a) any Overcollateralization Reduction Amounts multiplied by (b) a fraction, the numerator of which is the aggregate Scheduled Principal Balance of the Group I Mortgage Loans and the denominator of which is the aggregate Scheduled Principal Balance of the Mortgage Loans, to REMIC I Regular Interest I until the Uncertificated Balance of such REMIC I Regular Interest is reduced to zero.

         On each Distribution Date, all amounts representing Prepayment Charges in respect of the Mortgage Loans received during the related Prepayment Period shall be distributed by REMIC I to the Holders of REMIC I Regular Interest P. The payment of the foregoing amounts to the Holders of REMIC I Regular Interest P shall not reduce the Uncertificated Balance thereof.

         (b)(1) On each Distribution Date, the following amounts, in the following order of priority, shall be distributed by REMIC II to REMIC III on account of the REMIC II Regular Interests or withdrawn from the Distribution Account and distributed to the holders of the Class R Certificates (in respect of the Class R-II Interest), as the case may be: (i) first, to the Holders of REMIC II Regular Interest II-IO, in an amount equal to (A) Uncertificated Interest for such REMIC II Regular Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates and second, to the Holders of REMIC II Regular Interest II-LTAA, REMIC II Regular Interest II-LTA1, REMIC II Regular Interest II-LTA2a, REMIC II Regular Interest II-LTA2b, REMIC II Regular Interest II-LTA2c, REMIC II Regular Interest II-LTA2d, REMIC II Regular Interest II-LTM1, REMIC II Regular Interest II-LTM2, REMIC II Regular Interest II-LTM3, REMIC II Regular Interest II-LTM4, REMIC II Regular Interest II-LTM5, REMIC II Regular Interest II-LTM6, REMIC II Regular Interest II-LTM7, REMIC II Regular Interest II-LTM8, REMIC II Regular Interest II-LTM9, REMIC II Regular Interest II-LTM10 and REMIC II Regular Interest II-LTZZ, in an amount equal to (A) the Uncertificated Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates. Amounts payable as Uncertificated Interest in respect of REMIC II Regular Interest II-LTZZ shall be reduced when the sum of the REMIC II Overcollateralization Amount is less than the REMIC II Overcollateralization Target Amount, by the lesser of (x) the amount of such difference and (y) the Maximum II-LTZZ Uncertificated Interest Deferral Amount and such amounts will be payable to the Holders of REMIC II REMIC II Regular Interest II-LTA1, REMIC II Regular Interest II-LTA2a, REMIC II Regular Interest II-LTA2b, REMIC II Regular Interest II-LTA2c, REMIC II Regular Interest II-LTA2d, REMIC II Regular Interest II-LTM1, REMIC II Regular Interest II-LTM2, REMIC II Regular Interest II-LTM3, REMIC II Regular Interest II-LTM4, REMIC II Regular Interest II-LTM5, REMIC II Regular Interest II-LTM6, REMIC II Regular Interest II-LTM7, REMIC II Regular Interest II-LTM8, REMIC II Regular Interest II-LTM9 and REMIC II Regular Interest II-LTM10 in the same proportion as the Overcollateralization Increase Amount is allocated to the Corresponding Certificates and the Uncertificated Balance of REMIC II Regular Interest II-LTZZ shall be increased by such amount; and

                  (ii) to the Holders of REMIC II Regular Interest II-LT1SUB, REMIC II Regular Interest II-LT1GRP, REMIC II Regular Interest II-LT2SUB, REMIC II Regular Interest II-LT2GRP and REMIC II Regular Interest II-LTXX, PRO RATA, in an amount equal to (A) the Uncertificated Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates;

                  (iii) to the Holders of REMIC II Regular Interests, in an amount equal to the remainder of the REMIC II Marker Allocation Percentage of the REMIC Available Funds for such Distribution Date after the distributions made pursuant to clause (i) above, allocated as follows:

                  (a) [___]% of such remainder (less the amount payable in clause (c) below) to the Holders of REMIC II Regular Interest II-LTAA, until the Uncertificated Balance of such REMIC II Regular Interest is reduced to zero;

                  (b) [___]% of such remainder first, to the Holders of REMIC II Regular Interest II-LTA1, REMIC II Regular Interest II-LTA2a, REMIC II Regular Interest II-LTA2b, REMIC II Regular Interest II-LTA2c, REMIC II Regular Interest II-LTA2d, REMIC II Regular Interest II-LTM1, REMIC II Regular Interest II-LTM2, REMIC II Regular Interest II-LTM3, REMIC II Regular Interest II-LTM4, REMIC II Regular Interest II-LTM5, REMIC II Regular Interest II-LTM6, REMIC II Regular Interest II-LTM7, REMIC II Regular Interest II-LTM8, REMIC II Regular Interest II-LTM9 and REMIC II Regular Interest II-LTM10, in the same proportion as principal payments are allocated to the Corresponding Certificates, until the Uncertificated Balances of such REMIC II Regular Interests are reduced to zero and second, to the Holders of REMIC II Regular Interest II-LTZZ, until the Uncertificated l Balance of such REMIC II Regular Interest is reduced to zero;

                  (c) to the Holders of REMIC II Regular Interest II-LTP, on the Distribution Date immediately following the expiration of the latest Prepayment Charge as identified on the Prepayment Charge Schedule or any Distribution Date thereafter until $100 has been distributed pursuant to this clause; and

                  (d) any remaining amount to the Holders of the Class R Certificates (as Holder of the Class R-I Interest);

provided, however, that [___]% and [___]% of any principal payments that are attributable to an Overcollateralization Reduction Amount shall be allocated to Holders of REMIC II Regular Interest II-LTAA and REMIC II Regular Interest II-LTZZ, respectively.

                  (iv) to the Holders of REMIC II Regular Interests, in an amount equal to the remainder of the REMIC II Sub WAC Allocation Percentage of the REMIC Available Funds for such Distribution Date after the distributions made pursuant to clause (i) above such that distributions of interest are deemed to be made to REMIC II Regular Interest II-LT1SUB, REMIC II Regular Interest II-LT1GRP, REMIC II Regular Interest II-LT2SUB, REMIC II Regular Interest II-LT2GRP and REMIC II Regular Interest II-LTXX, pro rata, in an amount equal to (A) the Uncertificated Interest for each such REMIC II Regular Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates and such that distributions of principal shall be deemed to be made to the REMIC II Regular Interests FIRST, so as to keep the Uncertificated Balance of each REMIC II Regular Interest ending with the designation "GRP" equal to [___]% of the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group; SECOND, to each REMIC II Regular Interest ending with the designation "SUB," so that the Uncertificated Balance of each such REMIC II Regular Interest is equal to [___]% of the excess of (x) the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group over (y) the current Certificate Principal Balance of the Class A Certificate in the related Loan Group (except that if any such excess is a larger number than in the preceding distribution period, the least amount of principal shall be distributed to such REMIC II Regular Interests such that the REMIC II Subordinated Balance Ratio is maintained); and THIRD, any remaining principal to REMIC II Regular Interest II-LTXX.

         [___]% of amounts distributed on the Class CE-1 Certificates and the Class CE-2 Certificates shall be deemed to have been distributed to the Class CE-1 Interest and the Class CE-2 Interest, respectively.

         Notwithstanding the distributions pursuant to this Section 4.01(1), distribution of funds shall conform to the distributions made pursuant to
Section 4.01(2), (3) and (4).

         (2)(I) On each Distribution Date, the Trustee shall withdraw from the Distribution Account that portion of the Available Distrbution Amount for such Distribution Date consisting of the Group I Interest Remittance Amount for such Distribution Date, and make the following distributions in the order of priority described below, in each case to the extent of the Group I Interest Remittance Amount for such Distribution Date:

                  (i) to the Holders of the Group I Certificates, the Senior Distribution Amount allocable to such Certificates; and

                  (ii) concurrently, to the Holders of each Class of Group II Certificates, on a PRO RATA basis, based on the entitlement of each such Class, an amount equal to the excess, if any, of (x) the amount required to be distributed pursuant to Section 4.01(a)(2)(II)(i) for such Distribution Date over (y) the amount actually distributed pursuant to such section, from the Group II Interest Remittance Amount.

         (II) On each Distribution Date the Trustee shall withdraw from the Distribution Account that portion of the Available Distribution Amount for such Distribution Date consisting of the Group II Interest Remittance Amount for such Distribution Date, and make the following distributions in the order of priority described below, in each case to the extent of the Group II Interest Remittance Amount remaining for such Distribution Date:

                  (i) concurrently, to the Holders of each Class of Group II Certificates, on a PRO rata basis based on the entitlement of each such Class, the Senior Interest Distribution Amount allocable to such Certificates; and

                  (ii) to the Holders of the Group I Certificates, an amount equal to the excess, if any, of (x) the amount required to be distributed pursuant to Section 4.01(a)(2)(I)(i) for such Distribution Date over (y) the amount actually distributed pursuant to such section from the Group I Interest Remittance Amount.

         (III) On each Distribution Date, following the distributions made pursuant to Section 4.01(a)(2)(I) and Section 4.01(a)(2)(II) above, the Trustee shall distribute, in each case to the extent of the sum of the Group I Interest Remittance Amount and the Group II Interest Remittance Amount remaining undistributed for such Distribution Date, sequentially to the Holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, in an amount equal to the Interest Distributable Amount for each such Class.

         (3)(I) On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the Group I Principal Distribution Amount shall be made in the following amounts and order of priority:

                  (i) first, to the Holders of the Group I Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

                  (ii) second, to the Holders of the Group II Certificates (allocated among the Classes of Group II Certificates in the priority described below), after taking into account the distribution of the Group II Principal Distribution Amount already distributed, until the Certificate Principal Balances thereof have been reduced to zero.

         (II) On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the Group II Principal Distribution Amount shall be made in the following amounts and order of priority:

                  (i) first, to the Holders of the Group II Certificates (allocated among the Classes of Group II Certificates in the priority described below), until the Certificate Principal Balances thereof have been reduced to zero; and

                  (ii) second, to the Holders of the Group I Certificates, after taking into account the distribution of the Group I Principal Distribution Amount already distributed, until the Certificate Principal Balance thereof has been reduced to zero.

         (III) On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the sum of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount remaining undistributed for such Distribution Date shall be made sequentially to the Holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, in each case, until the Certificate Principal Balance of each such Class has been reduced to zero.

         (IV) On each Distribution Date (a) on or after the Stepdown Date and
(b) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the Group I Principal Distribution Amount shall be made in the following amounts and order of priority:

                  (i) first, to the Holders of the Group I Certificates, the Group I Senior Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero; and

                  (ii) second, to the Holders of the Group II Certificates (allocated among the Classes of Group II Certificates in the priority described below), after taking into account the distribution of the Group II Principal Distribution Amount, up to an amount equal to the Group II Senior Principal Distribution Amount remaining undistributed, until the Certificate Principal Balances thereof have been reduced to zero.

         (V) On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the Group II Principal Distribution Amount shall be made in the following amounts and order of priority:

                  (i) first, to the Holders of the Group II Certificates (allocated among the Classes of Group II Certificates in the priority described below), the Group II Senior Principal Distribution Amount until the Certificate Principal Balances thereof have been reduced to zero; and

                  (ii) second, to the Holders of the Group I Certificates, after taking into account the distribution of the Group I Principal Distribution Amount, up to an amount equal to the Group I Senior Principal Distribution Amount remaining undistributed, until the Certificate Principal Balance thereof has been reduced to zero.

         (VI) On each Distribution Date (a) on or after the Stepdown Date and
(b) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the sum of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount remaining undistributed for such Distribution Date shall be made in the following amounts and order of priority:

                  (i) to the Holders of the Class M-1 Certificates, the Class M-1 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

                  (ii) to the Holders of the Class M-2 Certificates, the Class M-2 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

                  (iii) to the Holders of the Class M-3 Certificates, the Class M-3 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

                  (iv) to the Holders of the Class M-4 Certificates, the Class M-4 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

                  (v) to the Holders of the Class M-5 Certificates, the Class M-5 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

                  (vi) to the Holders of the Class M-6 Certificates, the Class M-6 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

                  (vii) to the Holders of the Class M-7 Certificates, the Class M-7 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

                  (viii) to the Holders of the Class M-8 Certificates, the Class M-8 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

                  (ix) to the Holders of the Class M-9 Certificates, the Class M-9 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero; and

                  (x) to the Holders of the Class M-10 Certificates, the Class M-10 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero.

         With respect to the Group II Certificates, all principal distributions will be distributed sequentially, to the Class A-2a Certificates, Class A-2b Certificates, Class A-2c Certificates and Class A-2d Certificates, in that order, until their respective Certificate Principal Balances have been reduced to zero; provided, however, on any Distribution Date on which the aggregate Certificate Principal Balance of the Mezzanine Certificates and the Overcollateralization Amount has been reduced to zero, all principal distributions on the Group II Certificates will be distributed concurrently, to the Class A-2a Certificates, Class A-2b Certificates, Class A-2c Certificates and Class A-2d Certificates, on a PRO RATA basis based on the Certificate Principal Balance of each such Class.

         (4) On each Distribution Date, the Net Monthly Excess Cashflow shall be distributed by the Trustee as follows:

                  (i) to the Holders of the Class or Classes of Certificates then entitled to receive distributions in respect of principal, in an amount equal to the Overcollateralization Increase Amount for the Certificates, distributable to such Holders as part of the Group I Principal Distribution Amount and/or the Group II Principal Distribution Amount as described under Section 4.01(a)(3) above;

                  (ii) sequentially, to the Holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, in an amount equal to the Interest Carry Forward Amount allocable to such Class of Certificates;

                  (iii) sequentially, to the Holders of the Class A Certificates (on a PRO RATA basis based on the entitlement of each such Class), Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, in an amount equal to the aggregate of any Prepayment Interest Shortfalls and any Relief Act Interest Shortfall on the Mortgage Loans, without interest accrued thereon;

                  (iv) to the Net WAC Rate Carryover Reserve Account, the amount of any Net WAC Rate Carryover Amounts;

                  (v) sequentially, to the Holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, in an amount equal to the Allocated Realized Loss Amount allocable to each such Class of Certificates;

                  (vi) to the Swap Provider, any Swap Termination Payments resulting from a Swap Provider Trigger Event;

                  (vii) (a) prior to the Class CE Transition Date, (I) to the Holders of the Class CE-1 Certificates, the Interest Distribution Amount; (II) to the Class CE-2 Certificates, any Overcollateralization Reduction Amount for such Distribution Date until the Certificate Principal Balance thereof has been reduced to zero and then (III) to the Class CE-1 Certificates, any remaining Overcollateralization Reduction Amount for such Distribution Date until the Certificate Principal Balance thereof has been reduced to zero; provided however, on any Distribution Date on which the aggregate Certificate Principal Balance of the Offered Certificates has been reduced to zero, any remaining amounts shall be paid to the Class CE-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; or

                           (b) on or after the Class CE Transition Date, sequentially, (I) to the Holders of the Class CE-2 Certificates, (A) any Overcollateralization Reduction Amount, until the Certificate Principal Balance thereof has been reduced to zero and (B) the Interest Distribution Amount for the Class CE-1 Certificates shall be paid to the Class CE-2 Certificates until the Certificate Principal Balance thereof has been reduced to zero and the Certificate Principal Balance of the Class CE-1 Certificates shall be increased by such amount, and (II) to the Holders of the Class CE-1 Certificates, (A) the Interest Distribution Amount and any remaining Overcollateralization Reduction Amount for such Distribution Date and (B) on any Distribution Date on which the aggregate Certificate Principal Balance of the Offered Certificates has been reduced to zero, any remaining amounts in reduction of the Certificate Principal Balance of the Class CE-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

                  (viii) to the Holders of the Residual Certificates, any remaining amounts; provided that if such Distribution Date is the Distribution Date immediately following the expiration of the latest Prepayment Charge term on a Mortgage Loan as identified on the Mortgage Loan Schedule or any Distribution Date thereafter, then any such remaining amounts will be distributed first, to the Holders of the Class P Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and second, to the Holders of the Residual Certificates.

         Following the foregoing distributions, an amount equal to the amount of Subsequent Recoveries deposited into the Collection Account pursuant to Section
3.10 shall be applied to increase the Certificate Principal Balance of the Class of Certificates with the Highest Priority up to the extent of such Realized Losses previously allocated to that Class of Certificates pursuant to Section
4.04. An amount equal to the amount of any remaining Subsequent Recoveries shall be applied to increase the Certificate Principal Balance of the Class of Certificates with the next Highest Priority, up to the amount of such Realized Losses previously allocated to that Class of Certificates pursuant to Section
4.04. Holders of such Certificates will not be entitled to any distribution in respect of interest on the amount of such increases for any Interest Accrual Period preceding the Distribution Date on which such increase occurs. Any such increases shall be applied to the Certificate Principal Balance of each Certificate of such Class in accordance with its respective Percentage Interest

         (b) On each Distribution Date, after making the distributions of the Available Distribution Amount as set forth above, the Trustee will withdraw from the Net WAC Rate Carryover Reserve Account, to the extent of amounts remaining on deposit therein, the amount of any Net WAC Rate Carryover Amount with respect to the Offered Certificates for such Distribution Date and distribute such amount in the following order of priority:

                  (i) concurrently to each Class of Class A Certificates, on a PRO RATA basis based on the Net WAC Rate Carryover Amount due on each such Class on such Distribution Date; and

                  (ii) sequentially, to the Holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, until the Net WAC Rate Carryover Amount for each such Class has been reduced to zero.

         On each Distribution Date, the Trustee shall withdraw any amounts then on deposit in the Distribution Account that represent Prepayment Charges collected by the Servicer in connection with the Principal Prepayment of any of the Mortgage Loans or any Servicer Prepayment Charge Payment Amount and shall distribute such amounts to the Holders of the Class P Certificates. Such distributions shall not be applied to reduce the Certificate Principal Balance of the Class P Certificates.

         (6) On each Distribution Date, after making the distributions of the Available Distribution Amount, Net Monthly Excess Cashflow and amounts on deposit in the Net WAC Rate Carryover Reserve Account as set forth above, the Trustee shall distribute the amount on deposit in the Swap Account as follows:

         FIRST, to the Swap Provider, any Net Swap Payment owed to the Swap Provider pursuant to the Interest Rate Swap Agreement for such Distribution Date;

         SECOND, to the Swap Provider, any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event pursuant to the Interest Rate Swap Agreement;

         THIRD, concurrently, to each Class of Class A Certificates, the related Senior Interest Distributable Amount remaining undistributed after the distributions of the Group I Interest Remittance Amount and the Group II Interest Remittance Amount, on a PRO RATA basis based on such respective remaining Senior Interest Distributable Amount;

         FOURTH, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, the related Interest Distributable Amount and Interest Carry Forward Amount, to the extent remaining undistributed after the distributions of the Group I Interest Remittance Amount, the Group II Interest Remittance Amount and the Net Monthly Excess Cashflow;

         FIFTH, to the Holders of the Class or Classes of Certificates then entitled to receive distributions in respect of principal, in an amount necessary to eliminate any remaining Overcollateralization Deficiency Amount after taking into account distributions made pursuant to Section 4.01(a)(4)(i);

         SIXTH, concurrently, to each Class of Class A Certificates, the related Net WAC Rate Carryover Amount, to the extent remaining undistributed after distributions are made from the Net WAC Rate Carryover Reserve Account, up to the respective Swap Payment Allocation;

         SEVENTH, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, the related Net WAC Rate Carryover Amount, to the extent remaining undistributed after distributions are made from the Net WAC Rate Carryover Reserve Account, up to the respective Swap Payment Allocation;

         EIGHTH, concurrently, to each Class of Offered Certificates, any unpaid Net WAC Rate Carryover Amount, on a PRO RATA basis based on such respective Net WAC Rate Carryover Amounts remaining;

         NINTH, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, in each case up to the related Allocated Realized Loss Amount related to such Certificates for such Distribution Sate remaining undistributed after distribution of the Net Monthly Excess Cashflow; and

         TENTH, all remaining amounts to the holder of the Class CE-1 Certificates.

         (c) All distributions made with respect to each Class of Certificates on each Distribution Date shall be allocated PRO RATA among the outstanding Certificates in such Class based on their respective Percentage Interests. Payments in respect of each Class of Certificates on each Distribution Date shall be made to the Holders of the respective Class of record on the related Record Date (except as otherwise provided in Section 4.01(e) or Section 9.01 respecting the final distribution on such Class), based on the aggregate Percentage Interest represented by their respective Certificates, and shall be made by wire transfer of immediately available funds to the account of any such Holder at a bank or other entity having appropriate facilities therefor, if such Holder shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date, or otherwise by check mailed by first class mail to the address of such Holder appearing in the Certificate Register. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee maintained for such purpose pursuant to Section 8.12 or such other location specified in the notice to Certificateholders of such final distribution.

         Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Trustee, the Depositor or the Servicer shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

         (d) The rights of the Certificateholders to receive distributions in respect of the Certificates, and all interests of the Certificateholders in such distributions, shall be as set forth in this Agreement. None of the Holders of any Class of Certificates, the Trustee or the Servicer shall in any way be responsible or liable to the Holders of any other Class of Certificates in respect of amounts properly previously distributed on the Certificates.

         (e) Except as otherwise provided in Section 9.01, whenever the Trustee expects that the final distribution with respect to any Class of Certificates will be made on the next Distribution Date, the Trustee shall, no later than one
(1) day before the related Distribution Date (to the extent that an accurate Remittance Report is received in a timely manner by the Trustee), mail to each Holder on such date of such Class of Certificates a notice to the effect that:

                  (i) the Trustee expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Trustee therein specified, and

                  (ii) no interest shall accrue on such Certificates from and after the end of the related Interest Accrual Period.

         Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust by the Trustee and credited to the account of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(e) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee shall, directly or through an agent, mail a final notice to the remaining non-tendering Certificateholders concerning surrender of their Certificates but shall continue to hold any remaining funds for the benefit of non-tendering Certificateholders. The costs and expenses of maintaining the funds in trust and of contacting such Certificateholders shall be paid out of the assets remaining in the Trust Fund. If within one year after the final notice any such Certificates shall not have been surrendered for cancellation, the Trustee shall pay to Morgan Stanley & Co. Incorporated, in accordance with its wiring instructions, all such amounts, and all rights of non-tendering Certificateholders in or to such amounts shall thereupon cease. No interest shall accrue or be payable to any Certificateholder on any amount held in trust by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this
Section 4.01(e). Any such amounts held in trust by the Trustee shall be held in an Eligible Account and shall be held uninvested.

         (f) Notwithstanding anything to the contrary herein, (i) in no event shall the Certificate Principal Balance of an Offered Certificate be reduced more than once in respect of any particular amount both (a) allocated to such Certificate in respect of Realized Losses pursuant to Section 4.04 and (b) distributed to the Holder of such Certificate in reduction of the Certificate Principal Balance thereof pursuant to this Section 4.01 from Net Monthly Excess Cashflow and (ii) in no event shall the Uncertificated Balance of a REMIC I Regular Interest be reduced more than once in respect of any particular amount both (a) allocated to such REMIC I Regular Interest in respect of Realized Losses pursuant to Section 4.04 and (b) distributed on such REMIC I Regular Interest in reduction of the Uncertificated Balance thereof pursuant to this
Section 4.01.

         SECTION 4.02. Statements to Certificateholders.

         On each Distribution Date, the Trustee shall prepare and make available via its website to each Holder of the Regular Certificates, a statement as to the distributions made on such Distribution Date setting forth:

                  (i) the amount of the distribution made on such Distribution Date to the Holders of the Certificates of each Class allocable to principal, and the amount of the distribution made on such Distribution Date to the Holders of the Class P Certificates allocable to Prepayment Charges and the Certificate Principal Balances of the Regular Certificates before and after any distributions of principal;

                  (ii) the amount of the distribution made on such Distribution Date to the Holders of the Certificates of each Class allocable to interest;

                  (iii) the aggregate Servicing Fee received by the Servicer during the related Due Period and such other customary information as the Trustee deems necessary or desirable, or which a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns;

                  (iv) the aggregate amount of P&I Advances for such Distribution Date (including the general purpose of such Advances);

                  (v) the aggregate Stated Principal Balance of the Mortgage Loans and any REO Properties as of the close of business on such Distribution Date;

                  (vi) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans as of the related Due Date;

                  (vii) the number and aggregate unpaid principal balance of Mortgage Loans in respect of which (1) one Monthly Payment is Delinquent, (2) two Monthly Payments are Delinquent, (3) three Monthly Payments are Delinquent and (4) foreclosure proceedings have begun;
                  (viii) with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number of such Mortgage Loan, the unpaid principal balance and the Stated Principal Balance of such Mortgage Loan as of the date it became an REO Property;

                  (ix) the book value of any REO Property as of the close of business on the last Business Day of the calendar month preceding the Distribution Date;

                  (x) the aggregate amount of Principal Prepayments made during the related Prepayment Period;

                  (xi) the aggregate amount of Realized Losses incurred during the related Prepayment Period (or, in the case of Bankruptcy Losses allocable to interest, during the related Due Period), separately identifying whether such Realized Losses constituted Bankruptcy Losses and the aggregate amount of Realized Losses incurred since the Closing Date and the aggregate amount of Subsequent Recoveries received during the related Prepayment Period and the cumulative amount of Subsequent Recoveries received since the Closing Date;

                  (xii) the aggregate amount of Extraordinary Trust Fund Expenses withdrawn from the Collection Account or the Distribution Account for such Distribution Date;

                  (xiii) the aggregate Certificate Principal Balance and Notional Amount, as applicable, of each Class of Certificates, after giving effect to the distributions, and allocations of Realized Losses, made on such Distribution Date, separately identifying any reduction thereof due to allocations of Realized Losses;

                  (xiv) the Certificate Factor for each such Class of Certificates applicable to such Distribution Date;

                  (xv) the Interest Distribution Amount in respect of each Class of the Class A Certificates, the Mezzanine Certificates and the Class CE-1 Certificates for such Distribution Date and the Interest Carry Forward Amount, if any, with respect to the Offered Certificates on such Distribution Date, and in the case of the Class A Certificates, the Mezzanine Certificates and the Class CE-1 Certificates, separately identifying any reduction thereof due to allocations of Realized Losses, Prepayment Interest Shortfalls and Relief Act Interest Shortfalls;

                  (xvi) the aggregate amount of any Prepayment Interest Shortfall for such Distribution Date, to the extent not covered by payments by the Servicer pursuant to Section 3.24;

                  (xvii) the aggregate amount of Relief Act Interest Shortfalls for such Distribution Date;

                  (xviii) the Net Monthly Excess Cashflow, if any, for such Distribution Date;

                  (xix) the Overcollateralization Target Amount and the Credit Enhancement Percentage for such Distribution Date;

                  (xx) the Overcollateralization Increase Amount, if any, for such Distribution Date;

                  (xxi) the Overcollateralization Reduction Amount, if any, for such Distribution Date;

                  (xxii) the respective Pass-Through Rates applicable to the Class A Certificates, the Mezzanine Certificates and the Class CE-1 Certificates for such Distribution Date (and whether such Pass-Through Rate was limited by the NET WAC Rate) and the Pass-Through Rate applicable to the Offered Certificates for the immediately succeeding Distribution Date;

                  (xxiv) the Net WAC Rate Carryover Amount for the Offered Certificates, if any, for such Distribution Date and the amount remaining unpaid after reimbursements therefor on such Distribution Date;

                  (xxv) the Rolling Three Month Delinquency Rate;

                  (xxvi) the amount of any Net Swap Payments or Swap Termination Payments;

                  (xxvii) if the Stepdown Date is in effect (and if not, the months remaining until the Stepdown Date);

                  (xxviii) [(a) the Delinquency Percentage, the numerator and the denominator used to calculate the Delinquency Percentage and whether the Delinquency Percentage exceeds the level set forth in clause (a) of the definition of Trigger Event, (b) the Cumulative Realized Loss Percentage, the numerator and the denominator used to calculate the Cumulative Realized Loss Percentage and whether the Cumultaive Realized Loss Percentage exceeds the level set forth in clause (b) of the definition of Trigger Event];

                  (xxix) the total cashflows received and the general sources thereof;

                  (xxx) if applicable, material modifications, extensions or waivers to Mortgage Loan terms, fees, penalties or payments during the preceding calendar month or that have become material over time;

                  (xxxi) the applicable Record Dates, Accrual Periods and Determination Dates for calculating distributions for such Distribution Date;

                  (xxxii) the fees and expenses accrued and paid on such Distribution Date and to whom such fees and expenses were paid; and

                  (xxxiii) material breaches of representations and warranties regarding the Mortgage Loans.

         The Trustee shall make such statement (and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders, the Servicer, the Swap Provider and the Rating Agencies via the Trustee's internet website. The Trustee's internet website shall initially be located at https://www.[__________] and assistance in using the website can be obtained by calling the Trustee's customer service desk at [__________]. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Trustee shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Trustee shall provide timely and adequate notification to all above parties regarding any such changes.

         In the case of information furnished pursuant to subclauses (i) and
(ii) above, the amounts shall be expressed as a dollar amount per Single Certificate of the relevant Class.

         Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each Person who at any time during the calendar year was a Holder of a Regular Certificate a statement containing the information set forth in subclauses (i) and (ii) above, aggregated for such calendar year or applicable portion thereof during which such person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time are in force.

         Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each Person who at any time during the calendar year was a Holder of a Residual Certificate a statement setting forth the amount, if any, actually distributed with respect to the Residual Certificates, as appropriate, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder.

         The Trustee shall, upon request, furnish to each Certificateholder, during the term of this Agreement, such periodic, special, or other reports or information, whether or not provided for herein, as shall be reasonable with respect to the Certificateholder, or otherwise with respect to the purposes of this Agreement, all such reports or information to be provided at the expense of the Certificateholder in accordance with such reasonable and explicit instructions and directions as the Certificateholder may provide. For purposes of this Section 4.02, the Trustee's duties are limited to the extent that the Trustee receives timely reports as required from the Servicer.

         On each Distribution Date the Trustee shall provide Bloomberg Financial Markets, L. P. ("Bloomberg") CUSIP level factors for each class of Certificates as of such Distribution Date, using a format and media mutually acceptable to the Trustee and Bloomberg.

         SECTION 4.03. Remittance Reports; P&I Advances.

         (a) No later than the second Business Day following each Determination Date, the Servicer shall deliver to the Trustee by telecopy (or by such other means as the Servicer and the Trustee may agree from time to time) a Remittance Report. On the same date, the Servicer shall electronically transmit (in a format acceptable to the Trustee), a data file containing the information set forth in such Remittance Report with respect to the related Distribution Date or if electronic transmission is not available, the Servicer shall forward to the Trustee by overnight mail a computer readable magnetic tape. Such Remittance Report will include (i) the amount of P&I Advances to be made by the Servicer in respect of the related Distribution Date, the aggregate amount of P&I Advances outstanding after giving effect to such P&I Advances, and the aggregate amount of Nonrecoverable P&I Advances in respect of such Distribution Date and (ii) such other information with respect to the Mortgage Loans as the Trustee may reasonably require to perform the calculations necessary to make the distributions contemplated by Section 3.13 and Section 4.01 and to prepare the statements to Certificateholders contemplated by Section 4.02. The Trustee shall not be responsible to recompute, recalculate or verify any information provided to it by the Servicer.

         (b) The amount of P&I Advances to be made by the Servicer for any Distribution Date shall equal, subject to Section 4.03(d), the sum of, (i) the aggregate amount of Monthly Payments (with each interest portion thereof net of the related Servicing Fee), due on the related Due Date in respect of the Mortgage Loans, which Monthly Payments were delinquent as of the close of business on the related Determination Date and (ii) with respect to each REO Property, which REO Property was acquired during or prior to the related Prepayment Period and as to which REO Property an REO Disposition did not occur during the related Prepayment Period, an amount equal to the excess, if any, of the REO Imputed Interest on such REO Property for the most recently ended calendar month, over the net income from such REO Property transferred to the Distribution Account pursuant to Section 3.23 for distribution on such Distribution Date; provided, however, that the Servicer shall not be required to make P&I Advances with respect to Relief Act Interest Shortfalls or Prepayment Interest Shortfalls in excess of their respective obligations under Section 3.24.

         On the Servicer Remittance Date, the Servicer shall remit in immediately available funds to the Trustee for deposit in the Distribution Account an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the Mortgage Loans and REO Properties for the related Distribution Date either (i) from its own funds or (ii) from the Collection Account, to the extent of funds held therein for future distribution (in which case it will cause to be made an appropriate entry in the records of the Collection Account that amounts held for future distribution have been, as permitted by this Section 4.03, used by the Servicer in discharge of any such P&I Advance) or (iii) in the form of any combination of (i) and (ii) aggregating the total amount of P&I Advances to be made by the Servicer with respect to the Mortgage Loans and REO Properties. Any amounts held for future distribution and so used shall be appropriately reflected in the Servicer's records and replaced by the Servicer by deposit in the Collection Account on or before any future Servicer Remittance Date to the extent that the Available Distribution Amount for the related Distribution Date (determined without regard to P&I Advances to be made on the Servicer Remittance Date) shall be less than the total amount that would be distributed to the Classes of Certificateholders pursuant to
Section 4.01 on such Distribution Date if such amounts held for future distributions had not been so used to make P&I Advances. The Trustee will provide notice to the Servicer by telecopy by the close of business on the Business Day prior to the Distribution Date (so long as the Trustee receives the required remittance from the Servicer) in the event that the amount remitted by the Servicer to the Trustee on such date is less than the amount required to be remitted by the Servicer as set forth in the Remittance Report for the related Distribution Date.

         (c) The obligation of the Servicer to make such P&I Advances is mandatory, notwithstanding any other provision of this Agreement but subject to
(d) below, and, with respect to any Mortgage Loan or REO Property, shall continue until a Final Recovery Determination in connection therewith or the removal thereof from the Trust Fund pursuant to any applicable provision of this Agreement, except as otherwise provided in this Section.

         (d) Notwithstanding anything herein to the contrary, no P&I Advance or Servicing Advance shall be required to be made hereunder by the Servicer if such P&I Advance or Servicing Advance would, if made, constitute a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance, respectively. The determination by the Servicer that it has made a Nonrecoverable P&I Advance or a Nonrecoverable Servicing Advance or that any proposed P&I Advance or Servicing Advance, if made, would constitute a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance, respectively, shall be evidenced by an Officers' Certificate of the Servicer delivered to the Depositor and the Trustee.

         SECTION 4.04. Allocation of Realized Losses.

         (a) Prior to each Determination Date, the Servicer shall determine as to each Mortgage Loan and REO Property: (i) the total amount of Realized Losses, if any, incurred in connection with any Final Recovery Determinations made during the related Prepayment Period; (ii) whether and the extent to which such Realized Losses constituted Bankruptcy Losses; and (iii) the respective portions of such Realized Losses allocable to interest and allocable to principal. Prior to each Determination Date, the Servicer shall also determine as to each Mortgage Loan: (i) the total amount of Realized Losses, if any, incurred in connection with any Deficient Valuations made during the related Prepayment Period; and (ii) the total amount of Realized Losses, if any, incurred in connection with Debt Service Reductions in respect of Monthly Payments due during the related Due Period. The information described in the two preceding sentences that is to be supplied by the Servicer shall be evidenced by an Officers' Certificate delivered to the Trustee by the Servicer prior to the Determination Date immediately following the end of (i) in the case of Bankruptcy Losses allocable to interest, the Due Period during which any such Realized Loss was incurred, and (ii) in the case of all other Realized Losses, the Prepayment Period during which any such Realized Loss was incurred.

         (b) All Realized Losses on the Mortgage Loans shall be allocated by the Trustee on each Distribution Date as follows: first, to Net Monthly Excess Cashflow, second, to interest accrued on the Class CE-1 Certificates, third, to the Class CE-1 Certificates, until the Certificate Principal Balance of the Class CE-1 Certificates has been reduced to zero, fourth, to the Class CE-2 Certificates, until the Certificate Principal Balance of the Class CE-2 Certificates has been reduced to zero, fifth, to the Class M-10 Certificates until the Certificate Principal Balance of the Class M-10 Certificates has been reduced to zero, sixth, to the Class M-9 Certificates until the Certificate Principal Balance of the Class M-9 Certificates has been reduced to zero, seventh, to the Class M-8 Certificates until the Certificate Principal Balance of the Class M-8 Certificates has been reduced to zero, eighth, to the Class M-7 Certificates until the Certificate Principal Balance of the Class M-7 Certificates has been reduced to zero, ninth, to the Class M-6 Certificates until the Certificate Principal Balance of the Class M-6 Certificates has been reduced to zero, tenth, to the Class M-5 Certificates until the Certificate Principal Balance of the Class M-5 Certificates has been reduced to zero, eleventh, to the Class M-4 Certificates, until the Certificate Principal Balance of the Class M-4 Certificates has been reduced to zero, twelfth, to the Class M-3 Certificates, until the Certificate Principal Balance of the Class M-3 Certificates has been reduced to zero, thirteenth, to the Class M-2 Certificates, until the Certificate Principal Balance of the Class M-2 Certificates has been reduced to zero and thirteenth, to the Class M-1 Certificates, until the Certificate Principal Balance of the Class M-1 Certificates has been reduced to zero.

         All Realized Losses to be allocated to the Certificate Principal Balances of all Classes on any Distribution Date shall be so allocated after the actual distributions to be made on such date as provided above. All references above to the Certificate Principal Balance of any Class of Certificates shall be to the Certificate Principal Balance of such Class immediately prior to the relevant Distribution Date, before reduction thereof by any Realized Losses, in each case to be allocated to such Class of Certificates, on such Distribution Date.

         Any allocation of Realized Losses to a Mezzanine Certificate on any Distribution Date shall be made by reducing the Certificate Principal Balance thereof by the amount so allocated and any allocation of Realized Losses to a Class CE-1 Certificate or Class CE-2 Certificate shall be made by reducing the amount otherwise payable in respect thereof pursuant to Section 4.01(a)(4)(vii). No allocations of any Realized Losses shall be made to the Certificate Principal Balances of the Class A Certificates or the Class P Certificates.

         As used herein, an allocation of a Realized Loss on a "PRO RATA basis" among two or more specified Classes of Certificates means an allocation on a pro rata basis, among the various Classes so specified, to each such Class of Certificates on the basis of their then outstanding Certificate Principal Balances prior to giving effect to distributions to be made on such Distribution Date. All Realized Losses and all other losses allocated to a Class of Certificates hereunder will be allocated among the Certificates of such Class in proportion to the Percentage Interests evidenced thereby.

         a) All Realized Losses on the Group I Mortgage Loans shall be allocated on each Distribution Date first, to REMIC I Regular Interest I until the Uncertificated Balance of such REMIC I Regular Interest has been reduced to zero and second, to REMIC I Regular Interest I-1-A through REMIC I Regular Interest I-48-B, starting with the lowest numerical denomination until such REMIC I Regular Interest has been reduced to zero, provided that, for REMIC I Regular Interests with the same numerical denomination, such Realized Losses shall be allocated PRO RATA between such REMIC I Regular Interests. All Realized Losses on the Group II Mortgage Loans shall be allocated on each Distribution Date first, to REMIC I Regular Interest II until the Uncertificated Balance of such REMIC I Regular Interest has been reduced to zero and second, to REMIC I Regular Interest II-1-A through REMIC I Regular Interest II-48-B, starting with the lowest numerical denomination until such REMIC I Regular Interest has been reduced to zero, provided that, for REMIC I Regular Interests with the same numerical denomination, such Realized Losses shall be allocated PRO RATA between such REMIC I Regular Interests.

         (ii) (a) The REMIC II Marker Allocation Percentage of all Realized Losses on the Mortgage Loans shall be allocated by the Trustee on each Distribution Date to the following REMIC II Regular Interests in the specified percentages, as follows: first, to Uncertificated Interest payable to the REMIC II Regular Interest II-LTAA and REMIC II Regular Interest II-LTZZ up to an aggregate amount equal to the REMIC II Interest Loss Allocation Amount, [___]% and [___]%, respectively; second, to the Uncertificated Balances of the REMIC II Regular Interest II-LTAA and REMIC II Regular Interest II-LTZZ up to an aggregate amount equal to the REMIC II Principal Loss Allocation Amount, [___]% and [___]%, respectively; third, to the Uncertificated Balances of REMIC II Regular Interest II-LTAA, REMIC II Regular Interest II-LTM10 and REMIC II Regular Interest II-LTZZ, [___]%, [___]% and [___]%, respectively, until the Uncertificated Balance of REMIC II Regular Interest II-LTM10 has been reduced to zero; fourth, to the Uncertificated Balances of REMIC II Regular Interest II-LTAA, REMIC II Regular Interest II-LTM9 and REMIC II Regular Interest II-LTZZ, [___]%, [___]% and [___]%, respectively, until the Uncertificated Balance of REMIC II Regular Interest II-LTM9 has been reduced to zero; fifht, to the Uncertificated Balances of REMIC II Regular Interest II-LTAA, REMIC II Regular Interest II-LTM8 and REMIC II Regular Interest II-LTZZ, [___]%, [___]% and [___]%, respectively, until the Uncertificated Balance of REMIC II Regular Interest II-LTM8 has been reduced to zero; sixth, to the Uncertificated Balances of REMIC II Regular Interest II-LTAA, REMIC II Regular Interest II-LTM7 and REMIC II Regular Interest II-LTZZ, [___]%, [___]% and [___]%, respectively, until the Uncertificated Balance of REMIC II Regular Interest II-LTM7 has been reduced to zero; seventh, to the Uncertificated Balances of REMIC II Regular Interest II-LTAA, REMIC II Regular Interest II-LTM6 and REMIC II Regular Interest II-LTZZ, [___]%, [___]% and [___]%, respectively, until the Uncertificated Balance of REMIC II Regular Interest II-LTM6 has been reduced to zero; eighth, to the Uncertificated Balances of REMIC II Regular Interest II-LTAA, REMIC II Regular Interest II-LTM5 and REMIC II Regular Interest II-LTZZ, [___]%, [___]% and [___]%, respectively, until the Uncertificated Balance of REMIC II Regular Interest II-LTM5 has been reduced to zero; ninth, to the Uncertificated Balances of REMIC II Regular Interest II-LTAA, REMIC II Regular Interest II-LTM4 and REMIC II Regular Interest II-LTZZ, [___]%, [___]% and [___]%, respectively, until the Uncertificated Balance of REMIC II Regular Interest II-LTM4 has been reduced to zero; tenth, to the Uncertificated Balances of REMIC II Regular Interest II-LTAA, REMIC II Regular Interest II-LTM3 and REMIC II Regular Interest II-LTZZ, [___]%, [___]% and [___]%, respectively, until the Uncertificated Balance of REMIC II Regular Interest II-LTM3 has been reduced to zero; eleventh, to the Uncertificated Balances of REMIC II Regular Interest II-LTAA, REMIC II Regular Interest II-LTM2 and REMIC II Regular Interest II-LTZZ, [___]%, [___]% and [___]%, respectively, until the Uncertificated Balance of REMIC II Regular Interest II-LTM2 has been reduced to zero; and twelfth, to the Uncertificated Balances of REMIC II Regular Interest II-LTAA, REMIC II Regular Interest II-LTM1 and REMIC II Regular Interest II-LTZZ, [___]%, [___]% and [___]%, respectively, until the Uncertificated Balance of REMIC II Regular Interest II-LTM1 has been reduced to zero.

         (b) The REMIC II Sub WAC Allocation Percentage of all Realized Losses shall be applied after all distributions have been made on each Distribution Date first, so as to keep the Uncertificated Balance of each REMIC II Regular Interest ending with the designation "GRP" equal to [___]% of the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group; second, to each REMIC II Regular Interest ending with the designation "SUB," so that the Uncertificated Balance of each such REMIC II Regular Interest is equal to [___]% of the excess of (x) the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group over (y) the current Certificate Principal Balance of the Class A Certificate in the related Loan Group (except that if any such excess is a larger number than in the preceding distribution period, the least amount of Realized Losses shall be applied to such REMIC II Regular Interests such that the REMIC II Subordinated Balance Ratio is maintained); and third, any remaining Realized Losses shall be allocated to REMIC II Regular Interest II-LTXX.

         SECTION 4.05. Compliance with Withholding Requirements.

         Notwithstanding any other provision of this Agreement, the Trustee shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount that the Trustee reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. In the event the Trustee does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trustee shall indicate the amount withheld to such Certificateholders.

         SECTION 4.06. Exchange Commission; Additional Information.

         (a) (i) Within 15 days after each Distribution Date, the Trustee shall, in accordance with industry standards, file with the Commission via the Electronic Data Gathering and Retrieval System ("EDGAR"), a Distribution Report on Form 10-D (which shall, if applicable, provide the information required by each of the items set forth in Part II thereof) with a copy of the monthly statement to be furnished by the Trustee to the Certificateholders for such Distribution Date and detailing all data elements specified in Item 1121(a) of Regulation AB as an exhibit thereto; provided that the Trustee shall have received no later than 10 days prior to the date such Distribution Report on Form 10-D is required to be filed, the following information:

                  (A) Notice of any material modifications, extensions or waivers to Mortgage Loan terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time from the Servicer;

                  (B) Notice of any new issuance of asset-backed securities backed by the same asset pool, any pool asset changes, such as Mortgage Loan substitutions and repurchases, and cash flows available for future purchases, if applicable, from the Depositor, the Seller or Servicer;

                  (C) A brief description of any legal proceedings pending, including proceedings known to be contemplated by governmental authorities, against the Depositor, the Seller and the Servicer or of which any property of the foregoing is the subject, that is material to Certificateholders from each of the Depositor, the Seller and the Master Servicer if applicable;

                  (D) The information required by Item 2 of Part II of Form 10-Q regarding any sale of securities that are either backed by the same asset pool or are otherwise issued by the issuer, regardless of whether the transaction was registered under the Securities Act of 1933 during the period covered by the report from the Depositor;

                  (E) The information required by Item 3 of Part II of Form 10-Q with respect to defaults upon the senior securities during the period covered by the report, from the Depositor;

                  (F) Any information required to be disclosed in a report on Form 8-K during the period covered by the report on the Form 10-D, but not reported, whether or not otherwise required by the Form 10-D from the Depositor and the Servicer; and

                  (G) Any exhibits to the Form 10-D from the Depositor.

         (ii) The Trustee will prepare and file Current Reports on Form 8-K in respect of the Trust at the direction and expense of the Depositor, provided, that, the Depositor, the Seller or the Servicer shall have timely notified the Trustee of an item reportable on a Current Report on Form 8-K and shall have delivered to the Trustee no later than two Business Days prior to the filing deadline for such Current Report, all information, data, and exhibits required to be provided or filed with such Current Report with respect to:

                  (A) Any entry into a material definitive agreement, any termination of a material definitive agreement and any bankruptcy or receivership of the Depositor, the Seller or the Servicer (including any servicer that does not sign this Agrement and any Sub-Servicer that signs a Sub-Servicing agreement) from the Depositor, the Seller or the Servicers as applicable;

                  (B) Any material modification to the rights of Certificateholders, amendments of the articles of incorporation or bylaws or a change of the fiscal year of any transaction party from each of the Depositor, the Seller or the Servicer as applicable; and

                  (C) Any Securities Act update provided by the Depositor.

         (iii) Prior to January 30th in each year commencing in 2007, the Trustee shall, in accordance with industry standards, file a Form 15 Suspension Notice with respect to the Trust Fund, if applicable. Prior to (x) March 15, 2007 and (y) unless and until a Form 15 Suspension Notice shall have been filed, prior to March 15th of each year thereafter, the Servicer shall provide the Trustee with an Annual Compliance Statement, together with a copy of the Assessment of Compliance and Attestation Report to be delivered by the Servicer pursuant to Sections 3.20 and 3.21. Prior to (x) March 31, 2007 and (y) unless and until a Form 15 Suspension Notice shall have been filed, March 31st of each year thereafter, the Trustee shall, subject to subsection (d) below, file a Form 10-K, in substance conforming to industry standards, with respect to the Trust Fund. Such Form 10-K shall include the Assessment of Compliance, Attestation Report, Annual Compliance Statements and other documentation provided by the Servicer pursuant to Sections 3.20 and 3.21 and a certification in the form attached hereto as Exhibit R-1 (the "Depositor Certification"), which shall be signed by the senior officer of the Depositor in charge of securitization. The Depositor, the Seller and the Servicers shall provide the Trustee with the following information, as applicable, no later than March 15th of each calendar year prior to the filing deadline for the Form 10-K:

                  (A) Any exhibits or financial statement schedules required by
         Item 15 of Form 10-K from each of the Depositor, the Seller and the Servicer;

                  (B) A description of any legal proceedings pending, including proceedings known to be contemplated by governmental authorities, against the Depositor, the Seller and the Servicer or of which any property of the foregoing is the subject, that is material to Certificateholders from each of the Depositor, the Seller and the Servicer, if applicable;

                  (C) A description of any affiliations between the transaction parties pursuant to Item 1119 of Regulation AB from the Depositor; and

                  (D) The Assessment of Compliance, Attestation Report, Annual Compliance Statements and other documentation provided by the Servicer pursuant to Sections 3.20 and 3.21.

         (b) The Depositor hereby grants to the Trustee a limited power of attorney to execute any Form 8-K and file each such document on behalf of the Depositor. Such power of attorney shall continue until the earlier of (i) receipt by the Trustee from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust. The Depositor agrees to promptly furnish to the Trustee, from time to time upon request, such further information, reports and financial statements within its control related to this Agreement, the Mortgage Loans as the Trustee reasonably deems appropriate to prepare and file all necessary reports with the Commission. The Trustee shall have no responsibility to file any items other than those specified in this
Section 4.06; provided, however, the Trustee will cooperate with the Depositor in connection with any additional filings with respect to the Trust Fund as the Depositor deems necessary under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Copies of all reports filed by the Trustee under the Exchange Act shall be sent to the Depositor electronically or at the addressed set forth in Section 11.05. Fees and expenses incurred by the Trustee in connection with this Section 4.06 shall not be reimbursable from the Trust Fund.

         (c) The Trustee shall sign a certification (in the form attached hereto as Exhibit R-2) for the benefit of the Depositor and its officers, directors and Affiliates regarding certain aspects of items 1 through 3 of the Depositor Certification (provided, however, that the Trustee shall not undertake an analysis of the accountant's report attached as an exhibit to the Form 10-K). The Trustee's certification shall be delivered to the Depositor by no later than March 18th of each year (or if such day is not a Business Day, the immediately preceding Business Day) and the Depositor shall deliver the Depositor Certification to the Trustee for filing no later than March 20th of each year (or if such day is not a Business Day, the immediately preceding Business Day).

         The Trustee shall subject to the provisions of Sections 8.01 and 8.02 hereof, indemnify and hold harmless the Depositor and its officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon third party claims relating to information included in any Form 10-K provided by the Trustee other than any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs arising out of third party claims relating to information contained in the Depositor Certification, the Assessment of Compliance, Attestation Report, Annual Compliance Statements and other documentation provided by the Servicer pursuant to Sections 3.20 and 3.21. In addition, the Trustee shall indemnify and hold harmless the Depositor and its officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Trustee's obligations under this Section 4.06 or the Trustee's negligence, bad faith or willful misconduct in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Depositor, then the Trustee, in connection with a breach of the Trustee's obligations under this Section 4.06 or the Trustee's negligence, bad faith or willful misconduct in connection therewith, agrees that it shall contribute to the amount paid or payable by the Depositor as a result of the losses, claims, damages or liabilities of the Depositor in such proportion as is appropriate to reflect the relative fault of the Depositor on the one hand and the Trustee on the other.

         (d) Nothing shall be construed from the foregoing subsections (a), (b) and (c) to require the Trustee or any officer, director or Affiliate thereof to sign any Form 10-K or any certification contained therein. Furthermore, the inability of the Trustee to file a Form 10-K as a result of the lack of required information as set forth in Section 4.06(a) or required signatures on such Form 10-K or any certification contained therein shall not be regarded as a breach by the Trustee of any obligation under this Agreement.

         (e) Upon any filing with the Securities and Exchange Commission, the Trustee shall promptly deliver to the Depositor a copy of any executed report, statement or information.

         (f) Prior to January 30 of the first year in which the Trustee is able to do so under applicable law, the Trustee shall file a Form 15 Suspension Notification with respect to the Trust.

         (g) To the extent that, following the Closing Date, the Depositor certifies that reports and certifications differing from those required under this Section 3.22(b) comply with the reporting requirements under the Exchange Act, the Trustee hereby agrees that it will reasonably cooperate to amend the provisions of this Section 3.22(b) in order to comply with such amended reporting requirements and such amendment of this Section 3.22(b). Any such amendment may result in the reduction of the reports filed by the Depositor under the Exchange Act. Notwithstanding the foregoing, the Trustee shall not be obligated to enter into any amendment pursuant to this Section that adversely affects its obligations and immunities under this Agreement.

         (h) Each of the parties acknowledges and agrees that the purpose of Sections 3.20, 3.21 and this Section 4.06 of this Agreement is to facilitate compliance by the Depositor with the provisions of Regulation AB promulgated by the Commission under the 1934 Act (17 C.F.R. ss.ss. 229.1100 - 229.1123), as such may be amended from time to time and subject to clarification and interpretive advice as may be issued by the staff of the Commission from time to time. Therefore, each of the parties agrees that (a) the obligations of the parties hereunder shall be interpreted in such a manner as to accomplish that purpose, (b) the parties' obligations hereunder will be supplemented and modified as necessary to be consistent with any such amendments, interpretive advice or guidance, convention or consensus among active participants in the asset-backed securities markets, advice of counsel, or otherwise in respect of the requirements of Regulation AB, (c) the parties shall comply with requests made by the Depositor for delivery of additional or different information as the Depositor may determine in good faith is necessary to comply with the provisions of Regulation AB, and (d) no amendment of this Agreement shall be required to effect any such changes in the parties' obligations as are necessary to accommodate evolving interpretations of the provisions of Regulation AB.

         SECTION 4.07. Swap Account.

         (a) On the Closing Date, there is hereby established a separate trust (the "Supplemental Interest Trust"), into which the Depositor shall deposit: (i) the Interest Rate Swap Agreement and (ii) the Swap Administration Agreement. The Supplemental Interest Trust shall be maintained by the Supplemental Interest Trust Trustee, who initially, shall be the Trustee. No later than the Closing Date, the Supplemental Interest Trust Trustee shall establish and maintain, a separate, segregated trust account to be held in the Supplemental Interest Trust titled, "[_______________], as Supplemental Interest Trust Trustee, in trust for the registered holders of New Century Home Equity Loan Trust, Series 2005-D, Asset Backed Pass-Through Certificates--Swap Account." Such account shall be an Eligible Account and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Trustee held pursuant to this Agreement. Amounts therein shall be held uninvested.

         (b) On each Distribution Date, prior to any distribution to any Certificate, the Supplemental Interest Trust Trustee shall deposit into the Swap
Account: (i) the amount of any Net Swap Payment or Swap Termination Payment (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event) owed to the Swap Provider (after taking into account any upfront payment received from the counterparty to a replacement interest rate swap agreement) from funds collected and received with respect to the Mortgage Loans prior to the determination of Available Distribution Amounts and (ii) amounts received by the Supplemental Interest Trust Trustee from the Swap Administrator, for distribution in accordance with subsection (d) below, pursuant to the Swap Administration Agreement, dated as of the Closing Date (the "Swap Administration Agreement"), among [_______________], in its capacity as Supplemental Interest Trust Trustee, [_______________], in its capacity as Swap Administrator, [_______________], in its capacity as Indenture Trustee and the Seller. For federal income tax purposes, any amounts paid to the Swap Provider on each Distribution Date shall first be deemed paid to the Swap Provider in respect of REMIC VI Regular Interest Swap-IO to the extent of the amount distributable on REMIC VI Regular Interest Swap-IO on such Distribution Date, and any remaining amount shall be deemed paid to the Swap Provider in respect of a Class IO Distribution Amount (as defined below). Any Swap Termination Payment triggered by a Swap Provider Trigger Event owed to the Swap Provider pursuant to the Swap Agreement will be subordinated to distributions to the Holders of the Offered Certificates and shall be paid as set forth under Section 4.01(a)(4)(vi).

         (c) For federal income tax purposes, the Swap Account shall be owned by the majority Holder of the Class CE-1 Certificates.

         (d) To the extent that the Supplemental Interest Trust is determined to be a separate legal entity from the Supplemental Interest Trust Trustee, any obligation of the Supplemental Interest Trust Trustee under the Interest Rate Swap Agreement shall be deemed to be an obligation of the Supplemental Interest Trust.

         (e) The Trustee shall treat the Holders of Certificates (other than the Class P, Class CE and Residual Certificates) as having entered into a notional principal contract with respect to the Holders of the Class CE-1 Certificates. Pursuant to each such notional principal contract, all Holders of Certificates (other than the Class P, Class CE and Residual Certificates) shall be treated as having agreed to pay, on each Distribution Date, to the Holder of the Class CE-1 Certificates an aggregate amount equal to the excess, if any, of (i) the amount payable on such Distribution Date on the REMIC III Regular Interest corresponding to such Class of Certificates over (ii) the amount payable on such Class of Certificates on such Distribution Date (such excess, a "Class IO Distribution Amount"). A Class IO Distribution Amount payable from interest collections shall be allocated PRO RATA among such Certificates based on the excess of (a) the amount of interest otherwise payable to such Certificates over
(ii) the amount of interest payable to such Certificates at a per annum rate equal to the Net WAC Pass-Through Rate, and a Class IO Distribution Amount payable from principal collections shall be allocated to the most subordinate Class of Certificates with an outstanding principal balance to the extent of such balance. In addition, pursuant to such notional principal contract, the Holder of the Class CE-1 Certificates shall be treated as having agreed to pay Net WAC Rate Carryover Amounts to the Holders of the Certificates (other than the Class CE, Class P and Class R Certificates) in accordance with the terms of this Agreement. Any payments to the Certificates from amounts deemed received in respect of this notional principal contract shall not be payments with respect to a Regular Interest in a REMIC within the meaning of Code Section 860G(a)(1). However, any payment from the Certificates (other than the Class CE, Class P and Residual Certificates) of a Class IO Distribution Amount shall be treated for tax purposes as having been received by the Holders of such Certificates in respect of their interests in REMIC III and as having been paid by such Holders to the Swap Administrator pursuant to the notional principal contract. Thus, each Certificate (other than the Class P and Residual Certificates) shall be treated as representing not only ownership of Regular Interests in REMIC III, but also ownership of an interest in, and obligations with respect to, a notional principal contract.

         SECTION 4.08. Tax Treatment of Swap Payments and Swap Termination Payments.

         For federal income tax purposes, each holder of an Offered Certificate is deemed to own an undivided beneficial ownership interest in a REMIC regular interest and the right to receive payments from either the Net WAC Rate Carryover Reserve Account or the Swap Account in respect of the Net WAC Rate Carryover Amount or the obligation to make payments to the Swap Account. For federal income tax purposes, the Trustee will account for payments to each Offered Certificate as follows: each Offered Certificate will be treated as receiving their entire payment from REMIC III (regardless of any Swap Termination Payment or obligation under the Interest Rate Swap Agreement) and subsequently paying their portion of any Swap Termination Payment in respect of each such Class' obligation under the Interest Rate Swap Agreement. In the event that any such Class is resecuritized in a REMIC, the obligation under the Interest Rate Swap Agreement to pay any such Swap Termination Payment, will be made by one or more of the REMIC Regular Interests issued by the resecuritization REMIC subsequent to such REMIC Regular Interest receiving its full payment from any such Offered Certificate. Resecuritization of any Offered Certificate in a REMIC will be permissible only if the Trustee hereunder is the trustee in such resecuritization.

         The REMIC regular interest corresponding to an Offered Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the certificate to which it corresponds, except that (i) the maximum interest rate of that REMIC regular interest will equal the Net WAC Pass-Through Rate computed for this purpose by limiting the Notional Amount of the Interest Rate Swap Agreement to the aggregate Stated Principal Balance of the Mortgage Loans and (ii) any Swap Termination Payment will be treated as being payable solely from Net Monthly Excess Cashflow. As a result of the foregoing, the amount of distributions and taxable income on the REMIC regular interest corresponding to an Offered Certificate may exceed the actual amount of distributions on the Offered Certificate.

                                    ARTICLE V

                                THE CERTIFICATES

         SECTION 5.01. The Certificates.

         (a) The Certificates in the aggregate will represent the entire beneficial ownership interest in the Mortgage Loans and all other assets included in the Trust Fund.

         The Certificates will be substantially in the forms annexed hereto as Exhibits A-1 through A-20. The Certificates of each Class will be issuable in registered form only, in denominations of authorized Percentage Interests as described in the definition thereof. Each Certificate will share ratably in all rights of the related Class.

         Upon original issue, the Certificates shall be executed, authenticated and delivered by the Trustee upon the written order of the Depositor. The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized signatory. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trustee shall bind the Trustee notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided herein executed by the Trustee by manual signature, and such certificate of authentication shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

         (b) The Offered Certificates shall initially be issued as one or more Certificates held by the Book-Entry Custodian or, if appointed to hold such Certificates as provided below, the Depository and registered in the name of the Depository or its nominee and, except as provided below, registration of such Certificates may not be transferred by the Trustee except to another Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. The Certificate Owners shall hold their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided below, shall not be entitled to definitive, fully registered Certificates ("Definitive Certificates") in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. The Trustee is hereby initially appointed as the Book-Entry Custodian and hereby agrees to act as such in accordance herewith and in accordance with the agreement that it has with the Depository authorizing it to act as such. The Book-Entry Custodian may, and, if it is no longer qualified to act as such, the Book-Entry Custodian shall, appoint, by a written instrument delivered to the Depositor, the Servicer and, if the Trustee is not the Book-Entry Custodian, the Trustee, any other transfer agent (including the Depository or any successor Depository) to act as Book-Entry Custodian under such conditions as the predecessor Book-Entry Custodian and the Depository or any successor Depository may prescribe, provided that the predecessor Book-Entry Custodian shall not be relieved of any of its duties or responsibilities by reason of any such appointment of other than the Depository. If the Trustee resigns or is removed in accordance with the terms hereof, the Trustee, the successor Trustee or, if it so elects, the Depository shall immediately succeed to its predecessor's duties as Book-Entry Custodian. The Depositor shall have the right to inspect, and to obtain copies of, any Certificates held as Book-Entry Certificates by the Book-Entry Custodian.

         The Trustee, the Servicer and the Depositor may for all purposes (including the making of payments due on the Book-Entry Certificates) deal with the Depository as the authorized representative of the Certificate Owners with respect to the Book-Entry Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

         If (i)(A) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing, qualified or able to properly discharge its responsibilities as Depository, and (B) the Depositor is unable to locate a qualified successor or (ii) after the occurrence of a Servicer Event of Default, Certificate Owners representing in the aggregate not less than [___]% of the Ownership Interests of the Book-Entry Certificates advise the Trustee through the Depository, in writing, that the continuation of a book-entry system through the Depository is no longer in the best interests of the Certificate Owners, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of the Book-Entry Certificates by the Book-Entry Custodian or the Depository, as applicable, accompanied by registration instructions from the Depository for registration of transfer, the Trustee shall cause the Definitive Certificates to be issued. Such Definitive Certificates will be issued in minimum denominations of $25,000, except that any beneficial ownership that was represented by a Book-Entry Certificate in an amount less than $25,000 immediately prior to the issuance of a Definitive Certificate shall be issued in a minimum denomination equal to the amount represented by such Book-Entry Certificate. None of the Depositor, the Servicer or the Trustee shall be liable for any delay in the delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates, all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates, and the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

         SECTION 5.02. Registration of Transfer and Exchange of Certificates.

         (a) The Trustee shall cause to be kept at one of the offices or agencies to be appointed by the Trustee in accordance with the provisions of
Section 8.11, a Certificate Register for the Certificates in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided.

         (b) No transfer of any Class CE Certificate, Class P Certificate or Residual Certificate (the "Private Certificates") shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of a Private Certificate is to be made without registration or qualification (other than in connection with (i) the initial transfer of any such Certificate by the Depositor to an Affiliate of the Depositor, (ii) the transfer of any such Class CE, Class P or Residual Certificate to the issuer under the Indenture or the indenture trustee under the Indenture or (iii) a transfer of any such Certificate from the issuer under the Indenture or the indenture trustee under the Indenture to the Depositor or an Affiliate of the Depositor), the Trustee shall require receipt of: (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Certificateholder desiring to effect the transfer and from such Certificateholder's prospective transferee, substantially in the forms attached hereto as Exhibit F-1; and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trustee, the Servicer in its capacity as such or any Sub-Servicer), together with copies of the written certification(s) of the Certificateholder desiring to effect the transfer and/or such Certificateholder's prospective transferee upon which such Opinion of Counsel is based, if any. Neither the Depositor nor the Trustee is obligated to register or qualify any such Certificates under the 1933 Act or any other securities laws or to take any action not otherwise required under this Agreement to permit the transfer of such Certificates without registration or qualification. Any Certificateholder desiring to effect the transfer of any such Certificate shall, and does hereby agree to, indemnify the Trustee, the Depositor and the Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

         Notwithstanding the foregoing, in the event of any such transfer of any Ownership Interest in any Private Certificate that is a Book-Entry Certificate, except with respect to the initial transfer of any such Ownership Interest by the Depositor, such transfer shall be required to be made in reliance upon Rule 144A under the 1933 Act, and the transferor will be deemed to have made each of the transferor representations and warranties set forth Exhibit F-1 hereto in respect of such interest as if it was evidenced by a Definitive Certificate and the transferee will be deemed to have made each of the transferee representations and warranties set forth Exhibit F-1 hereto in respect of such interest as if it was evidenced by a Definitive Certificate. The Certificate Owner of any such Ownership Interest in any such Book-Entry Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

         (c) No transfer of a Class CE Certificate, Class P Certificate or Residual Certificate or any interest therein shall be made to any Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person acquiring such Certificates with "Plan Assets" of a Plan within the meaning of the Department of Labor regulation promulgated at 29 C. F. R. ss. 2510.3-101 ("Plan Assets"), as certified by such transferee in the form of Exhibit G, unless the Trustee is provided with an Opinion of Counsel addressed to the Trustee, for the benefit of the Trustee, the Servicer and the Depositor and on which they may rely, which establishes to the satisfaction of the Trustee that the purchase of such Certificates is permissible under ERISA and the Code, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Depositor, the Servicer, the Trustee or the Trust Fund to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Depositor, the Servicer, the Trustee or the Trust Fund. Neither an Opinion of Counsel nor any certification will be required in connection with the (i) the initial transfer of any such Certificate by the Depositor to an Affiliate of the Depositor, (ii) the transfer of any such Class CE, Class P or Residual Certificate to the issuer under the Indenture or the indenture trustee under the Indenture or (iii) a transfer of any such Certificate from the issuer under the Indenture or the indenture trustee under the Indenture to the Depositor or an Affiliate of the Depositor (in which case, the Transferee thereof shall have deemed to have represented that it is not a Plan or a Person investing Plan Assets) and the Trustee shall be entitled to conclusively rely upon a representation (which, upon the request of the Trustee, shall be a written representation) from the Transferor of the status of such transferee as an affiliate of the Depositor.

         Prior to the termination of the Supplemental Interest Trust, no Transfer of an Offered Certificate shall be made unless either (i) the Trustee shall have received a representation from the transferee (in the form of Exhibit
G) of such Certificate acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code (either a "Plan"), or a Person acting on behalf of a Plan or using the assets a Plan, or (ii) the transferee is deemed to represent that the proposed transfer or holding of such Certificate is eligible for exemptive relief under an individual or class prohibited transaction exemption, including, but not limited to, Prohibited Transaction Exemption ("PTE") 84-14, PTE 91-38, PTE 90-1, PTE 95-60 or PTE 96-23.

         Subsequent to the termination of the Supplemental Interest Trust, each beneficial owner of a Mezzanine Certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (a) it is not a Plan or investing with "Plan Assets," (b) it has acquired and is holding such Certificate in reliance on Prohibited Transaction Exemption ("PTE") 90-59 at 55 Fed Reg. 36724, and amended on July 21, 1997 by PTE 97-34 at 62 Fed. Reg. 39021 and further amended on November 13, 2000 by PTE 2000-58 at 65 F.R. 67765 and further amended on August 22, 2002 by PTE 2002-41 at 67 Fed. Reg. 54487 (the "Exemption"), and that it understands that there are certain conditions to the availability of the Exemption including that such Certificate must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by a Rating Agency or (c) the following conditions are satisfied: (i) such Transferee is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an "insurance company general account," as such term is defined in PTE 95-60, and (3) the conditions in Sections I and III of PTE 95-60 have been satisfied.

         If any Mezzanine Certificate or Private Certificate or any interest therein is acquired or held in violation of the provisions of the three preceding paragraphs, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Certificate retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any such Certificate or interest therein was effected in violation of the provisions of the two preceding paragraphs shall indemnify and hold harmless the Depositor, the Servicer, the Trustee and the Trust from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding..

         (d) (i) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee or its designee under clause (iii)(A) below to deliver payments to a Person other than such Person and to negotiate the terms of any mandatory sale under clause (iii)(B) below and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

                           (A) Each Person holding or acquiring any Ownership
                  Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

                           (B) In connection with any proposed Transfer of any
                  Ownership Interest in a Residual Certificate, the Trustee shall require delivery to it, and shall not register the Transfer of any Residual Certificate until its receipt of, an affidavit and agreement (a "Transfer Affidavit and Agreement," in the form attached hereto as Exhibit F-2) from the proposed Transferee, in form and substance satisfactory to the Trustee, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Residual Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this
                  Section 5.02(d) and agrees to be bound by them.

                           (C) Notwithstanding the delivery of a Transfer
                  Affidavit and Agreement by a proposed Transferee under clause
                  (B) above, if a Responsible Officer of the Trustee who is assigned to this transaction has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Residual Certificate to such proposed Transferee shall be effected.

                           (D) Each Person holding or acquiring any Ownership
                  Interest in a Residual Certificate shall agree (x) to require a Transfer Affidavit and Agreement in the form attached hereto as Exhibit F-2 from any other Person to whom such Person attempts to transfer its Ownership Interest in a Residual Certificate and (y) not to transfer its Ownership Interest unless it provides a Transferor Affidavit (in the form attached hereto as Exhibit F-2) to the Trustee stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee.

                           (E) Each Person holding or acquiring an Ownership
                  Interest in a Residual Certificate, by purchasing an Ownership Interest in such Certificate, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Residual Certificate, if it is, or is holding an Ownership Interest in a Residual Certificate on behalf of, a "pass-through interest holder."

                  (ii) The Trustee will register the Transfer of any Residual Certificate only if it shall have received the Transfer Affidavit and Agreement and all of such other documents as shall have been reasonably required by the Trustee as a condition to such registration. In addition, no Transfer of a Residual Certificate shall be made unless the Trustee shall have received a representation letter from the Transferee of such Certificate to the effect that such Transferee is a Permitted Transferee.

                  (iii) (A) If any purported Transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(d), then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights as holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this Section 5.02(d) or for making any payments due on such Certificate to the holder thereof or for taking any other action with respect to such holder under the provisions of this Agreement.

                           (B) If any purported Transferee shall become a holder
                  of a Residual Certificate in violation of the restrictions in this Section 5.02(d) and to the extent that the retroactive restoration of the rights of the holder of such Residual Certificate as described in clause (iii)(A) above shall be invalid, illegal or unenforceable, then the Trustee shall have the right, but not the obligation, without notice to the holder or any prior holder of such Residual Certificate, to sell such Residual Certificate to a purchaser selected by the Trustee on such terms as the Trustee may choose. Such purported Transferee shall promptly endorse and deliver each Residual Certificate in accordance with the instructions of the Trustee. Such purchaser may be the Trustee itself or any Affiliate of the Trustee. The proceeds of such sale, net of the commissions (which may include commissions payable to the Trustee or its Affiliates), expenses and taxes due, if any, will be remitted by the Trustee to such purported Transferee. The terms and conditions of any sale under this clause
                  (iii)(B) shall be determined in the sole discretion of the Trustee, and the Trustee shall not be liable to any Person having an Ownership Interest in a Residual Certificate as a result of its exercise of such discretion.

                  (iv) The Trustee shall make available to the Internal Revenue Service and those Persons specified by the REMIC Provisions all information necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Residual Certificate to any Person who is a Disqualified Organization, including the information described in Treasury regulations sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of such Residual Certificate and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Residual Certificate having as among its record holders at any time any Person which is a Disqualified Organization. Reasonable compensation for providing such information may be accepted by the Trustee.

                  (v) The provisions of this Section 5.02(d) set forth prior to this subsection (v) may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee at the expense of the party seeking to modify, add to or eliminate any such provision the following:

                           (A) written notification from each Rating Agency to
                  the effect that the modification, addition to or elimination of such provisions will not cause such Rating Agency to downgrade its then-current ratings of any Class of Certificates; and

                           (B) an Opinion of Counsel, in form and substance
                  satisfactory to the Trustee, to the effect that such modification of, addition to or elimination of such provisions will not cause any Trust REMIC to cease to qualify as a REMIC and will not cause any Trust REMIC to be subject to an entity-level tax caused by the Transfer of any Residual Certificate to a Person that is not a Permitted Transferee or a Person other than the prospective transferee to be subject to a REMIC-tax caused by the Transfer of a Residual Certificate to a Person that is not a Permitted Transferee.

         (e) Subject to the preceding subsections, upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee maintained for such purpose pursuant to Section 8.12, the Trustee shall execute, authenticate and deliver, in the name of the designated Transferee or Transferees, one or more new Certificates of the same Class of a like aggregate Percentage Interest.

         (f) At the option of the Holder thereof, any Certificate may be exchanged for other Certificates of the same Class with authorized denominations and a like aggregate Percentage Interest, upon surrender of such Certificate to be exchanged at any office or agency of the Trustee maintained for such purpose pursuant to Section 8.12. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, authenticate and deliver, the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Trustee) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing. In addition, (i) with respect to each Class R Certificate, the Holder thereof may exchange, in the manner described above, such Class R Certificate for three separate Certificates, each representing such Holder's respective Percentage Interest in the Class R-I Interest, the Class R-II Interest and the Class R-III Interest, respectively, in each case that was evidenced by the Class R Certificate being exchanged and (ii) with respect to each Class R-X Certificate, the Holder thereof may exchange, in the manner described above, such Class R-X Certificate for four separate Certificates, each representing such Holder's respective Percentage Interest in the Class R-IV Interest, the Class R-V Interest, the Class R-VI Interest and the Class R-VII Interest, respectively, in each case that was evidenced by the Class R-X Certificate being exchanged.

         (g) No service charge to the Certificateholders shall be made for any transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         (h) All Certificates surrendered for transfer and exchange shall be canceled and destroyed by the Trustee in accordance with its customary procedures.

         SECTION 5.03. Mutilated, Destroyed, Lost or Stolen Certificates.

         If (i) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee such security or indemnity as may be required by it to save it harmless, then, in the absence of actual knowledge by the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and of like denomination and Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the applicable REMIC created hereunder, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

         SECTION 5.04. Persons Deemed Owners.

         The Depositor, the Servicer, the Trustee and any agent of any of them may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section
4.01 and for all other purposes whatsoever, and none of the Depositor, the Servicer, the Trustee or any agent of any of them shall be affected by notice to the contrary.

         SECTION 5.05. Certain Available Information.

         On or prior to the date of the first sale of any Private Certificate to an Independent third party, the Depositor shall provide to the Trustee ten copies of any private placement memorandum or other disclosure document used by the Depositor in connection with the offer and sale of such Certificates. In addition, if any such private placement memorandum or disclosure document is revised, amended or supplemented at any time following the delivery thereof to the Trustee, the Depositor promptly shall inform the Trustee of such event and shall deliver to the Trustee ten copies of the private placement memorandum or disclosure document, as revised, amended or supplemented. The Trustee shall maintain at its Corporate Trust Office and shall make available free of charge during normal business hours for review by any Holder of a Certificate, a Certificate Owner or any Person identified to the Trustee as a prospective transferee of a Certificate, originals or copies of the following items: (i) in the case of a Holder, a Certificate Owner or prospective transferee of a Private Certificate, the related private placement memorandum or other disclosure document relating to such Class of Certificates, in the form most recently provided to the Trustee; and (ii) in all cases, (A) this Agreement and any amendments hereof entered into pursuant to Section 11.01, (B) all monthly statements required to be delivered to Certificateholders of the relevant Class pursuant to Section 4.02 since the Closing Date, and all other notices, reports, statements and written communications delivered to the Certificateholders of the relevant Class pursuant to this Agreement since the Closing Date, (C) all certifications delivered by a Responsible Officer of the Trustee since the Closing Date pursuant to Section 10.01(h), (D) any and all Officers' Certificates delivered to the Trustee by the Servicer since the Closing Date to evidence the Servicer's determination that any P&I Advance or Servicing Advance was, or if made, would be, a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance, respectively, and (E) any and all Officers' Certificates delivered to the Trustee by the Servicer since the Closing Date pursuant to
Section 4.04(a). Copies and mailing of any and all of the foregoing items will be available from the Trustee upon request at the expense of the Person requesting the same.

                                   ARTICLE VI

                         THE DEPOSITOR AND THE SERVICER

         SECTION 6.01. Liability of the Depositor and the Servicer.

         The Depositor and the Servicer each shall be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement upon them in their respective capacities as Depositor and Servicer and undertaken hereunder by the Depositor and the Servicer herein.

         SECTION 6.02. Merger or Consolidation of the Depositor or the Servicer.

         Subject to the following paragraph, the Depositor will keep in full effect its existence, rights and franchises as a limited liability company under the laws of the jurisdiction of its formation. Subject to the following paragraph, the Servicer will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation. The Depositor and the Servicer each will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

         The Depositor or the Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor or the Servicer shall be a party, or any Person succeeding to the business of the Depositor or the Servicer, shall be the successor of the Depositor or the Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Servicer shall be qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac; and provided further that the Rating Agencies' ratings of the Offered Certificates in effect immediately prior to such merger or consolidation will not be qualified, reduced or withdrawn as a result thereof (as evidenced by a letter to such effect from the Rating Agencies).

         SECTION 6.03. Limitation on Liability of the Depositor, the Servicer and Others.

         None of the Depositor, the Servicer or any of the directors, officers, employees or agents of the Depositor or the Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Servicer or any such person against any breach of warranties, representations or covenants made herein, or against any specific liability imposed on the Servicer pursuant hereto, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Servicer and any director, officer, employee or agent of the Depositor or the Servicer may rely in good faith on any document of any kind which, PRIMA FACIE, is properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Servicer and any director, officer, employee or agent of the Depositor or the Servicer shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with (i) any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense relating to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) or any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder and (ii) the breach of any representation or warranty of the Seller under the Mortgage Loan Purchase Agreement (but only to the extent of amounts paid by the Seller to the Trust Fund pursuant to its obligations under Section 7 of the Mortgage Loan Purchase Agreement). Neither the Depositor nor the Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement; provided, however, that each of the Depositor and the Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom (except any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder) shall be expenses, costs and liabilities of the Trust Fund, and the Depositor and the Servicer shall be entitled to be reimbursed therefor from the Collection Account as and to the extent provided in Section 3.11, any such right of reimbursement being prior to the rights of the Certificateholders to receive any amount in the Collection Account.

         SECTION 6.04. Limitation on Resignation of the Servicer.

         The Servicer shall not resign from the obligations and duties hereby imposed on it except (i) upon determination that its duties hereunder are no longer permissible under applicable law or (ii) as provided in the last paragraph of this Section 6.04. Any such determination pursuant to the preceding sentence permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect obtained at the expense of the Servicer and delivered to the Trustee. No resignation of the Servicer shall become effective until the Trustee or a successor servicer shall have assumed the Servicer's responsibilities, duties, liabilities (other than those liabilities arising prior to the appointment of such successor) and obligations under this Agreement.

         Except as expressly provided herein, the Servicer shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Servicer hereunder. The foregoing prohibition on assignment shall not prohibit the Servicer from designating a Sub-Servicer as payee of any indemnification amount payable to the Servicer hereunder; provided, however, that as provided in Section 3.06 hereof, no Sub-Servicer shall be a third-party beneficiary hereunder and the parties hereto shall not be required to recognize any Sub-Servicer as an indemnitee under this Agreement. If, pursuant to any provision hereof, the duties of the Servicer are transferred to a successor Servicer, the entire amount of the Servicing Fee and other compensation payable to the Servicer pursuant hereto shall thereafter be payable to such successor Servicer.

         Notwithstanding any provision in this Agreement to the contrary, the Trustee and the Depositor hereby specifically (i) consent to the pledge and assignment by the Servicer of all of the Servicer's right, title and interest in, to and under this Agreement to a specified servicing rights pledgee, for the benefit of certain lenders and (ii) in the event that a Servicer Event of Default or a Default under the related loan agreement with such lenders exists or in the event of a Servicer resignation, agree that the Servicer or its designee may appoint the successor Servicer; provided that at the time of such appointment, such successor meets the requirements of a successor Servicer pursuant to Section 7.02(a) hereof and agrees to be subject to the terms of this Agreement. If, pursuant to any provision hereof, the duties of the Servicer are transferred to a successor servicer, the entire amount of the Servicing Fee and other compensation payable to the Servicer pursuant hereto shall thereafter be payable to such successor servicer.

         SECTION 6.05. Rights of the Depositor in Respect of the Servicer.

         The Servicer shall afford (and any Sub-Servicing Agreement shall provide that each Sub-Servicer shall afford) the Depositor and the Trustee, upon two business days prior written notice, during normal business hours, access to all records maintained by the Servicer (and any such Sub-Servicer) in respect of the Servicer's rights and obligations hereunder and access to officers of the Servicer (and those of any such Sub-Servicer) responsible for such obligations. Upon request, the Servicer shall furnish to the Depositor and the Trustee its (and any such Sub-Servicer's) most recent financial statements and such other information relating to the Servicer's capacity to perform its obligations under this Agreement as it possesses (and that any such Sub-Servicer possesses). To the extent such information is not otherwise available to the public, the Depositor and the Trustee shall not disseminate any information obtained pursuant to the preceding two sentences without the Servicer's written consent, except as required pursuant to this Agreement or to the extent that it is appropriate to do so (i) in working with legal counsel, auditors, taxing authorities or other governmental agencies or (ii) pursuant to any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Depositor, the Trustee or the Trust Fund, and in any case, the Depositor or the Trustee as the case may be, (iii) disclosure of any and all information that is or becomes publicly known, or information obtained by the Trustee from sources other than the Depositor or the Servicer, (iv) disclosure as required pursuant to this Agreement or (v) disclosure of any and all information(A) in any preliminary or final offering circular, registration statement or contract or other document pertaining to the transactions contemplated by the Agreement approved in advance by the Depositor or the Servicer or (B) to any affiliate, independent or internal auditor, agent, employee or attorney of the Trustee having a need to know the same, provided that the Trustee advises such recipient of the confidential nature of the information being disclosed, shall use its best efforts to assure the confidentiality of any such disseminated non-public information. The Depositor may, but is not obligated to, enforce the obligations of the Servicer under this Agreement and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Servicer under this Agreement or exercise the rights of the Servicer under this Agreement; provided that the Servicer shall not be relieved of any of its obligations under this Agreement by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by the Servicer and is not obligated to supervise the performance of the Servicer under this Agreement or otherwise.

                                   ARTICLE VII

                                     DEFAULT

         SECTION 7.01. Servicer Events of Default.

         (a) "Servicer Event of Default," wherever used herein, means any one of the following events:

                  (i) any failure by the Servicer to remit to the Trustee for distribution to the Certificateholders any payment (other than a P&I Advance required to be made from its own funds on any Servicer Remittance Date pursuant to Section 4.03) required to be made under the terms of the Certificates and this Agreement which continues unremedied for a period of one Business Day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Depositor or the Trustee (in which case notice shall be provided by telecopy or e-mail), or to the Servicer, the Depositor and the Trustee by the Holders of Certificates entitled to at least [__]% of the Voting Rights; or

                  (ii) any failure on the part of the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer contained in this Agreement, or the breach by the Servicer of any representation and warranty contained in Section 2.05, which continues unremedied for a period of 30 days (or if such failure or breach cannot be remedied within 30 days, then such remedy shall have been commenced within 30 days and diligently pursued thereafter; provided, however, that in no event shall such failure or breach be allowed to exist for a period of greater than 90 days) after the earlier of (i) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Depositor, the Trustee or to the Servicer, the Depositor and the Trustee by the Holders of Certificates entitled to at least [___]% of the Voting Rights and (ii) actual knowledge of such failure by a Servicing Officer of the Servicer; or

                  (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 90 days; or

                  (iv) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

                  (v) the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

                  (vi) any failure of the Servicer to make any P&I Advance on any Servicer Remittance Date required to be made from its own funds pursuant to Section 4.03 which continues unremedied until 3:00 p.m. New York time on the Business Day immediately following the Servicer Remittance Date.

         If a Servicer Event of Default described in clauses (i) through (v) of this Section shall occur, then, and in each and every such case, so long as a Servicer Event of Default shall not have been remedied, the Trustee may, and at the written direction of the Holders of Certificates entitled to at least [___]% of Voting Rights, the Trustee shall, by notice in writing to the Servicer and the Depositor, terminate all of the rights and obligations of the Servicer in its capacity as Servicer under this Agreement, to the extent permitted by law, and in and to the Mortgage Loans and the proceeds thereof. If a Servicer Event of Default described in clause (vi) hereof shall occur, the Trustee shall, by notice in writing to the Servicer and the Depositor, terminate all of the rights and obligations of the Servicer in its capacity as Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate) or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered, as attorney-in-fact or otherwise, to execute and deliver, on behalf of and at the expense of the Servicer, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Servicer agrees promptly (and in any event no later than ten Business Days subsequent to such notice) to provide the Trustee with all documents and records requested by it to enable it to assume the Servicer's functions under this Agreement, and to cooperate with the Trustee in effecting the termination of the Servicer's responsibilities and rights under this Agreement, including, without limitation, the transfer within one Business Day to the Trustee for administration by it of all cash amounts which at the time shall be or should have been credited by the Servicer to the Collection Account held by or on behalf of the Servicer, the Distribution Account or any REO Account or Servicing Account held by or on behalf of the Servicer or thereafter be received with respect to the Mortgage Loans or any REO Property serviced by the Servicer (provided, however, that the Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of P&I Advances, Servicing Advances or otherwise, and shall continue to be entitled to the benefits of
Section 6.03, notwithstanding any such termination, with respect to events occurring prior to such termination). For purposes of this Section 7.01, the Trustee shall not be deemed to have knowledge of a Servicer Event of Default unless a Responsible Officer of the Trustee assigned to and working in the Trustee's Corporate Trust Office has actual knowledge thereof or unless written notice of any event which is in fact such a Servicer Event of Default is received by the Trustee and such notice references the Certificates, the Trust Fund or this Agreement.

         SECTION 7.02. Trustee to Act; Appointment of Successor.

         (1) On and after the time the Servicer receives a notice of termination, the Trustee shall be the successor in all respects to the Servicer in its capacity as Servicer under this Agreement and the transactions set forth or provided for herein, and all the responsibilities, duties and liabilities relating thereto and arising thereafter shall be assumed by the Trustee (except for any representations or warranties of the Servicer under this Agreement, the responsibilities, duties and liabilities contained in Section 2.05 and the obligation to deposit amounts in respect of losses pursuant to Section 3.12) by the terms and provisions hereof including, without limitation, the Servicer's obligations to make P&I Advances pursuant to Section 4.03; provided, however, that if the Trustee is prohibited by law or regulation from obligating itself to make advances regarding delinquent mortgage loans, then the Trustee shall not be obligated to make P&I Advances pursuant to Section 4.03; and provided further, that any failure to perform such duties or responsibilities caused by the Servicer's failure to provide information required by Section 7.01 shall not be considered a default by the Trustee as successor to the Servicer hereunder. As compensation therefor, the Trustee shall be entitled to the Servicing Fee and all funds relating to the Mortgage Loans to which the Servicer would have been entitled if it had continued to act hereunder. Notwithstanding the above and subject to Section 7.02(a)(2) below, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act or if it is prohibited by law from making advances regarding delinquent mortgage loans or if the Holders of Certificates entitled to at least [___]% of the Voting Rights so request in writing to the Trustee, promptly appoint or petition a court of competent jurisdiction to appoint, an established mortgage loan servicing institution acceptable to each Rating Agency and having a net worth of not less than $[_________] as the successor to the Servicer under this Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer under this Agreement.

         The Trustee or other successor Servicer shall be entitled to be reimbursed by the Servicer (or by the Trust Fund if the Servicer is unable to fulfill its obligations hereunder) for all reasonable out-of-pocket costs (such expenses of the Trustee to be documented by the Trustee to the extent possible) associated with the transfer of servicing from the predecessor Servicer, including without limitation, any such costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the Trustee to service the Mortgage Loans properly and effectively.

         (2) No appointment of a successor to the Servicer under this Agreement shall be effective until the assumption by the successor of all of the Servicer's responsibilities, duties and liabilities hereunder. In connection with such appointment and assumption described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Servicer as such hereunder. The Depositor, the Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Pending appointment of a successor to the Servicer under this Agreement, the Trustee shall act in such capacity as hereinabove provided.

         SECTION 7.03. Notification to Certificateholders.

         (a) Upon any termination of the Servicer pursuant to Section 7.01 above or any appointment of a successor to the Servicer pursuant to Section 7.02 above, the Trustee shall give prompt written notice thereof to the Certificateholders at their respective addresses appearing in the Certificate Register and the Swap Provider.

         (b) Not later than the later of 60 days after the occurrence of any event, which constitutes or which, with notice or lapse of time or both, would constitute a Servicer Event of Default or five days after a Responsible Officer of the Trustee becomes aware of the occurrence of such an event, the Trustee shall transmit by mail to all Holders of Certificates and the Swap Provider notice of each such occurrence, unless such default or Servicer Event of Default shall have been cured or waived.

         SECTION 7.04. Waiver of Servicer Events of Default.

         The Holders representing at least [___]% of the Voting Rights evidenced by all Classes of Certificates affected by any default or Servicer Event of Default hereunder may waive such default or Servicer Event of Default; provided, however, that a default or Servicer Event of Default under clause (i) or (vii) of Section 7.01 may be waived only by all of the Holders of the Regular Certificates. Upon any such waiver of a default or Servicer Event of Default, such default or Servicer Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other default or Servicer Event of Default or impair any right consequent thereon except to the extent expressly so waived.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

         SECTION 8.01. Duties of Trustee.

         The Trustee, prior to the occurrence of a Servicer Event of Default and after the curing of all Servicer Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. During a Servicer Event of Default, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. Any permissive right of the Trustee enumerated in this Agreement shall not be construed as a duty.

         The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform on their face to the requirements of this Agreement. If any such instrument is found not to conform on its face to the requirements of this Agreement in a material manner, the Trustee shall take such action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to its satisfaction, will provide notice thereof to the Certificateholders.

         No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

                  (i) Prior to the occurrence of a Servicer Event of Default, and after the curing of all such Servicer Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee that conform to the requirements of this Agreement;

                  (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of Certificates entitled to at least [___]% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon it, under this Agreement.

         SECTION 8.02. Certain Matters Affecting the Trustee.

         (a) Except as otherwise provided in Section 8.01:

                  (i) The Trustee may request and conclusively rely upon and shall be fully protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (ii) The Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

                  (iii) The Trustee shall not be under any obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of a Servicer Event of Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs;

                  (iv) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                  (v) Prior to the occurrence of a Servicer Event of Default hereunder and after the curing of all Servicer Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Holders of Certificates entitled to at least [___]% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee not reasonably assured to the Trustee by such Certificateholders, the Trustee may require reasonable indemnity against such expense or liability from such Certificateholders as a condition to taking any such action;

                  (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, accountants or attorneys, and the Trustee shall not be responsible for any misconduct or negligence on the part of any agents, accountants or attorneys appointed with due care by it hereunder; and

                  (vii) The Trustee shall have no obligation to invest and reinvest any cash held in the absence of timely and specific written investment direction from the Servicer or the Depositor. In no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon. The Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any investment incurred as a result of the liquidation of any investment prior to its stated maturity or the failure of the Servicer or the Depositor to provide timely written investment direction.

         (b) All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee, may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in the name of the Trustee for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement. In order to comply with its duties under the U.S.A. Patriot Act, the Trustee shall obtain and verify certain information and documentation from the other parties hereto including but not limited to such parties' name, address, and other identifying information.

         SECTION 8.03. Trustee Not Liable for Certificates or Mortgage Loans.

         The recitals contained herein and in the Certificates (other than the signature of the Trustee, the authentication of the Certificate Registrar on the Certificates, the acknowledgments of the Trustee contained in Article II and the representations and warranties of the Trustee in Section 8.13) shall be taken as the statements of the Depositor and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations or warranties as to the validity or sufficiency of this Agreement (other than as specifically set forth with respect to such party in Section 8.13) or of the Certificates (other than the signature of the Trustee and authentication of the Certificate Registrar on the Certificates) or of any Mortgage Loan or related document. The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor or the Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Servicer, other than any funds held by or on behalf of the Trustee and any amounts held by or on behalf of the Trustee in accordance with Section 3.10.

         SECTION 8.04. Trustee May Own Certificates.

         The Trustee in its individual capacity or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee.

         SECTION 8.05. Trustee's Fees and Expenses.

         (a) The Trustee shall withdraw from the Distribution Account on each Distribution Date and pay to itself the Trustee Fee. The Trustee, or any director, officer, employee or agent of the Trustee shall be indemnified by REMIC I and held harmless against any loss, liability or expense (not including expenses, disbursements and advances incurred or made by the Trustee including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the Trustee's performance in accordance with the provisions of this Agreement) incurred by the Trustee in connection with any Servicer Event of Default (not including expenses, disbursements and advances incurred or made by the Trustee in its capacity as successor Servicer), default, claim or legal action or any pending or threatened claim or legal action arising out of or in connection with the acceptance or administration of its obligations and duties under this Agreement, other than any loss, liability or expense (i) resulting from a breach of the Servicer's obligations and duties under this Agreement and the Mortgage Loans (for which the Servicer shall indemnify pursuant to Section 8.05(b)), (ii) for the expenses of preparing and filing Tax Returns pursuant to Section 10.01(d) or (iii) any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or negligence in the performance of its duties hereunder or by reason of reckless disregard of its respective obligations and duties hereunder. Any amounts payable to the Trustee, or any director, officer, employee or agent of the Trustee in respect of the indemnification provided by this paragraph (a), or pursuant to any other right of reimbursement from the Trust Fund that the Trustee, or any director, officer, employee or agent of the Trustee, may have hereunder in its capacity as such, may be withdrawn by the Trustee from the Distribution Account at any time.

         (b) The Servicer agrees to indemnify the Trustee from, and hold it harmless against, any loss, liability or expense resulting from the negligence or willful misconduct of the Servicer in the performance of its duties hereunder or a breach of the Servicer's obligations and duties under this Agreement. Such indemnity shall survive the termination or discharge of this Agreement and the resignation or removal of the Trustee. Any payment hereunder made by the Servicer to the Trustee shall be from the Servicer's own funds, without reimbursement from the Trust Fund therefor.

         (c) The Depositor shall pay any annual rating agency fees of the Rating Agencies for ongoing surveillance from its own funds without right of reimbursement.

         The provisions of this Section 8.05 shall survive the termination of this Agreement or the earlier resignation or removal of the Trustee.

         SECTION 8.06. Eligibility Requirements for Trustee.

         The Trustee hereunder shall at all times be a corporation or an association (other than the Depositor, the Seller, the Servicer or any Affiliate of the foregoing) organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $[__________] and subject to supervision or examination by federal or state authority. If such corporation or association publishes reports of conditions at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07.

         SECTION 8.07. Resignation and Removal of the Trustee.

         The Trustee may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Depositor, the Servicer and the Certificateholders. Upon receiving such notice of resignation of the Trustee, the Depositor shall promptly appoint a successor trustee by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to the Certificateholders, the Trustee and the Servicer by the Depositor. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation or removal, the Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

         If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the Certificateholders and the Servicer by the Depositor.

         The Holders of Certificates entitled to at least [___]% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Trustee so removed and one complete set to the successor so appointed. A copy of such instrument shall be delivered to the Certificateholders and the Servicer by the Depositor.

         Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor trustee as provided in Section 8.08.

         SECTION 8.08. Successor Trustee.

         Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Trustee herein. The predecessor trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements, as well as all moneys, held by it hereunder (other than any Mortgage Files at the time held by a custodian, which custodian shall become the agent of any successor trustee hereunder), and the Depositor and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

         No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06 and the appointment of such successor trustee shall not result in a downgrading of any Class of Certificates by either Rating Agency, as evidenced by a letter from each Rating Agency.

         Upon acceptance of appointment by a successor trustee as provided in this Section, the Depositor shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

         SECTION 8.09. Merger or Consolidation of Trustee.

         Any corporation or association into which the Trustee may be merged or converted or with which it may be consolidated or any corporation or association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or association succeeding to the business of the Trustee shall be the successor of the Trustee hereunder, provided such corporation or association shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         SECTION 8.10. Appointment of Co-Trustee or Separate Trustee.

         Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of REMIC I or property securing the same may at the time be located, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of REMIC I, and to vest in such Person or Persons, in such capacity, such title to REMIC I, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable. Any such co-trustee or separate trustee shall be subject to the written approval of the Servicer. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case a Servicer Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

         In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed by the Trustee (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to REMIC I or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

         Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trust conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Depositor and the Servicer.

         Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

         SECTION 8.11. [Reserved].

         SECTION 8.12. Appointment of Office or Agency.

         The Trustee will designate an office or agency in the United States where the Certificates may be surrendered for registration of transfer or exchange, and presented for final distribution, and where notices and demands to or upon the Trustee in respect of the Certificates and this Agreement may be delivered. As of the Closing Date, the Trustee designates the office located at c/o DB Services Tennessee, 648 Grassmere Park Road, Nashville, Tennessee 37211-3658, Attention: Transfer Unit for purposes of transfer, exchange and surrender and its Corporate Trust Office for delivery of notices and demands.

         SECTION 8.13. Representations and Warranties of the Trustee.

         The Trustee hereby represents and warrants, solely as to itself, to the Servicer and the Depositor, as of the Closing Date, that:

                  (i) It is a national banking association duly organized, validly existing and in good standing under the laws of the United States.

                  (ii) The execution and delivery of this Agreement by it, and the performance and compliance with the terms of this Agreement by it, will not violate its charter or bylaws.

                  (iii) It has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                  (iv) This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of it, enforceable against it in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, receivership, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                                   ARTICLE IX

                                   TERMINATION

         SECTION 9.01. Termination Upon Repurchase or Liquidation of All Mortgage Loans.

         (a) Subject to Section 9.02, the respective obligations and responsibilities under this Agreement of the Depositor, the Servicer and the Trustee (other than the obligations of the Servicer to the Trustee pursuant to Section 8.05 and of the Servicer to make remittances to the Trustee and the Trustee to make payments in respect of the REMIC I Regular Interests and the Classes of Certificates as hereinafter set forth) shall terminate upon payment to the Certificateholders and the deposit of all amounts held by or on behalf of the Trustee and required hereunder to be so paid or deposited on the Distribution Date coinciding with or following the earlier to occur of (i) the purchase by the Terminator (as defined below) of all Mortgage Loans and each REO Property remaining in REMIC I and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I; provided, however, that in no event shall the trust created hereby continue beyond the earlier of (i) the latest possible maturity date set forth in the Preliminary Statement and (ii) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof. Subject to Section 3.10 hereof, the purchase by the Terminator of all Mortgage Loans and each REO Property remaining in REMIC I shall be at a price equal to the greater of (i) the Stated Principal Balance of the Mortgage Loans and the appraised value of any REO Properties, such appraisal to be conducted by an Independent appraiser mutually agreed upon by the Terminator and the Trustee in their reasonable discretion and (ii) the fair market value of the Mortgage Loans and the REO Properties (as determined by the Terminator, the majority Holder of the Class CE-1 Certificates and, to the extent that the Offered Certificates will not receive all amounts owed to it as a result of the termination, the Trustee (it being understood and agreed that any determination by the Trustee shall be made solely in reliance on an appraisal by an Independent appraiser as provided above), as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to the related Certificateholders pursuant to Section 9.01(c)), in each case plus accrued and unpaid interest thereon at the weighted average of the Mortgage Rates through the end of the Due Period preceding the final Distribution Date plus unreimbursed Servicing Advances, P&I Advances, any unpaid Servicing Fees allocable to such Mortgage Loans and REO Properties and any accrued, any unpaid Net WAC Rate Carryover Amounts and any Swap Termination Payment payable to the Swap Provider then remaining unpaid or which is due to the exercise of such option (the "Termination Price"); provided, however, such option may only be exercised if the Termination Price is sufficient to pay all interest accrued on, as well as amounts necessary to retire the principal balance of, each class of notes issued pursuant to the Indenture. If the determination of the fair market value of the Mortgage Loans and REO Properties shall be required to be made by the Terminator and an Independent appraiser as provided above, (A) such appraisal shall be obtained at no expense to the Trustee and (B) the Trustee may conclusively rely on, and shall be protected in relying on, such appraisal.

         (b) The Servicer shall have the right (the party exercising such right, the "Terminator"), to purchase all of the Mortgage Loans and each REO Property remaining in REMIC I pursuant to clause (i) of the preceding paragraph no later than the Determination Date in the month immediately preceding the Distribution Date on which the Certificates will be retired; provided, however, that the Terminator may elect to purchase all of the Mortgage Loans and each REO Property remaining in REMIC I pursuant to clause (i) of the preceding paragraph only if the aggregate Stated Principal Balance of the Mortgage Loans and each REO Property remaining in the Trust Fund at the time of such election is reduced to less than [___]% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date. By acceptance of the Residual Certificates, the Holder of the Residual Certificates agrees, in connection with any termination hereunder, to assign and transfer any amounts in excess of par, and to the extent received in respect of such termination, to pay any such amounts to the Holders of the Class CE-1 Certificates.

         (c) Notice of the liquidation of the Certificates shall be given promptly by the Trustee by letter to Certificateholders mailed (a) in the event such notice is given in connection with the purchase of the Mortgage Loans and each REO Property by the Terminator, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates or (b) otherwise during the month of such final distribution on or before the Determination Date in such month, in each case specifying (i) the Distribution Date upon which the Trust Fund will terminate and the final payment in respect of the REMIC I Regular Interests and the Certificates will be made upon presentation and surrender of the related Certificates at the office of the Trustee therein designated, (ii) the amount of any such final payment, (iii) that no interest shall accrue in respect of the REMIC I Regular Interests or the Certificates from and after the Interest Accrual Period relating to the final Distribution Date therefor and (iv) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Trustee. In the event such notice is given in connection with the purchase of all of the Mortgage Loans and each REO Property remaining in REMIC I by the Terminator, the Terminator shall deliver to the Trustee for deposit in the Distribution Account not later than the last Business Day of the month next preceding the month of the final distribution on the Certificates an amount in immediately available funds equal to the above-described purchase price. The Trustee shall remit to the Servicer from such funds deposited in the Distribution Account (i) any amounts which the Servicer would be permitted to withdraw and retain from the Collection Account pursuant to Section 3.11 and (ii) any other amounts otherwise payable by the Trustee to the Servicer from amounts on deposit in the Distribution Account pursuant to the terms of this Agreement, in each case prior to making any final distributions pursuant to Section 10.01(d) below. Upon certification to the Trustee by the Terminator of the making of such final deposit, the Trustee shall promptly release to the Terminator the Mortgage Files for the remaining Mortgage Loans, and the Trustee shall execute all assignments, endorsements and other instruments necessary to effectuate such transfer.

         Immediately following the deposit of funds in trust hereunder in respect of the Certificates, the Trust Fund shall terminate.

         (d) The Supplemental Interest Trust shall terminate on the earlier to occur of the scheduled termination date of the Interest Rate Swap Agreement and the termination of this Agreement.

         SECTION 9.02. Additional Termination Requirements.

         (a) In the event that the Terminator purchases all the Mortgage Loans and each REO Property or the final payment on or other liquidation of the last Mortgage Loan or REO Property remaining in REMIC I pursuant to Section 9.01, the Trust Fund shall be terminated in accordance with the following additional requirements:

                  (i) The Trustee shall specify the first day in the 90-day liquidation period in a statement attached to each Trust REMIC's final Tax Return pursuant to Treasury regulation Section 1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder, as evidenced by an Opinion of Counsel obtained at the expense of the Terminator;

                  (ii) During such 90-day liquidation period and, at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell all of the assets of REMIC I to the Terminator for cash; and

                  (iii) At the time of the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Holders of the Residual Certificates all cash on hand in the Trust Fund (other than cash retained to meet claims), and the Trust Fund shall terminate at that time.

                  (b) At the expense of the requesting Terminator (or, if the Trust Fund is being terminated as a result of the occurrence of the event described in clause (ii) of the first paragraph of Section 9.01, at the expense of the Servicer without the right of reimbursement from the Trust Fund), the Trustee shall prepare or cause to be prepared documentation required, if any, in connection with the adoption of a plan of liquidation of each Trust REMIC pursuant to this Section 9.02.

                  (c) By their acceptance of Certificates, the Holders thereof hereby agree to authorize the Trustee to specify the 90-day liquidation period for each Trust REMIC, which authorization shall be binding upon all successor Certificateholders.

                                    ARTICLE X

                                REMIC PROVISIONS

         SECTION 10.01. REMIC Administration.

         (a) The Trustee shall elect to treat each Trust REMIC as a REMIC under the Code and, if necessary, under applicable state law. Each such election will be made by the Trustee on Form 1066 or other appropriate federal tax or information return or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. For the purposes of the REMIC election in respect of REMIC I, the REMIC I Regular Interests shall be designated as the Regular Interests in REMIC I and the Class R-I Interest shall be designated as the Residual Interest in REMIC I. For the purposes of the REMIC election in respect of REMIC II, the REMIC II Regular Interests shall be designated as the Regular Interests in REMIC II and the Class R-II Interest shall be designated as the Residual Interest in REMIC II. The Class A Certificates and the Mezzanine Certificates (other than the right to receive amounts from the Net WAC Rate Carryover Reserve Account or the Swap Account or the obligation to make payments to the Swap Account), the Class CE-1 Interest, the Class CE-2 Interest, the Class P Interest and the Class Swap-IO Interest shall be designated as the Regular Interests in REMIC III and the Class R-III Interest shall be designated as the Residual Interest in REMIC III. The Class CE-1 Certificates shall be designated as the Regular Interest in REMIC IV and the Class R-IV Interest shall be designated as the Residual Interest in REMIC IV. The Class P Certificates shall be designated as the Regular Interest in REMIC V and the Class R-V Interest shall be designated as the Residual Interest in REMIC V. REMIC VI Regular Interest Swap-IO shall be designated as the Regular Interest in REMIC VI and the Class R-VI Interest shall be designated as the Residual Interest in REMIC VI. The Class CE-2 Certificates shall be designated as the Regular Interest in REMIC VII and the Class R-VII Interest shall be designated as the Residual Interest in REMIC VII. The Trustee shall not permit the creation of any "interests" in any Trust REMIC (within the meaning of Section 860G of the Code) other than the REMIC Regular Interests and the interests represented by the Certificates.

         (b) The Closing Date is hereby designated as the "Startup Day" of each Trust REMIC within the meaning of Section 860G(a)(9) of the Code.

         (c) The Trustee shall be reimbursed for any and all expenses relating to any tax audit of the Trust Fund (including, but not limited to, any professional fees or any administrative or judicial proceedings with respect to any Trust REMIC that involve the Internal Revenue Service or state tax authorities), including the expense of obtaining any tax related Opinion of Counsel required to be obtained hereunder. The Trustee, as agent for each Trust REMIC's tax matters person shall (i) act on behalf of the Trust Fund in relation to any tax matter or controversy involving any Trust REMIC and (ii) represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The holder of the largest Percentage Interest of each Class of Residual Certificates shall be designated, in the manner provided under Treasury regulations section 1.860F-4(d) and Treasury regulations section 301.6231(a)(7)-1, as the tax matters person of the Trust REMICs created hereunder. By their acceptance thereof, the holder of the largest Percentage Interest of the Residual Certificates hereby agrees to irrevocably appoint the Trustee or an Affiliate as its agent to perform all of the duties of the tax matters person for the Trust Fund.

         (d) The Trustee shall prepare, sign and file all of the Tax Returns (including Form 8811, which must be filed within 30 days following the Closing
Date) in respect of each REMIC created hereunder. The expenses of preparing and filing such returns shall be borne by the Trustee without any right of reimbursement therefor.

         (e) The Trustee shall perform on behalf of each Trust REMIC all reporting and other tax compliance duties that are the responsibility of such REMIC under the Code, the REMIC Provisions or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, as required by the Code, the REMIC Provisions or other such compliance guidance, the Trustee shall provide (i) to any Transferor of a Residual Certificate such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any Person who is not a Permitted Transferee, (ii) to the Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption as required) and (iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of each Trust REMIC. The Depositor shall provide or cause to be provided to the Trustee, within ten (10) days after the Closing Date, all information or data that the Trustee reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flow of the Certificates.

         (f) The Trustee shall take such action and shall cause each REMIC created hereunder to take such action as shall be necessary to create or maintain the status thereof as a REMIC under the REMIC Provisions. The Trustee shall not take any action or cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of any Trust REMIC as a REMIC or (ii) result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) (either such event, an "Adverse REMIC Event") unless the Trustee has received an Opinion of Counsel, addressed to the Trustee (at the expense of the party seeking to take such action but in no event at the expense of the Trustee) to the effect that the contemplated action will not, with respect to any Trust REMIC, endanger such status or result in the imposition of such a tax, nor shall the Servicer take or fail to take any action (whether or not authorized hereunder) as to which the Trustee has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action; provided that the Servicer may conclusively rely on such Opinion of Counsel and shall incur no liability for its action or failure to act in accordance with such Opinion of Counsel. In addition, prior to taking any action with respect to any Trust REMIC or the respective assets of each, or causing any Trust REMIC to take any action, which is not contemplated under the terms of this Agreement, the Servicer will consult with the Trustee or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any Trust REMIC and the Servicer shall not take any such action or cause any Trust REMIC to take any such action as to which the Trustee has advised it in writing that an Adverse REMIC Event could occur; provided that the Servicer may conclusively rely on such writing and shall incur no liability for its action or failure to act in accordance with such writing. The Trustee may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not permitted by this Agreement, but in no event shall such cost be an expense of the Trustee. At all times as may be required by the Code, the Trustee will ensure that substantially all of the assets of REMIC I will consist of "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code, to the extent such obligations are within the Trustee's control and not otherwise inconsistent with the terms of this Agreement.

         (g) In the event that any tax is imposed on "prohibited transactions" of any REMIC created hereunder as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" of such REMIC as defined in Section 860G(c) of the Code, on any contributions to any such REMIC after the Startup Day therefor pursuant to Section 860G(d) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged (i) to the Trustee pursuant to Section 10.03 hereof, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Article X, (ii) to the Servicer pursuant to Section 10.03 hereof, if such tax arises out of or results from a breach by the Servicer of any of its obligations under Article III or this Article X, or (iii) against amounts on deposit in the Distribution Account and shall be paid by withdrawal therefrom.

         (h) [Reserved].

         (i) The Trustee shall, for federal income tax purposes, maintain books and records with respect to each Trust REMIC on a calendar year and on an accrual basis.

         (j) Following the Startup Day, neither the Servicer nor the Trustee shall accept any contributions of assets to any Trust REMIC other than in connection with any Qualified Substitute Mortgage Loan delivered in accordance with Section 2.03 unless it shall have received an Opinion of Counsel to the effect that the inclusion of such assets in the Trust Fund will not cause the related REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject such REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

         (k) Neither the Trustee nor the Servicer shall enter into any arrangement by which any Trust REMIC will receive a fee or other compensation for services nor knowingly permit either REMIC to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

         SECTION 10.02. Prohibited Transactions and Activities.

         None of the Depositor, the Servicer or the Trustee shall sell, dispose of or substitute for any of the Mortgage Loans (except in connection with (i) the foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of REMIC I, (iii) the termination of REMIC I pursuant to Article IX of this Agreement, (iv) a substitution pursuant to
Article II of this Agreement or (v) a purchase of Mortgage Loans pursuant to
Article II or III of this Agreement), acquire any assets for any Trust REMIC (other than REO Property acquired in respect of a defaulted Mortgage Loan), sell or dispose of any investments in the Collection Account or the Distribution Account for gain, or accept any contributions to any Trust REMIC after the Closing Date (other than a Qualified Substitute Mortgage Loan delivered in accordance with Section 2.03), unless it has received an Opinion of Counsel, addressed to the Trustee (at the expense of the party seeking to cause such sale, disposition, substitution, acquisition or contribution but in no event at the expense of the Trustee) that such sale, disposition, substitution, acquisition or contribution will not (a) affect adversely the status of any Trust REMIC as a REMIC or (b) cause any Trust REMIC to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions.

         SECTION 10.03. Servicer and Trustee Indemnification.

         (a) The Trustee agrees to indemnify the Trust Fund, the Depositor and the Servicer for any taxes and costs including, without limitation, any reasonable attorneys' fees imposed on or incurred by the Trust Fund, the Depositor or the Servicer, as a result of a breach of the Trustee's covenants set forth in this Article X.

         (b) The Servicer agrees to indemnify the Trust Fund, the Depositor and the Trustee for any taxes and costs including, without limitation, any reasonable attorneys' fees imposed on or incurred by the Trust Fund, the Depositor or the Trustee, as a result of a breach of the Servicer's covenants set forth in Article III or this Article X.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

         SECTION 11.01. Amendment.

         This Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee without the consent of any of the Certificateholders,
(i) to cure any ambiguity or defect, (ii) to correct, modify or supplement any provisions herein (including to give effect to the expectations of Certificateholders), or (iii) to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement, provided that such actions shall not,adversely affect in any material respect the interests of any Certificateholder, as evidenced by either (i) an Opinion of Counsel delivered to the Servicer and the Trustee or (ii) confirmation from the Rating Agencies that such amendment will not result in the reduction or withdrawal of the rating of any outstanding Class of Certificates. No amendment shall be deemed to adversely affect in any material respect the interests of any Certificateholder who shall have consented thereto, and no Opinion of Counsel or confirmation from the Rating Agencies shall be required to address the effect of any such amendment on any such consenting Certificateholder.

         This Agreement may also be amended from time to time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least [___]% of the Voting Rights for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Swap Provider or Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Swap Provider or Holders of any Class of Certificates (as evidenced by either (i) an Opinion of Counsel delivered to the Trustee or (ii) written notice to the Depositor, the Servicer and the Trustee from the Rating Agencies that such action will not result in the reduction or withdrawal of the rating of any outstanding Class of Certificates with respect to which it is a Rating Agency) in a manner, other than as described in (i), without the consent of Swap Provider (which shall not be unreasonable withheld) or the Holders of Certificates of such Class evidencing at least [___]% of the Voting Rights allocated to such Class, as applicable, or (iii) modify the consents required by the immediately preceding clauses (i) and (ii) without the consent of the Holders of all Certificates then outstanding. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.01, Certificates registered in the name of the Depositor or the Servicer or any Affiliate thereof shall be entitled to Voting Rights with respect to matters affecting such Certificates.

         No amendment shall be deemed to adversely affect in any material respect the interests of any Certificateholder who shall have consented thereto, and no Opinion of Counsel or Rating Agency confirmation shall be required to address the effect of any such amendment on any such consenting
Certificateholder.

         Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel to the effect that such amendment (i) will not result in the imposition of any tax on any Trust REMIC pursuant to the REMIC Provisions or cause any Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding and (ii) is authorized or permitted hereunder.

         Notwithstanding any of the other provisions of this Section 11.01, none of the Depositor, the Servicer or the Trustee shall enter into any amendment to
Section 4.07, Section 4.08 or Section 11.01 of this Agreement without the prior written consent of the Swap Provider.

         Promptly after the execution of any such amendment the Trustee shall furnish a copy of such amendment to each Certificateholder.

         It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

         The cost of any Opinion of Counsel to be delivered pursuant to this
Section 11.01 shall be borne by the Person seeking the related amendment, but in no event shall such Opinion of Counsel be an expense of the Trustee.

         Notwithstanding the foregoing, any modification of the provisions of
Section 5.02(d) shall be made in accordance with the provisions thereof and without the consent of the Certificateholders.

         The Trustee may, but shall not be obligated to, enter into any amendment pursuant to this Section that affects its rights, duties and immunities under this Agreement or otherwise.

         SECTION 11.02. Recordation of Agreement; Counterparts.

         To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at the expense of the Certificateholders, but only upon direction of the Certificateholders accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

         For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

         SECTION 11.03. Limitation on Rights of Certificateholders.

         The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

         No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of any of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

         No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates entitled to at least [___]% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 15 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

         SECTION 11.04. Governing Law.

         This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws, without the conflicts of laws provisions thereof.

         SECTION 11.05. Notices.

         All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when received if personally delivered at or mailed by first class mail, postage prepaid, or by express delivery service or delivered in any other manner specified herein, to (a) in the case of the Depositor, 18400 Von Karman, Suite 1000, Irvine, California 92612, Attention:
Kevin Cloyd (telecopy number: (949) 440-7033), or such other address or telecopy number as may hereafter be furnished to the Servicer and the Trustee in writing by the Depositor, (b) in the case of the Servicer, [_________] [_______________], [_____________________], Attention: [_____________], with a copy to, [__________________________] Attention: [___________] or such other addresses or telecopy numbers as may hereafter be furnished to the Trustee and the Depositor in writing by the Servicer and (c) in the case of the Trustee, [_______________], [_______________], Attention: [___________] telecopy number:
[(___)_________), or such other address or telecopy number as may hereafter be furnished to the Servicer and the Depositor in writing by the Trustee. Any notice required or permitted to be given to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given when mailed, whether or not the Certificateholder receives such notice. A copy of any notice required to be telecopied hereunder also shall be mailed to the appropriate party in the manner set forth above.


         SECTION 11.06. Severability of Provisions.

         If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates.

         SECTION 11.07. Notice to Rating Agencies

         The Trustee shall use its best efforts promptly to provide notice to the Rating Agencies with respect to each of the following of which it has actual knowledge:

                  1. Any material change or amendment to this Agreement;

                  2. The occurrence of any Servicer Event of Default that has not been cured or waived;

                  3. The resignation or termination of the Servicer or the Trustee;

                  4. The repurchase or substitution of Mortgage Loans pursuant to or as contemplated by Section 2.03;

                  5. The final payment to the Holders of any Class of Certificates;

                  6. Any change in the location of the Collection Account or the Distribution Account; and

                  7. Any event that would result in the inability of the Trustee, as a successor Servicer, to make advances regarding delinquent Mortgage Loans.

         In addition, the Trustee shall promptly furnish to each Rating Agency copies of each report to Certificateholders described in Section 4.02 and the Servicer shall promptly furnish to each Rating Agency copies of the following:

                  1. Each annual statement as to compliance described in Section 3.20; and

                  2. Each annual independent public accountants' servicing report described in Section 3.21.

         Any such notice pursuant to this Section 11.07 shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first class mail, postage prepaid, or by express delivery service to Moody's Investors Service, 99 Church Street, New York, New York 10007 and to Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10007 or such other addresses as the Rating Agencies may designate in writing to the parties hereto.

         SECTION 11.08. Article and Section References.

         All article and section references used in this Agreement, unless otherwise provided, are to articles and sections in this Agreement.

         SECTION 11.09. Grant of Security Interest.

         It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by the Depositor to the Trustee, be, and be construed as, a sale of the Mortgage Loans by the Depositor and not a pledge of the Mortgage Loans to secure a debt or other obligation of the Depositor. However, in the event that, notwithstanding the aforementioned intent of the parties, the Mortgage Loans are held to be property of the Depositor, then, (a) it is the express intent of the parties that such conveyance be deemed a pledge of the Mortgage Loans by the Depositor to the Trustee to secure a debt or other obligation of the Depositor and (b)(1) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the Uniform Commercial Code as in effect from time to time in the State of New York; (2) the conveyance provided for in Section 2.01 hereof shall be deemed to be a grant by the Depositor to the Trustee of a security interest in all of the Depositor's right, title and interest in and to the Mortgage Loans and all amounts payable to the holders of the Mortgage Loans and the Swap Provider in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts, other than investment earnings, from time to time held or invested in the Collection Account and the Distribution Account, whether in the form of cash, instruments, securities or other property; (3) the obligations secured by such security agreement shall be deemed to be all of the Depositor's obligations under this Agreement, including the obligation to provide to the Certificateholders and the Swap Provider the benefits of this Agreement relating to the Mortgage Loans and the Trust Fund; and (4) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law. Accordingly, the Depositor hereby grants to the Trustee a security interest in the Mortgage Loans and all other property described in clause (2) of the preceding sentence, for the purpose of securing to the Trustee the performance by the Depositor of the obligations described in clause (3) of the preceding sentence. Notwithstanding the foregoing, the parties hereto intend the conveyance pursuant to Section 2.01 to be a true, absolute and unconditional sale of the Mortgage Loans and assets constituting the Trust Fund by the Depositor to the Trustee.

         IN WITNESS WHEREOF, the Depositor, the Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.


                                       NEW CENTURY MORTGAGE SECURITIES LLC,
                                       as Depositor


                                       By:______________________________________
                                       Name:
                                       Title:



                                       [_______________________________],
                                       as Servicer


                                       By:______________________________________
                                       Name:
                                       Title:



                                       [_______________________________],
                                       as Trustee


                                       By:______________________________________
                                       Name:
                                       Title:


                                       By:______________________________________
                                       Name:
                                       Title:

STATE OF                               )
                                       )   ss.:
COUNTY OF                              )


         On the th day of [__________], before me, a notary public in and for said State, personally appeared ________________, known to me to be a ___________________ of New Century Mortgage Securities LLC, one of the limited liability companies that executed the within instrument, and also known to me to be the person who executed it on behalf of said limited liability company, and acknowledged to me that such limited liability company executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                       _________________________________________
                                                     Notary Public

[Notarial Seal]

STATE OF                               )
                                       )   ss.:
COUNTY OF                              )


         On the ____ day of [____________], before me, a notary public in and for said State, personally appeared _____________________, known to me to be __________________ of [_________] [_______________], one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                       _________________________________________
                                                     Notary Public

[Notarial Seal]

STATE OF                               )
                                       )   ss.:
COUNTY OF                              )


         On the ____ day of [_________], before me, a notary public in and for said State, personally appeared _______________, known to me to be a ______________ of [_______________], one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                       _________________________________________
                                                     Notary Public

[Notarial Seal]